                                                             Exhibit 99.B(16)(F)

                                                      EFFECTIVE FEBRUARY 1, 2005


                           CODE OF ETHICS AND CONDUCT



                            T. ROWE PRICE GROUP, INC.

                               AND ITS AFFILIATES

                           CODE OF ETHICS AND CONDUCT

                                       OF

                            T. ROWE PRICE GROUP, INC.

                               AND ITS AFFILIATES


                                TABLE OF CONTENTS

                                                                                      PAGE
                                                                                      ----
GENERAL POLICY STATEMENT                                                               1-1

   Purpose of Code of Ethics and Conduct                                               1-1

   Persons and Entities Subject to the Code                                            1-2

   Definition of Supervised Persons                                                    1-2

   Status as a Fiduciary                                                               1-2

   Adviser Act Requirements for Supervised Persons                                     1-3

   NASDAQ Requirements                                                                 1-3

   What the Code Does Not Cover                                                        1-3

      Sarbanes-Oxley Codes                                                             1-4

      Compliance Procedures for Funds and Federal Advisers                             1-4

   Compliance with the Code                                                            1-4

   Questions Regarding the Code                                                        1-4

STANDARDS OF CONDUCT OF PRICE GROUP AND ITS PERSONNEL                                  2-1

   Allocation of Client Brokerage                                                      2-1

   Annual Verification of Compliance                                                   2-1

   Antitrust                                                                      2-1; 7-1

   Anti-Money Laundering                                                               2-1

   Compliance with Copyright and Trademark Laws                                   2-1; 5-1

   Computer Security                                                              2-1; 6-1

   Conflicts of Interest                                                               2-2

      Relationships with Profitmaking Enterprises                                      2-2

      Service with Nonprofitmaking Organizations                                       2-2

      Relationships with Financial Service Firms                                       2-3

      Existing Relationships with Potential Vendors                                    2-3

      Conflicts in Connection with Proxy Voting                                        2-3

   Confidentiality                                                                     2-4

   Internal Operating Procedures and Planning                                          2-4

   Clients, Fund Shareholders, and TRP Brokerage Customers                             2-4

   Investment Advice                                                                   2-4

   Investment Research                                                                 2-5

   Employee Information                                                                2-5

   Information about the Price Funds                                                   2-5

   Understanding as to Clients' Accounts and Company Records
    at Time of Termination of Association                                              2-5

   Health Insurance Portability and Accountability Act of 1996 ("HIPAA")               2-6

Employment of Former Government Employees                                              2-6

Financial Reporting                                                                    2-6

Gifts and Gratuities                                                                   2-6

   Receipt of Gifts                                                                    2-6

   Giving of Gifts                                                                     2-7

   Additional Requirements for the Giving of Gifts in Connection
    with the Broker/Dealer                                                             2-8

   Entertainment                                                                       2-8

   Research Trips                                                                      2-9

   Other Payments from Brokers, Portfolio Companies, and Vendors                       2-9

Health and Safety in the Workplace                                                    2-10

Human Resources                                                                       2-10

   Equal Opportunity                                                                  2-10

   Drug Free and Alcohol Free Environment                                             2-10

   Past and Current Litigation                                                        2-10

   Policy Against Harassment and Discrimination                                       2-11

Illegal Payments                                                                      2-11

Inside Information                                                                    2-11

Investment Clubs                                                                      2-12

Marketing and Sales Activities                                                        2-12

Political Activities and Contributions                                                2-12

   Lobbying                                                                           2-13

Protection of Corporate Assets                                                        2-13

Quality of Services                                                                   2-14

   Record Retention                                                                   2-14

   Referral Fees                                                                      2-14

   Release of Information to the Press                                                2-14

   Responsibility to Report Violations                                                2-15

      General Obligation                                                              2-15

      Sarbanes-Oxley Whistleblower Procedures                                         2-15

      Sarbanes-Oxley Attorney Reporting Requirements                                  2-15

      Service as Trustee, Executor or Personal Representative                         2-15

      Speaking Engagements and Publications                                           2-16

   Appendix A                                                                           2A

STATEMENT OF POLICY ON MATERIAL, INSIDE (NON-PUBLIC) INFORMATION                       3-1
APPENDIX B                                                                              3B
STATEMENT OF POLICY ON SECURITIES TRANSACTIONS                                         4-1
STATEMENT OF POLICY WITH RESPECT TO COMPLIANCE
 WITH COPYRIGHT AND TRADEMARK LAWS                                                     5-1

STATEMENT OF POLICY WITH RESPECT TO COMPUTER SECURITY
 AND RELATED ISSUES                                                                    6-1
STATEMENT OF POLICY ON COMPLIANCE WITH
 ANTITRUST LAWS                                                                        7-1
STATEMENT OF POLICIES AND PROCEDURES ON PRIVACY                                        8-1

February, 2005

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                           CODE OF ETHICS AND CONDUCT

                                       OF

                            T ROWE PRICE GROUP, INC.

                               AND ITS AFFILIATES


                                      INDEX

Access Persons                                                                         4-3

Activities, Political                                                                 2-12

Adviser Act Requirements for Supervised Persons                                        1-3

Advisory Board Membership for Profitmaking Enterprise                                  2-2

Alcohol Free Environment                                                              2-10

Allocation of Client Brokerage                                                         2-1

Antitrust                                                                         2-1; 7-1

Anti-Money Laundering                                                                  2-1

Annual Disclosure by Access Persons                                                   4-31

Annual Verification of Compliance                                                      2-1

Assets, Protection of Corporate                                                       2-13

Association of Investment Management and Research ("AIMR")                            2-12

Beneficial Ownership                                                                   4-5

Chief Compliance Officer                                                              2-15

Chinese Wall                                                                          3-12

Clients' Accounts and Company Records                                                  2-5

Client Brokerage, Allocation of                                                        2-1

Clients, Shareholders and Brokerage Customers                                          2-4

Client Limit Orders                                                                   4-27

Code Compliance Section                                                                1-1

Code of Ethics and Conduct, Compliance with                                            1-4

Code of Ethics and Conduct, Purpose of                                                 1-1

Code of Ethics and Conduct, Questions Regarding                                        1-4

Code of Ethics and Conduct, Persons and Entities Subject to                            1-2

Co-Investment with Client Investment Partnerships                                     4-24

Commodity Futures Contracts                                                           4-10

Compliance Procedures, Funds and Federal Advisers                                      1-4

Computer Security                                                                 2-1; 6-1

Conduct, Standards of, Price Group and its Personnel                                   2-1

Confidentiality/Privacy                                                           2-4; 8-1

Confidentiality of Computer Systems Activities and Information                         6-1

Conflicts of Interest                                                                  2-2

Contributions, Political                                                              2-12

Copyright Laws, Compliance with                                                   2-1; 5-1

Corporate Assets, Protection of                                                       2-13

Criminal Justice Act 1993                                                              3-8

Data Privacy and Protection                                                            6-2

Drug Free Environment                                                                 2-10

Employment of Former Government Employees                                              2-6

Entertainment                                                                          2-8

Equal Opportunity                                                                     2-10

Excessive Trading, Mutual Funds Shares                                                 4-2

Exchange Traded Funds ("ETFs")                                                        4-13

Exchange - Traded Index Options                                                       4-27

Executor, Service as                                                                  2-15

Fees, Referral                                                                        2-14

Fiduciary, Price Advisers' Status as a                                            1-2; 4-1

Financial Reporting                                                                    2-6

Financial Service Firms, Relationships with                                            2-3

Financial Services and Markets Act 2000                                          3-8; 3-11

Front Running                                                                          4-1

Gambling Related to Securities Markets                                                4-30

General Policy Statement                                                               1-1

Gifts, Giving                                                                          2-7

Gifts, Receipt of                                                                      2-6

Government Employees, Employment of Former                                             2-6

Harassment and Discrimination, Policy Against                                         2-11

Health and Safety in the Workplace                                                    2-10

Health Insurance Portability and Accountability Act of 1996 ("HIPAA")                  2-6

iTrade                                                                          4-15; 4-17

Illegal Payments                                                                      2-11

Independent Directors of Price Funds, Reporting                                       4-22

Independent Directors of Price Group, Reporting                                       4-24

Independent Directors of Savings Bank, Transaction Reporting                          4-25

Information, Release to the Press                                                     2-14

Initial Public Offerings                                                        4-13; 4-15

Inside Information                                                               2-11; 3-1

Insider Trading and Securities Fraud Enforcement Act of 1988                      3-1; 4-1

Interest, Conflicts of                                                                 2-2

Intermediaries, Restrictions on Holding Price Funds Through by Access Persons         4-11

Internal Operating Procedures and Planning                                             2-4

Internet, Access to                                                                    6-4

Investment Advice                                                                      2-4

Investment Clubs                                                                2-12; 4-25

InvestmentPersonnel                                                                    4-4

Investment Personnel, Reporting of Open-end Investment Company Holdings by            4-31

Investment Research                                                                    2-5

Large Issuer/Volume Transactions                                                      4-26

Litigation, Past and Current                                                          2-10

Lobbying                                                                              2-13

Margin Accounts                                                                       4-26

Market Timing, Mutual Fund Shares                                                      4-2

Marketing and Sales Activities                                                        2-12

Mutual Fund Shares, Excessive Trading of                                               4-2

NASDAQ Requirements                                                                    1-3

Non-Access Persons                                                                     4-4

Nonprofitmaking Organizations, Service with                                            2-2

Open-End Investment Company Holdings, Reporting by Investment Personnel               4-31

Options and Futures                                                                   4-28

Payments from Brokers, Portfolio Companies, and Vendors                                2-9

Payments, Illegal                                                                     2-11

Personal Securities Holdings, Disclosure of by Access Persons                         4-30

Personal Representative, Service as                                                   2-15

Political Action Committee ("PAC")                                                    2-13

Political Activities and Contributions                                                2-12

Press, Release of Information to the                                                  2-14

Price Funds Held Through Intermediaries                                               4-11

Price Funds Held on Price Platforms or Through TRP Brokerage                          4-11

Price Group, Standards of Conduct                                                      2-1

Price Group Stock, Transactions in                                                     4-6

Price Platforms                                                                       4-11

Prior Transaction Clearance of Securities Transactions
 (other than Price Group stock)                                                       4-13

Prior Transaction Clearance Denials, Requests for Reconsideration                     4-18

Privacy Policies and Procedures                                                        8-1

Private Placement, Investment In                                                4-14; 4-16

Private Placement Memoranda                                                           3-13

Profitmaking Enterprises, Relationships with                                           2-2

Protection of Corporate Assets                                                        2-13

Publications                                                                          2-16

Quality of Services                                                                   2-14

Questions Regarding the Code                                                           1-4

Rating Changes on Security                                                      4-18; 4-26

Record Retention                                                                      2-14

Referral Fees                                                                         2-14

Regulation FD                                                                          3-7

Release of Information to the Press                                                   2-14

Reportable Funds                                                                      4-11

Reporting by Independent Directors of the Price Funds                                 4-22

Reporting by Independent Directors of Price Group                                     4-24

Reporting by Independent Directors of the Savings Bank                                4-25

Reporting, Financial                                                                   2-6

Reporting, Price Group Stock Transactions                                              4-8

Reporting, Securities Transactions (other than Price Group stock)
 (not Independent Directors)                                                          4-20

Reporting Violations                                                                  2-15

Research Trips                                                                         2-9

Restricted List                                                                       3-12

Retention of Code                                                                      1-1

Retention, Record                                                                     2-14

Rule 10b5-1                                                                            3-6

Rule 10b5-2                                                                            3-4

Safety and Health in the Workplace                                                    2-10

Sales and Marketing Activities                                                        2-12

Sanctions                                                                        1-4; 4-32

Sarbanes-Oxley Attorney Reporting Requirements                                        2-15

Sarbanes-Oxley Codes                                                                   1-4

Sarbanes-Oxley Whistleblower Procedures                                               2-15

Savings Bank                                                                           4-1

Section 529 College Investment Plans, Reporting                                 4-12; 4-21

Securities Accounts, Notification of                                                  4-19

Securities Transactions, Reporting of (other than Price Group stock)
 (not Independent Directors)                                                          4-20

Services, Quality of                                                                  2-14

Short Sales                                                                           4-29

Sixty (60) Day Rule                                                                   4-29

Software Programs, Application of Copyright Law                                        6-8

Speaking Engagements                                                                  2-16

Standards of Conduct of Price Group and its Personnel                                  2-1

Statement, General Policy                                                              1-1

Supervised Persons, Adviser Act Requirements for                                       1-3

Supervised Persons, Definition of                                                      1-2

T.Rowe Price Platform                                                                 4-11

Trademark Laws, Compliance with                                                    2-1;5-1

Temporary Workers, Application of Code to                                         1-2; 4-3

Termination of Association                                                             2-5

Trading Activity, Generally                                                           4-26

Trading Activity, Mutual Fund Shares                                                   4-2

Trading Price Funds on Price Platforms/Brokerage                                      4-11

Trading Price Funds Through Intermediaries                                            4-11

Trips, Research                                                                        2-9

Trustee, Service as                                                                   2-15

Vendors, Relationships with Potential                                                  2-3

Violations, Responsibility to Report                                                  2-15

Waiver for Executive Officer, Reporting of                                             1-3

Watch List                                                                            3-12

Whistleblower Procedures, Sarbanes-Oxley                                              2-15

February, 2005

                           CODE OF ETHICS AND CONDUCT
                                       OF
                            T. ROWE PRICE GROUP, INC.
                               AND ITS AFFILIATES

                            GENERAL POLICY STATEMENT

PURPOSE OF CODE OF ETHICS AND CONDUCT. As a global investment management firm, we are considered a fiduciary to many of our clients and owe them a duty of undivided loyalty. Our clients entrust us with their financial well-being and expect us to always act in their best interests. Over the 67 years of our Company's history, we have earned a reputation for fair dealing, honesty, candor, objectivity and unbending integrity. This has been possible by conducting our business on a set of shared values and principles of trust.

In order to educate our personnel, protect our reputation, and ensure that our tradition of integrity remains as a principle by which we conduct business,
T. Rowe Price Group, Inc. ("T. ROWE PRICE," "PRICE GROUP" or "GROUP") has adopted this Code of Ethics and Conduct ("CODE"). Our Code establishes standards of conduct that we expect each associate to fully understand and agree to adopt. As we are in a highly regulated industry, we are governed by an ever-increasing body of federal, state, and international laws as well as countless rules and regulations which, if not observed, can subject the firm and its employees to regulatory sanctions. In total, our Code contains 26 separate Standards of Conduct as well as the following separate Statements of Policy:

   1. Statement of Policy on Material, Inside (Non-Public) Information

   2. Statement of Policy on Securities Transactions

   3. Statement of Policy with Respect to Compliance with Copyright and Trademark Laws

   4. Statement of Policy with Respect to Computer Security and Related Issues

   5. Statement of Policy on Compliance with Antitrust Laws

   6. Statement of Policies and Procedures on Privacy

A copy of this Code will be retained by the Code Administration and Regulatory Reporting Section of Group Compliance in Baltimore ("CODE COMPLIANCE SECTION") for five years from the date it is last in effect. While the Code is intended to provide you with guidance and certainty as to whether or not certain actions or practices are permissible, it does not cover every issue that you may face. The firm maintains other compliance-oriented manuals and handbooks that may be directly applicable to your specific responsibilities and duties. Nevertheless, the Code should be viewed as a guide for you and the firm as to how we jointly must conduct our business to live up to our guiding tenet that the interests of our clients and customers must always come first.

Each new employee will be provided with a copy of the current Code and all employees will be provided with a copy of the Code annually and whenever it is materially amended. In these instances, each employee will be required to provide Price Group with a written acknowledgement of his or her receipt of the Code and its amendments on at least an annual basis. All written acknowledgements will be retained as required by the Investment Advisers Act of 1940 (the "ADVISERS ACT.") The current Code is also posted on the firm's intranet under Corporate/Legal so that it is easily accessible by employees at any time.

                                       1-1

Please read the Code carefully and observe and adhere to its guidance.

PERSONS AND ENTITIES SUBJECT TO THE CODE. The following entities and individuals are subject to the Code:

-  Price Group

-  The subsidiaries and affiliates of Price Group

- The officers, directors and employees of Group and its affiliates and subsidiaries

Unless the context otherwise requires, the terms "Price Group" and "Group" refer to Price Group and all its affiliates and subsidiaries.

In addition, the following persons are subject to the Code:

1.      All temporary workers hired on the Price Group payroll ("TRP
        TEMPORARIES");

2. All agency temporaries whose assignments at Price Group exceed four weeks or whose cumulative assignments exceed eight weeks over a twelve-month period;

3. All independent or agency-provided consultants whose assignments exceed four weeks or whose cumulative assignments exceed eight weeks over a twelve-month period AND whose work is closely related to the ongoing work of Price Group employees (versus project work that stands apart from ongoing work); and

4. Any contingent worker whose assignment is more than casual in nature or who will be exposed to the kinds of information and situations that would create conflicts on matters covered in the Code.

The independent directors of Price Group, the Price Funds and the Savings Bank are subject to the principles of the Code generally and to specific provisions of the Code as noted.

DEFINITION OF SUPERVISED PERSONS. Under the Advisers Act, the officers, directors (or other persons occupying a similar status or performing similar functions) and employees of the Price Advisers, as well as any other persons who provide advice on behalf of a Price Adviser and are subject to the Price Adviser's supervision and control are "SUPERVISED PERSONS."

STATUS AS A FIDUCIARY. Several of Price Group's subsidiaries are investment advisers registered with the United States Securities and Exchange Commission ("SEC"). These include T. Rowe Price Associates, Inc. ("TRPA"), T. Rowe Price International, Inc. ("TRPI"), T. Rowe Price Stable Asset Management, Inc. ("SAM"), T. Rowe Price Advisory Services, Inc. ("TRPAS"), T. Rowe Price Canada, Inc. ("TRP CANADA"), T. Rowe Price Global Investment Services Limited ("TRPGIS") and T. Rowe Price Global Asset Management Limited ("TRPGAM"). TRPI, TRPGIS, and TRPGAM are also registered with the United Kingdom's Financial Services Authority ("FSA"). TRPI is also registered with the Hong Kong Securities and Futures Commission ("SFC") and the Monetary Authority of Singapore ("MAS") and TRPGIS is also subject to regulation by both the Kanto Local Finance Bureau ("KLFB") and the Financial Services Agency ("FSA JAPAN") in

                                       1-2

Japan. All advisers affiliated with Group will be referred to collectively as the "PRICE ADVISERS" unless the context otherwise requires. The Price Advisers will register with additional securities regulators as required by their respective businesses. The primary responsibility of the Price Advisers is to render to their advisory clients on a professional basis unbiased advice regarding their clients' investments. As investment advisers, the Price Advisers have a fiduciary relationship with all of their clients, which means that they have an absolute duty of undivided loyalty, fairness and good faith toward their clients and mutual fund shareholders and a corresponding obligation to refrain from taking any action or seeking any benefit for themselves which would, or which would appear to, prejudice the rights of any client or shareholder or conflict with his or her best interests.

ADVISER ACT REQUIREMENTS FOR SUPERVISED PERSONS. The Advisers Act requires investment advisers to adopt codes that:

   - establish a standard of business conduct, applicable to Supervised Persons, reflecting the fiduciary obligations of the adviser and its Supervised Persons;

   - require Supervised Persons to comply with all applicable securities laws, including:

         -  Securites Act of 1933
         -  Securities Exchange Act of 1934
         -  Sarbanes Oxley Act of 2002
         -  Investment Company Act of 1940
         -  Investment Advisers Act of 1940
         -  Gramm-Leach-Bliley Privacy Act
         -  Any rules adopted by the SEC under any of the foregoing Acts; and
         - Bank Secrecy Act as it applies to mutual funds and investment advisers and any rules adopted under that Act by the SEC or the United States Department of the Treasury;

   - require Supervised Persons to report violations of the code promptly to the adviser's chief compliance officer or his or her designee if the chief compliance officer also receives reports of all violations; and

   - require the adviser to provide each Supervised Person with a copy of the code and any amendments and requiring Supervised Persons to provide the adviser with written acknowledgement of receipt of the code and any amendments.

Price Group applies these requirements to ALL persons subject to the Code, including all Supervised Persons.

NASDAQ REQUIREMENTS. In 2003, The Nasdaq Stock Market, Inc. ("NASDAQ") adopted amendments to its rules to require listed companies to adopt a Code of Conduct for all directors, officers, and employees. Price Group is listed on NASDAQ. This Code is designed to fulfill this requirement. A waiver of this Code for an executive officer of T. Rowe Price Group, Inc. must be granted by Group's Board of Directors and reported as required by the pertinent NASDAQ rule.

WHAT THE CODE DOES NOT COVER. The Code was not written for the purpose of covering all policies, rules and regulations to which personnel may be subject. For example, T. Rowe Price Investment Services, Inc. ("INVESTMENT SERVICES") is a member of the National Association of Securities Dealers, Inc. ("NASD") and, as such, is required to maintain written supervisory

                                       1-3
procedures to enable it to supervise the activities of its registered representatives and associated persons to ensure compliance with applicable securities laws and regulations and with the applicable rules of the NASD. In addition, TRPI, TRPGAM and TRPGIS are subject to the rules and regulations of FSA and TRPI is also subject to the rules and regulations of the SFC and MAS. TRPGIS is also subject to the rules and regulations of the KLFB.

        SARBANES-OXLEY CODES. The Principal Executive and Senior Financial Officers of Price Group and the Price Funds are also subject to Codes (collectively the "S-O CODES") adopted to bring these entities into compliance with the applicable requirements of the Sarbanes-Oxley Act of 2002 ("SARBANES-OXLEY ACT"). These S-O Codes, which are available along with this Code on the firm's intranet site under Corporate/Legal/Codes of Ethics, are supplementary to this Code, but administered separately from it and each other.

        COMPLIANCE PROCEDURES FOR FUNDS AND FEDERAL ADVISERS. Under Rule 38a-1 of the Investment Company Act of 1940, each fund board is required to adopt written policies and procedures reasonably designed to prevent the fund from violating federal securities laws. These procedures must provide for the oversight of compliance by the fund's advisers, principal underwriters, administrators and transfer agents. Under Rule 206(4)-7 of the Investment Advisers Act of 1940, it is unlawful for an investment adviser to provide investment advice unless it has adopted and implemented policies and procedures reasonably designed to prevent violations of federal securities laws by the adviser and its supervised persons.

COMPLIANCE WITH THE CODE. Strict compliance with the provisions of this Code is considered a basic condition of employment or association with the firm. An employee may be required to surrender any profit realized from a transaction that is deemed to be in violation of the Code. In addition, a breach of the Code may constitute grounds for disciplinary action, including fines and dismissal from employment. Employees may appeal to the Management Committee any ruling or decision rendered with respect to the Code. The names of the members of the Management Committee are included in Appendix A to this Code.

QUESTIONS REGARDING THE CODE. Questions regarding the Code should be referred as follows:

1. Standards of Conduct of Price Group and Its Personnel: the Chairperson of the Ethics Committee, the Director of Human Resources, or the TRP International Compliance Team.

2. Statement of Policy on Material, Inside (Non-Public) Information: Legal Department in Baltimore ("LEGAL DEPARTMENT") or the TRP International Compliance Team.

3. Statement of Policy on Securities Transactions: For U.S. personnel: the Chairperson of the Ethics Committee or his or her designee; for International personnel: the TRP International Compliance Team.

4. Statement of Policy with Respect to Compliance with Copyright and Trademark Laws: Legal Department.

5.      Statement of Policy with Respect to Computer Security and Related
        Issues: Enterprise Security, the Legal Department or the TRP International Compliance Team.

6.      Statement of Policy on Compliance with Antitrust Laws: Legal Department.

                                       1-4

5. Statement of Policies and Procedures on Privacy: Legal Department or the TRP International Compliance Team.

For additional information, consult Appendix A following the Standards of Conduct section of the Code.

February, 2005

                                       1-5

              STANDARDS OF CONDUCT OF PRICE GROUP AND ITS PERSONNEL

ALLOCATION OF CLIENT BROKERAGE. The policies of each of the Price Advisers with respect to the allocation of client brokerage are set forth in Part II of Form ADV of each of the Price Advisers. The Form ADV is each adviser's registration statement filed with the SEC. It is imperative that all employees -- especially those who are in a position to make recommendations regarding brokerage allocation, or who are authorized to select brokers that will execute securities transactions on behalf of our clients -- read and become fully knowledgeable concerning our policies in this regard. Any questions regarding any of the Price Advisers' allocation policies for client brokerage should be addressed to the designated contact person(s) of the U.S. Equity or Fixed Income or the International Committee, as appropriate. SEE Appendix A.

ANNUAL VERIFICATION OF COMPLIANCE. Each year, each person subject to the Code (SEE p. 1-2) is required to complete a Verification Statement regarding his or her compliance with various provisions of this Code, including its policies on personal securities transactions and material, inside information. In addition, each Access Person (defined on p. 4-3), except the independent directors of the Price Funds, must file an initial and annual Personal Securities Report
(SEE pp. 4-30 and 4-31).

ANTITRUST. The United States antitrust laws are designed to ensure fair competition and preserve the free enterprise system. The United Kingdom and the European Union have requirements based on similar principals. Some of the most common antitrust issues with which an employee may be confronted are in the areas of pricing (adviser fees) and trade association activity. To ensure its employees' understanding of these laws, Price Group has adopted a Statement of Policy on Compliance with Antitrust Laws. All employees should read and understand this Statement (SEE page 7-1).

ANTI-MONEY LAUNDERING. Certain subsidiaries of Price Group are subject to United States or United Kingdom laws and regulations regarding the prevention and detection of money laundering. For example, under the U.S. Patriot Act, the affected subsidiaries must develop internal policies, procedures and controls to combat money laundering, designate a Compliance Officer for the anti-money laundering program, implement employee training in this area, and ensure that an independent review of the adequacy of controls and procedures in this area occurs annually. In addition, the anti-money laundering program must include a Customer Identification Program ("CIP"). Each of these entities has specific procedures in this area, by which its employees must abide.

COMPLIANCE WITH COPYRIGHT AND TRADEMARK LAWS. To protect Price Group and its employees, Price Group has adopted a Statement of Policy with Respect to Compliance with Copyright and Trademark Laws. You should read and understand this Statement (SEE page 5-1).

COMPUTER SECURITY. Computer systems and programs play a central role in Price Group's operations. To establish appropriate computer security to minimize potential for loss or disruptions to our computer operations, Price Group has adopted a Statement of Policy with Respect to Computer Security and Related Issues. You should read and understand this Statement (SEE page 6-1).

                                       2-1

        CONFLICTS OF INTEREST. All employees must avoid placing themselves in a "compromising position" where their interests may be in conflict with those of Price Group or its clients.

        RELATIONSHIPS WITH PROFITMAKING ENTERPRISES. Depending upon the circumstances, an employee may be prohibited from creating or maintaining a relationship with a profitmaking enterprise. In all cases, written approval must be obtained as described below.

                GENERAL PROHIBITIONS. Employees are generally prohibited from serving as officers or directors of issuers that are approved or likely to be approved for purchase in our firm's client accounts. In addition, an employee may not accept outside employment that will require him or her to become registered (or duly registered) as a representative of an unaffiliated broker/dealer, investment adviser or an insurance broker or company unless approval to do so is first obtained in writing from the Chief Compliance Officer of the broker/dealer. An employee also may not become independently registered as an investment adviser.

                APPROVAL PROCESS. Any outside business activity, which may include a second job, appointment as an officer or director of or a member of an advisory board to a for-profit enterprise, or self employment, must be approved in writing by the employee's supervisor. If the employee is a registered representative of Investment Services, he or she must also receive the written approval of the Chief Compliance Officer of the broker/dealer.

                REVIEW BY ETHICS COMMITTEE. If an employee contemplates obtaining an interest or relationship that might conflict or appear to conflict with the interests of Price Group, he or she must ALSO receive the prior written approval of the Chairperson of the Ethics Committee or his or her designee and, as appropriate, the Ethics Committee itself. Examples of relationships that might create a conflict or appear to create a conflict of interest may include appointment as a director, officer or partner of or member of an advisory board to an outside profitmaking enterprise, employment by another firm in the securities industry, or self employment in an investment capacity. Decisions by the Ethics Committee regarding such positions in outside profitmaking enterprises may be reviewed by the Management Committee before becoming final. SEE below for a discussion of relationships with financial services firms.

                APPROVED SERVICE AS DIRECTOR OR SIMILAR POSITION. Certain employees may serve as directors or as members of creditors committees or in similar positions for non-public, for-profit entities in connection with their professional activities at the firm. An employee must receive the written permission of the Management Committee before accepting such a position and must relinquish the position if the entity becomes publicly held, unless otherwise determined by the Management Committee.

        SERVICE WITH NONPROFITMAKING ORGANIZATIONS. Price Group encourages its employees to become involved in community programs and civic affairs. However, employees should not permit such activities to affect the performance of their job responsibilities.

                APPROVAL PROCESS. The approval process for service with a nonprofitmaking organization varies depending upon the activity undertaken.

                                       2-2

                BY SUPERVISOR. An employee must receive the approval of his or her supervisor in writing before accepting a position as an officer, trustee or member of the Board of Directors of any non-profit organization.

                BY ETHICS COMMITTEE CHAIRPERSON. If there is any possibility that the organization will issue and/or sell securities, the employee must also receive the written approval of the Chairperson of the Ethics Committee or his or her designee and, as appropriate, the Chief Compliance Officer of the broker/dealer before accepting the position.

                Although individuals serving as officers, Board members or trustees for nonprofitmaking entities that will not issue or sell securities do not need to receive this additional approval, they must be sensitive to potential conflict of interest situations (E.G., the entity is considering entering a business relationship with a T. Rowe Price entity) and must contact the Chairperson of the Ethics Committee for guidance if such a situation arises.

        RELATIONSHIPS WITH FINANCIAL SERVICE FIRMS. In order to avoid any actual or apparent conflicts of interest, employees are prohibited from investing in or entering into any relationship, either directly or indirectly, with corporations, partnerships, or other entities that are engaged in business as a broker, a dealer, an underwriter, and/or an investment adviser. As described above, this prohibition extends to registration and/or licensure with an unaffiliated firm. This prohibition, however, is not meant to prevent employees from purchasing publicly traded securities of broker/dealers, investment advisers or other companies engaged in the mutual fund industry. Of course, all such purchases are subject to prior transaction clearance and reporting procedures, as applicable. This policy also does not preclude an employee from engaging an outside investment adviser to manage his or her assets.

        If any member of an employee's immediate family is employed by, or has a partnership interest in a broker/dealer, investment adviser, or other entity engaged in the mutual fund industry, the relationship must be reported to the Ethics Committee.

        An ownership interest of .5% or more in ANY entity, including a broker/dealer, investment adviser or other company engaged in the mutual fund industry, must be reported to the Code Compliance Section. SEE p. 4-30.

        EXISTING RELATIONSHIPS WITH POTENTIAL VENDORS. If an employee is going to be involved in the selection of a vendor to supply goods or services to the firm, he or she must disclose the existence of any on-going personal or family relationship with any principal of the vendor to the Chairperson of the Ethics Committee in writing before becoming involved in the selection process.

        CONFLICTS IN CONNECTION WITH PROXY VOTING. If a portfolio manager or analyst with the authority to vote a proxy or recommend a proxy vote for a security owned by a Price Fund or a client of a Price Adviser has an immediate family member who is an officer or director or has a material business relationship with the issuer of the security, the portfolio manager

                                       2-3
        or analyst should inform the Proxy Committee of the relationship so that the Proxy Committee can assess any conflict of interest that may affect whether the proxy should or should not be voted in accordance with the firm's proxy voting policies.

CONFIDENTIALITY. The exercise of confidentiality extends to the major areas of our operations, including internal operating procedures and planning; clients, fund shareholders and TRP Brokerage customers; investment advice; investment research; and employee information. The duty to exercise confidentiality applies not only while an individual is associated with the firm, but also after he or she terminates that association.

        INTERNAL OPERATING PROCEDURES AND PLANNING. During the years we have been in business, a great deal of creative talent has been used to develop specialized and unique methods of operations and portfolio management. In many cases, we feel these methods give us an advantage over our competitors and we do not want these ideas disseminated outside our firm. Accordingly, you should be guarded in discussing our business practices with outsiders. Any requests from outsiders for specific information of this type should be cleared with the appropriate supervisor before it is released.

        Also, from time to time management holds meetings in which material, non-public information concerning the firm's future plans is disclosed. You should never discuss confidential information with, or provide copies of written material concerning the firm's internal operating procedures or projections for the future to, unauthorized persons outside the firm.

        CLIENTS, FUND SHAREHOLDERS, AND TRP BROKERAGE CUSTOMERS. In many instances, when clients subscribe to our services, we ask them to disclose fully their financial status and needs. This is done only after we have assured them that every member of our organization will hold this information in strict confidence. It is essential that we respect their trust. A simple rule for you to follow is that the names of our clients, fund shareholders, or TRP Brokerage customers or any information pertaining to their investments must never be divulged to anyone outside the firm, not even to members of their immediate families, and must never be used as a basis for personal trades over which you have beneficial interest or control.

        In addition, the firm has adopted a specific STATEMENT OF POLICIES AND PROCEDURES ON PRIVACY, which is part of this Code (SEE p. 8-1).

        INVESTMENT ADVICE. Because of the fine reputation our firm enjoys, there is a great deal of public interest in what we are doing in the market. There are two major considerations that dictate why we must not provide investment "tips":

        - From the point of view of our clients, it is not fair to give other people information which clients must purchase.

        - From the point of view of the firm, it is not desirable to create an outside demand for a stock when we are trying to buy it for our clients, as this will only serve to push the price up. The reverse is true if we are selling.

                                       2-4

        In light of these considerations, you must never disclose to outsiders our buy and sell recommendations, securities we are considering for future investment, or the portfolio holdings of our clients or mutual funds without specific firm authorization.

        The practice of giving investment advice informally to members of your immediate family should be restricted to very close relatives. Any transactions resulting from such advice are subject to the prior transaction clearance (Access Persons only except for Price Group stock transactions, which require prior transaction clearance by all personnel) and reporting requirements (Access Persons AND Non-Access Persons) of the Statement of Policy on Securities Transactions. Under no circumstances should you receive compensation directly or indirectly (other than from a Price Adviser or an affiliate) for rendering advice to either clients or non-clients.

        INVESTMENT RESEARCH. Any report circulated by a research analyst is confidential in its entirety and should not be reproduced or shown to anyone outside of our organization, except our clients where appropriate. If a circumstance arises where it may be appropriate to share this information otherwise, the Chairperson of the Ethics Committee should be consulted first.

        EMPLOYEE INFORMATION. For business and regulatory purposes, the firm collects and maintains information (E.G., social security number, date of birth, home address) about its employees, temporaries and consultants. You may not use such information for any non-business or non-regulatory purpose or disclose it to anyone outside the firm without specific authorization from the Legal Department or the TRP International Compliance Team as appropriate.

        INFORMATION ABOUT THE PRICE FUNDS. The Price Funds have adopted policies and procedures with respect to the selective disclosure of information about the Price Funds and their portfolio holdings. These are set forth on the firm's intranet under "Corporate/Legal/ Manuals, Policies, Guidelines and Reference Materials/ "Portfolio Information Release Policy." All Associates are charged with informing themselves of, and adhering to, these Policies and Procedures and may not release any information about the Price Funds that would be harmful to the Price Funds or their shareholders.

        UNDERSTANDING AS TO CLIENTS' ACCOUNTS AND COMPANY RECORDS AT TIME OF TERMINATION OF ASSOCIATION. The accounts of clients, mutual fund shareholders, and TRP Brokerage customers are the sole property of Price Group or one of its subsidiaries. This includes the accounts of clients for which one or more of the Price Advisers acts as investment adviser, regardless of how or through whom the client relationship originated and regardless of who may be the counselor for a particular client. At the time of termination of association with Price Group, you must: (1) surrender to Price Group in good condition any and all materials, reports or records (including all copies in your possession or subject to your control) developed by you or any other person that are considered confidential information of Price Group (except copies of any research material in the production of which you participated to a material extent); and (2) refrain from communicating, transmitting or making known to any person or firm any information relating to any materials or matters whatsoever that are considered by Price Group to be confidential.

                                       2-5

        You must use care in disposing of any confidential records or correspondence. Confidential material that is to be discarded should be placed in designated bins or should be torn up or shredded, as your department requires. If a quantity of material is involved, you should contact Document Management for instructions regarding proper disposal.

        In addition, the firm has adopted a specific STATEMENT OF POLICIES AND PROCEDURES ON PRIVACY, which is part of this Code (SEE p. 8-1).

        HIPAA. The firm's Flexible Benefits Plan has adopted a specific Privacy Notice regarding the personal health information of participants in compliance with the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"). A copy of the HIPAA Privacy Notice can be found on the firm's intranet under Corporate Human Resources/Benefits/HIPAA Privacy Notice.

EMPLOYMENT OF FORMER GOVERNMENT EMPLOYEES. United States laws and regulations govern the employment of former employees of the U.S. Government and its agencies, including the SEC. In addition, certain states have adopted similar statutory restrictions. Finally, certain states and municipalities that are clients of the Price Advisers have imposed contractual restrictions in this regard. Before any action is taken to discuss employment by Price Group of a former government or regulatory organization employee, whether in the United States or internationally, guidance must be obtained from the Legal Department.

FINANCIAL REPORTING. Price Group's records are maintained in a manner that provides for an accurate record of all financial transactions in conformity with generally accepted accounting principles. No false or deceptive entries may be made and all entries must contain an appropriate description of the underlying transaction. All reports, vouchers, bills, invoices, payroll and service records and other essential data must be accurate, honest and timely and should provide an accurate and complete representation of the facts. The Audit Committee of Price Group has adopted specific procedures regarding the receipt, retention and treatment of certain auditing and accounting complaints. SEE Responsibility to Report Violations at p. 2-15.

GIFTS AND GRATUITIES. The firm, as well as its employees and members of their families, should not accept or give gifts that might in any way create or appear to create a conflict of interest or interfere with the impartial discharge of our responsibilities to clients or place our firm in a difficult or embarrassing position. Such gifts would include gratuities or other accommodations from or to business contacts, brokers, securities salespersons, suppliers, clients, or any other individual or organization with whom our firm has or is considering a business relationship, but would not include certain types of business entertainment as described later in this section. If an employee accepts tickets to a sporting event, play or similar event from a business contact and is not accompanied to the event by the business contact or one or more of the business contact's associates, the tickets are a gift, not business entertainment.

        RECEIPT OF GIFTS. Personal contacts may lead to gifts that are offered on a friendship basis and may be perfectly proper. It must be remembered, however, that business relationships cannot always be separated from personal relationships and that the integrity of a business relationship is always susceptible to criticism in hindsight where gifts are received.

                                       2-6

        Under no circumstances may employees accept gifts from any business or business contact in the form of cash or cash equivalents. A gift certificate may only be accepted if used; it may not be converted to cash except for nominal amounts not consumed when the gift certificate is used.

        There may be an occasion where it might be awkward to refuse a token non-cash expression of appreciation given in the spirit of friendship. In such cases, the value of all gifts received from a business contact should not exceed $100 in any twelve-month period; your department may also require that your supervisor approve the acceptance of a gift that meets the Code limitations. The value of a gift directed to the members of a department as a group may be divided by the number of the employees in that Department. A gift with a value of over $100 sent to the firm generally may be awarded to the winner of a random drawing open to all eligible employees. Supervisors should monitor how frequently specific business contacts offer tickets to firm personnel to avoid potential conflicts of interest. Tickets should not be accepted from a business contact or firm on a standing, recurring, or on-going basis.

        Gifts received which are unacceptable according to this policy must be returned to the givers. Gifts should be received at your normal workplace, not your home. If you have any questions regarding whether a gift may be accepted, you should contact the Legal Department or the TRP International Compliance Team, as appropriate.

        GIVING OF GIFTS. An employee may not give a gift to a business contact in the form of cash or cash equivalents, including gift certificates redeemable for cash other than nominal amounts not consumed when the gift certificate is used. Incentive programs for individual customers that might fall under the cash gift restriction must be reviewed and approved specifically by the Legal Department before implementation.

        Token gifts may be given to business contacts, but the aggregate value of all such gifts given to the business contact may not exceed $100 in any twelve-month period without the permission of the Chairperson of the Ethics Committee. If an employee believes that it would be appropriate to give a gift with a value exceeding $100 to a business contact in a specific situation, he or she must submit a written request to the Chairperson of the Ethics Committee. The request should specify:

            -   the name of the giver;

            -   the name of the intended recipient and his or her employer;

            -   the nature of the gift and its monetary value;

            -   the nature of the business relationship; and

            -   the reason the gift is being given.

        NASD and MSRB regulations do not permit gifts in excess of the $100 limit for gifts given in connection with Investment Services' business.

        It is important to remember that some clients or potential clients (E.G., states and municipalities) have very stringent restrictions and/or prohibitions on the acceptance of gifts or business entertainment by their personnel.

                                       2-7

        International Personnel MUST report to the TRP International Compliance Team any business gifts they give or receive, other than gifts of nominal value (E.G., pens, diaries, calendars).

        ADDITIONAL REQUIREMENTS FOR THE GIVING OF GIFTS IN CONNECTION WITH THE BROKER/DEALER. NASD Conduct Rule 3060 imposes stringent reporting requirements for gifts given to any principal, employee, agent or similarly situated person where the gift is in connection with Investment Services' business with the recipient's employer. Examples of gifts that fall under this rule would include any gift given to an employee of a company to which our firm provides investment products such as mutual funds (E.G., many 401(k) plans) or to which we are marketing broker/dealer products or services. Under this NASD rule, gifts may not exceed $100 and persons associated with Investment Services, including its registered representatives, must report EACH such gift.

        The NASD reporting requirement is normally met when an item is ordered electronically from the Corporate Gift website. If a gift is obtained from another source, it must be reported to the Code Compliance Section. The report to the Code Compliance Section should include:

            -   the name of the giver;

            -   the name of the recipient and his or her employer;

            -   the nature of the gift and its monetary value;

            -   the nature of the business relationship; and

            -   the date the gift was given.

        The MSRB has similar restrictions in this area. SEE MSRB Rule G-20.

        ENTERTAINMENT. Our firm's $100 limit on the acceptance and giving of gifts not only applies to gifts of merchandise, but also covers the enjoyment or use of property or facilities for weekends, vacations, trips, dinners, and the like. However, this limitation does not apply to dinners, sporting events and other activities that are a normal part of a business relationship. To illustrate this principle, the following examples are provided:

                First Example: The head of institutional research at brokerage firm "X" (whom you have known and done business with for a number of years) invites you and your wife to join her and her husband for dinner and afterwards a theatrical production.

                Second Example: You wish to see a recent hit play, but are told it is sold out. You call a broker friend who works at company "X" to see if he can get tickets for you. The broker says yes and offers you two tickets free of charge.

                Third Example: You have been invited by a vendor to a multi-day excursion to a resort where the primary focus is entertainment as opposed to business. The vendor has offered to pay your travel and lodging for this trip.

                                       2-8

        In the first example, it would be proper for you to accept the invitation.

        With respect to the second example, it would not be proper to solicit a person doing business with the firm for free tickets to any event. You could, however, accept the tickets if you pay for them at their face value or, if greater, at the cost to the broker. As discussed above, if the business contact providing the tickets or one of his or her associates does not accompany you to the event, the tickets are a gift and not a form of business entertainment.

        With respect to the third example, trips of substantial value, such as multi-day excursions to resorts, hunting locations or sports events, where the primary focus is entertainment as opposed to business activities, would not be considered a normal part of a business relationship. Generally, such invitations may not be accepted unless our firm or the employee pays for the cost of the excursion and the employee has obtained approval from his or her supervisor and Division Head (if different).

        The same principles apply if an employee wishes to entertain a business contact. Inviting business contacts and, if appropriate, their guests, to an occasional meal, sporting event, the theater, or comparable entertainment is acceptable as long as it is neither so frequent nor so extensive as to raise any question of propriety. It is important to understand that if an employee provides, for example, tickets to a sporting event to a business contact, and no one is present from our firm at the event, the tickets are a gift, NOT business entertainment and the limits on gifts apply. If an employee wishes to pay for a business guest's transportation (E.G., airfare) and/or accommodations as part of business entertainment, he or she must first receive the permission of his or her supervisor and the Chairperson of the Ethics Committee. Some clients or potential clients (E.G., states and municipalities) have very stringent restrictions and/or prohibitions on the acceptance of business entertainment or gifts by their personnel.

        RESEARCH TRIPS. Occasionally, brokers or portfolio companies invite employees of our firm to attend or participate in research conferences, tours of portfolio companies' facilities, or meetings with the management of such companies. These invitations may involve traveling extensive distances to and from the sites of the specified activities and may require overnight lodging. Employees may not accept any such invitations until approval has been secured from their Division Heads. As a general rule, such invitations should only be accepted after a determination has been made that the proposed activity constitutes a valuable research opportunity that will be of primary benefit to our clients. All travel expenses to and from the sites of the activities, and the expenses of any overnight lodging, meals or other accommodations provided in connection with such activities, should be paid for by our firm except in situations where the costs are considered to be insubstantial and are not readily ascertainable.

        OTHER PAYMENTS FROM BROKERS, PORTFOLIO COMPANIES, AND VENDORS. Employees may not accept reimbursement from brokers, portfolio companies and vendors for travel and hotel expenses; speaker fees or honoraria for addresses or papers given before audiences; or consulting services or advice they may render. Likewise, employees may neither request nor accept loans or personal services from these entities except as offered on the same basis to

                                       2-9
        similarly situated individuals or the general public (E.G., permitted margin accounts, credit cards).

HEALTH AND SAFETY IN THE WORKPLACE. Price Group recognizes its responsibility to provide personnel a safe and healthful workplace and proper facilities to help them do their jobs effectively.

HUMAN RESOURCES

        EQUAL OPPORTUNITY. Price Group is committed to the principles of Equal Employment. We believe our continued success depends on the equal treatment of all employees and applicants without regard to race, creed, color, national origin, sex, age, disability, marital status, sexual orientation, alienage or citizenship status, veteran status, genetic predisposition or carrier status, or any other classification protected by federal, state or local laws.

        This commitment to Equal Opportunity covers all aspects of the employment relationship including recruitment, application and initial employment, promotion and transfer, selection for training opportunities, wage and salary administration, and the application of service, retirement, and employee benefit plan policies.

        All members of the T. Rowe Price staff are expected to comply with the spirit and intent of our Equal Employment Opportunity Policy.

        If you feel you have not been treated in accordance with this policy, contact your immediate supervisor, the appropriate Price Group manager or a Human Resources representative. No retaliation will be taken against you if you report an incident of alleged discrimination in good faith.

        DRUG FREE AND ALCOHOL FREE ENVIRONMENT. Price Group is committed to providing a drug-free workplace and preventing alcohol abuse. Drug and alcohol misuse and abuse affect the health, safety, and well-being of all Price Group employees and customers and restrict the firm's ability to carry out its mission. Personnel must perform job duties unimpaired by illegal drugs or the improper use of legal drugs or alcohol.

        PAST AND CURRENT LITIGATION. As a condition of employment, each new employee is required to answer a questionnaire regarding past and current civil (including arbitrations) and criminal actions and certain regulatory matters. Price Group uses the information obtained through these questionnaires to answer questions asked on governmental and self-regulatory organization registration forms and for insurance and bonding purposes.

        Each employee is responsible for keeping answers on the questionnaire current.

        An employee should notify Human Resources and either the Legal Department or the TRP International Compliance Team promptly if he or she:

            - Becomes the subject of any proceeding or is convicted of or pleads guilty or no contest to or agrees to enter a pretrial diversion program relating to any felony or misdemeanor or similar criminal charge in a United States (federal, state, or local), foreign or military court, OR

                                      2-10

            - Becomes the subject of a Regulatory Action, which includes any action by the SEC, the FSA, the SFC, the MAS, the KLFB, the FSA Japan, a state, a foreign government, a federal, state or foreign regulatory agency or any domestic or foreign self-regulatory organization relating to securities or investment activities, dishonesty, breach of trust, or money laundering as well as any court proceeding that has or could result in a judicial finding of a violation of statutes or regulations related to such activities or in an injunction in connection with any such activities.

        POLICY AGAINST HARASSMENT AND DISCRIMINATION. Price Group is committed to providing a safe working environment in which all individuals are treated with respect and dignity. Individuals at Price Group have the right to enjoy a workplace that is conducive to high performance, promotes equal opportunity, and prohibits discrimination including harassment.

        Price Group will not tolerate harassment, discrimination, or other types of inappropriate behavior directed by or towards an associate, supervisor, manager, contractor, vendor, customer, visitor, or other business partner. Accordingly, our ZERO TOLERANCE policy will not tolerate sexual harassment, harassment, or intimidation of any associate based on race, color, national origin, religion, creed, gender, sexual orientation, age, disability, veteran, marital or any other status protected by federal, state, or local law. In addition, Price Group will not tolerate slurs, threats, intimidation, or any similar written, verbal, physical, or computer-related conduct that denigrates or shows hostility or aversion toward any individual based on their protected status. Harassment will not be tolerated on our property or in any other work-related setting such as business-sponsored social events or business trips.

        If you are found to have engaged in conduct inconsistent with this policy, you will be subject to appropriate disciplinary action, up to and including, termination of employment.

ILLEGAL PAYMENTS. State, United States, and international laws prohibit the payment of bribes, kickbacks, inducements or other illegal gratuities or payments by or on behalf of Price Group. Price Group, through its policies and practices, is committed to comply fully with these laws. The U.S. Foreign Corrupt Practices Act makes it a crime to corruptly give, promise or authorize payment, in cash or in kind, for any service to a foreign official or political party in connection with obtaining or retaining business. If you are solicited to make or receive an illegal payment, you should contact the Legal Department.

INSIDE INFORMATION. The purchase or sale of securities while in possession of material, inside information is prohibited by U.S., U.K., state and other governmental laws and regulations. Information is considered inside and material if it has not been publicly disclosed and is sufficiently important that it would affect the decision of a reasonable person to buy, sell or hold securities in an issuer, including Price Group. Under no circumstances may you transmit such information to any other person, except to Price Group personnel who are required to be kept informed on the subject. You should read and understand the Statement of Policy on Material, Inside (Non-Public) Information (SEE page 3-1).

INVESTMENT CLUBS. The following discussion of obligations of Access Persons does NOT apply to the independent directors of the Price Funds. Access Persons must receive the prior clearance of the

                                      2-11

Chairperson of the Ethics Committee or his or her designee before forming or participating in a stock or investment club. Transactions in which Access Persons have beneficial ownership or control (SEE p. 4-4) through investment clubs are subject to the firm's Statement of Policy on Securities Transactions. As described on p. 4-25, approval to form or participate in a stock or investment club may permit the execution of securities transactions without prior transaction clearance by the Access Person, except transactions in Price Group stock, if the Access Person has beneficial ownership solely by virtue of his or her spouse's participation in the club and has no investment control or input into decisions regarding the club's securities transactions. Non-Access Persons (defined on p. 4-4) do not have to receive prior clearance to form or participate in a stock or investment club and need only obtain prior clearance of transactions in Price Group stock.

MARKETING AND SALES ACTIVITIES. All written and oral marketing materials and presentations (including performance data) (E.G., advertisements; sales literature) must be in compliance with applicable SEC, NASD, Association of Investment Management and Research ("AIMR"), FSA, and other applicable international requirements. All such materials (whether for the Price Funds, non-Price funds, or various advisory or Brokerage services) must be reviewed and approved by the Legal Department or the TRP International Compliance Team, as appropriate, prior to use. All performance data distributed outside the firm, including total return and yield information, must be obtained from databases sponsored by the Performance Group.

POLITICAL ACTIVITIES AND CONTRIBUTIONS. In support of the democratic process, Price Group encourages its eligible employees to exercise their rights as citizens by voting in all elections. Price Group encourages employees to study the issues and platforms as part of the election process, but does not direct employees to support any particular political party or candidate.

All U.S.-based officers and directors of Price Group and its subsidiaries are required to disclose certain Maryland local and state political contributions on a semi-annual basis through a Political Contribution Questionnaire sent to officers and directors each January and July. In addition, certain employees associated with Investment Services are subject to limitations on and additional reporting requirements about their political contributions under Rule G-37 of the United States Municipal Securities Rulemaking Board ("MSRB").

United States law prohibits corporate contributions to campaign elections for federal office (E.G., U.S. Senate and House of Representatives). This means that Price Group cannot use corporate funds, either directly or indirectly, to help finance any federal political candidate or officeholder. It also means that the firm cannot provide paid leave time to employees for political campaign activity. However, employees may use personal time or paid vacation or may request unpaid leave to participate in political campaigning.

T. Rowe Price makes political contributions to candidates for local and state offices in Maryland via the T. Rowe Price Maryland Political Contribution Committee. T. Rowe Price DOES NOT reimburse employees for making contributions to individual candidates or committees.

The applicable state or local law controls the use of corporate funds in the context of state and local elections. No political contribution of corporate funds, direct or indirect, to any political candidate or party, or to any other program that might use the contribution for a political candidate or party, or use of corporate property, services or other assets may be made without the written prior approval of

                                      2-12
the Legal Department. These prohibitions cover not only direct contributions, but also indirect assistance or support of candidates or political parties through purchase of tickets to special dinners or other fundraising events, or the furnishing of any other goods, services or equipment to political parties or committees. Neither Price Group nor its employees or independent directors may make a political contribution for the purpose of obtaining or retaining business with government entities.

T. Rowe Price does NOT have a Political Action Committee ("PAC"). However, T. Rowe Price has granted permission to the Investment Company Institute's PAC ("ICI PAC"), which serves the interests of the investment company industry, to solicit T. Rowe Price's senior management on an annual basis to make contributions to ICI PAC or candidates designated by ICI PAC. Contributions to ICI PAC are entirely voluntary.

Employees, officers, and directors of T. Rowe Price MAY NOT solicit campaign contributions from employees without adhering to T. Rowe Price's policies regarding solicitation. These include the following:

    - It must be clear that the solicitation is personal and IS NOT being made on behalf of T. Rowe Price.
    -   It must be clear that any contribution IS ENTIRELY VOLUNTARY.
    -   T. Rowe Price's stationery and email system MAY NOT be used.

From time to time, the Legal Department sends to U.S.-based vice presidents and inside directors a memorandum describing the requirements of United States and pertinent state law in connection with political contributions. This memorandum is also posted on the firm's Intranet site under Corporate/Legal so that it is available to everyone employed by or associated with the firm.

An employee may participate in political campaigns or run for political office, provided this activity does not conflict with his or her job responsibilities. SEE p. 2-2. Should the employee have any questions, he or she should consult with his or her immediate supervisor.

        LOBBYING. It is important to realize that under some state laws, even limited contact, either in person or by other means, with public officials in that state may trigger that state's lobbying laws. For example, in Maryland, if $2,500 of a person's compensation can be attributed to face-to-face contact with legislative or executive officials in a six-month reporting period, he or she may be required to register as a Maryland lobbyist subject to a variety of restrictions and requirements. Therefore, it is imperative that you avoid any lobbying on behalf of the firm, whether in-person or by other means (E.G., telephone, letter) unless the activity is cleared first by the Legal Department, so that you do not inadvertently become subject to regulation as a lobbyist. If you have any question whether your contact with a state's officials may trigger lobbying laws in that state, please contact the Legal Department BEFORE proceeding.

PROTECTION OF CORPORATE ASSETS. All personnel are responsible for taking measures to ensure that Price Group's assets are properly protected. This responsibility not only applies to our business facilities, equipment and supplies, but also to intangible assets such as proprietary, research or marketing information, corporate trademarks and servicemarks, copyrights, client relationships and business opportunities. Accordingly, you may not solicit for your personal benefit clients or utilize

                                      2-13
client relationships to the detriment of the firm. Similarly, you may not solicit co-workers to act in any manner detrimental to the firm's interests.

QUALITY OF SERVICES. It is a continuing policy of Price Group to provide investment products and services that: (1) meet applicable laws, regulations and industry standards; (2) are offered to the public in a manner that ensures that each client/shareholder understands the objectives of each investment product selected; and (3) are properly advertised and sold in accordance with all applicable SEC, FSA, NASD, and other international, state and self-regulatory rules and regulations.

The quality of Price Group's investment products and services and operations affects our reputation, productivity, profitability and market position. Price Group's goal is to be a quality leader and to create conditions that allow and encourage all employees to perform their duties in an efficient, effective manner.

RECORD RETENTION. Under various U.S., U.K., state, and other governmental laws and regulations, certain of Price Group's subsidiaries are required to produce, maintain and retain various records, documents and other written (including electronic) communications. For example, U.S. law generally requires an investment adviser to retain required records in a readily accessible location for not less than five years from the end of the fiscal year during which the record was made (the current year and the two immediately preceding years in an appropriate office of the adviser), although some records may be required to be retained longer depending on their nature. SEE Tab 7, Investment Adviser Compliance Manual. Any questions regarding retention requirements should be addressed to the Legal Department or the TRP International Compliance Team, as appropriate.

Once the firm is aware of threatened litigation or a governmental investigation, its personnel are legally prohibited from destroying any evidence relevant to the case or investigation. The destruction of such evidence by you could subject you and/or the firm to criminal charges of obstruction of justice. Such evidence includes emails, memoranda, board agendas, recorded conversations, studies, work papers, computer notes, personal hand-written notes, phone records, expense reports or similar material relating to the possible litigation or investigation. Even if such a document is scheduled to be destroyed under our firm's record retention program, it must be retained until the litigation or investigation has concluded.

All personnel are responsible for adhering to the firm's record maintenance and retention policies.

REFERRAL FEES. United States securities laws strictly prohibit the payment of any type of referral fee unless certain conditions are met. This would include any compensation to persons who refer clients or shareholders to us (E.G., brokers, registered representatives, consultants, or any other persons) either directly in cash, by fee splitting, or indirectly by the providing of gifts or services (including the allocation of brokerage). FSA also prohibits the offering of any inducement likely to conflict with the duties of the recipient. No arrangements should be entered into obligating Price Group or any employee to pay a referral fee unless approved first by the Legal Department.

RELEASE OF INFORMATION TO THE PRESS. All requests for information from the media concerning T. Rowe Price Group's corporate affairs, mutual funds, investment services, investment philosophy and policies, and related subjects should be referred to the appropriate Public Relations contact for reply. Investment professionals who are contacted directly by the press concerning a particular fund's investment strategy or market outlook may use their own discretion, but are advised to check

                                      2-14
with the appropriate Public Relations contact if they do not know the reporter or feel it may be inappropriate to comment on a particular matter. Public Relations contact persons are listed in Appendix A.

RESPONSIBILITY TO REPORT VIOLATIONS. The following is a description of reporting requirements and procedures that may or do arise if an officer or employee becomes aware of material violations of the Code or applicable laws or regulations.

        GENERAL OBLIGATION. If an employee becomes aware of a material violation of the Code or any applicable law or regulation, he or she must report it to the Chief Compliance Officer of the applicable Price Adviser ("CHIEF COMPLIANCE OFFICER") or his or her designee, provided the designee provides a copy of all reports of violations to the Chief Compliance Officer. Any report may be submitted anonymously; anonymous complaints must be in writing and sent in a confidential envelope to the Chief Compliance Officer. U.K. employees may also contact the FSA. SEE Appendix A regarding the Chief Compliance Officer to whom reports should be made.

        It is Price Group's policy that no adverse action will be taken against any person who becomes aware of a violation of the Code and reports the violation in good faith.

        SARBANES-OXLEY WHISTLEBLOWER PROCEDURES. Pursuant to the Sarbanes-Oxley Act, the Audit Committee of Price Group has adopted procedures ("PROCEDURES") regarding the receipt, retention and treatment of complaints received by Price Group regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of Price Group or any of its affiliates of concerns regarding questionable accounting or auditing matters. All employees should familiarize themselves with these Procedures, which are posted on the firm's intranet site under Corporate/Legal/Policies.

        Under the Procedures, complaints regarding certain auditing and accounting matters should be sent to Chief Legal Counsel, T. Rowe Price Group, Inc, The Legal Department either through interoffice mail or by mail to P.O. Box 37283, Baltimore, Maryland 21297-3283.

        SARBANES-OXLEY ATTORNEY REPORTING REQUIREMENTS. Attorneys employed or retained by Price Group or any of the Price Funds are also subject to certain reporting requirements under the Sarbanes-Oxley Act. The relevant procedures are posted on the firm's intranet site under Corporate/Legal/Policies.

SERVICE AS TRUSTEE, EXECUTOR OR PERSONAL REPRESENTATIVE. You may serve as the trustee, co-trustee, executor or personal representative for the estate of or a trust created by close family members. You may also serve in such capacities for estates or trusts created by nonfamily members. However, if an Access Person expects to be actively involved in an investment capacity in connection with an estate or trust created by a nonfamily member, he or she must first be granted permission by the Ethics Committee. If you serve in any of these capacities, securities transactions effected in such accounts will be subject to the prior transaction clearance (Access Persons only, except for Price Group stock transactions, which require prior transaction clearance by all personnel) and reporting requirements (Access Persons AND Non-Access Persons) of our Statement of Policy on Securities Transactions. Although Access Persons, the independent directors of the Price Funds are

                                      2-15
not subject to the prior transaction clearance requirements and are subject to modified reporting as described on pp. 4-22 to 4-24.

If you presently serve in any of these capacities for nonfamily members, you should report the relationship in writing to the Ethics Committee.

SPEAKING ENGAGEMENTS AND PUBLICATIONS. Employees are often asked to accept speaking engagements on the subject of investments, finance, or their own particular specialty with our organization. This is encouraged by the firm, as it enhances our public relations, but you should obtain approval from your supervisor and the head of your Division before you accept such requests. You may also accept an offer to teach a course or seminar on investments or related topics (for example, at a local college) in your individual capacity with the approval of your supervisor and the head of your Division and provided the course is in compliance with the Guidelines found in Investment Services' Compliance Manual.

Before making any commitment to write or publish any article or book on a subject related to investments or your work at Price Group, approval should be obtained from your supervisor and the head of your Division.

February 2005

                                      2-16

                   APPENDIX A TO THE T. ROWE PRICE GROUP, INC.
                           CODE OF ETHICS AND CONDUCT

- BROKERAGE CONTROL COMMITTEES. There are three Brokerage Control Committees which set the policy regarding the allocation of client brokerage. For more information for the U.S.-based advisers, contact Art Varnado of the Fixed Income Committee or Jim Kennedy of the Equity Committee, as appropriate, in Baltimore. For more information for the international advisers, contact David Warren or Neil Smith of the International Committee, in London.

- CHIEF COMPLIANCE OFFICER. The Chief Compliance Officer of the U.S. Price Advisers (I.E., TRPA, TRPAS, TRPSAM, TRP Canada) is John Gilner. The Chief Compliance Officer of the International Price Advisers (I.E., TRPI, TRPGIS, TRPGAM) is Calum Ferguson.

- ETHICS COMMITTEE. The members of the Ethics Committee are David Warren in London and Henry Hopkins, Andy Brooks, Jim Kennedy, Mary Miller, John Gilner, and Melody Jones in Baltimore.

- CHAIRPERSON OF THE ETHICS COMMITTEE. The Chairperson of the Ethics Committee is Henry Hopkins. Requests to him should be sent to the attention of John Gilner in the Legal Department, except that requests regarding IPO's for U.S. Access Persons who are Non-Investment Personnel may be directed to either John Gilner or Andy Brooks.

- CODE COMPLIANCE SECTION. The members of the Code Compliance Section are John Gilner, Dottie Jones, Karen Clark, and Lisa Daniels.

- TRP INTERNATIONAL COMPLIANCE TEAM. The members of the TRP International Compliance Team in London are Calum Ferguson, Carol Bambrough, Jeremy Fisher, Sophie West, Maxine Martin and Louise Jones.

- DESIGNATED PERSON, TRP INTERNATIONAL COMPLIANCE TEAM. Carol Bambrough, Louise Jones, and Jeremy Fisher.

-   DESIGNATED PERSON, CODE COMPLIANCE SECTION. Dottie Jones; Karen Clark.

- MANAGEMENT COMMITTEE. George A. Roche, Edward C. Bernard, James A.C. Kennedy, Mary Miller, James S. Riepe, Brian C. Rogers, and David J.L. Warren.

- PUBLIC RELATIONS CONTACTS. Steven Norwitz in Baltimore and Christian Elsmark in London.

February, 2005

                                       2A

                            T. ROWE PRICE GROUP, INC.
                               STATEMENT OF POLICY
                                       ON
                    MATERIAL, INSIDE (NON-PUBLIC) INFORMATION

PURPOSE OF STATEMENT OF POLICY. The purpose of this Statement of Policy ("STATEMENT") is to comply with the United States Insider Trading and Securities Fraud Enforcement Act's ("ACT") requirement to establish, maintain, and enforce written procedures designed to prevent insider trading and to explain: (i) the general legal prohibitions and sanctions regarding insider trading under both U.S. and U.K. law; (ii) the meaning of the key concepts underlying the prohibitions; (iii) your obligations in the event you come into possession of material, non-public information; and (iv) the firm's educational program regarding insider trading.

Additionally Hong Kong, Singapore, Japan, most European countries and many other jurisdictions have laws and regulations prohibiting the misuse of inside information. While no specific reference is made to these laws and regulations in this Statement, the Statement should provide general guidance regarding appropriate activities to employees who trade in these markets. There is, however, no substitute for knowledge of local laws and regulations and employees are expected to understand all relevant local requirements and comply with them. Any questions regarding the laws or regulations of any jurisdiction should be directed to the Legal Department or the TRP International Compliance Team.

Price Group has also adopted a Statement of Policy on Securities Transactions (SEE page 4-1), which requires both Access Persons (SEE p. 4-3) and Non-Access Persons (SEE p. 4-4) to obtain prior transaction clearance with respect to their transactions in Price Group stock and requires Access Persons to obtain prior transaction clearance with respect to all pertinent securities transactions. In addition, both Access Persons and Non-Access Persons are required to report such transactions on a timely basis to the firm. The independent directors of the Price Funds, although Access Persons, are not subject to prior transaction clearance requirements and are subject to modified reporting as described on pp. 4-22 to 4-24.

THE BASIC INSIDER TRADING PROHIBITION. The "insider trading" doctrine under United States securities laws generally prohibits any person (including investment advisers) from:

    - trading in a security while in possession of material, non-public information regarding the issuer of the security;

    -   tipping such information to others;

    - recommending the purchase or sale of securities while in possession of such information;

    -   assisting someone who is engaged in any of the above activities.

                                       3-1

Thus, "insider trading" is not limited to insiders of the issuer whose securities are being traded. It can also apply to non-insiders, such as investment analysts, portfolio managers, consultants and stockbrokers. In addition, it is not limited to persons who trade. It also covers persons who tip material, non-public information or recommend transactions in securities while in possession of such information. A "security" includes not just equity securities, but any security (E.G., corporate and municipal debt securities, including securities issued by the federal government).

POLICY OF PRICE GROUP ON INSIDER TRADING. It is the policy of Price Group and its affiliates to forbid any of their officers, directors, employees, or other personnel (E.G., consultants) while in possession of material, non-public information, from trading securities or recommending transactions, either personally or in their proprietary accounts or on behalf of others (including mutual funds and private accounts) or communicating material, non-public information to others in violation of securities laws of the United States, the United Kingdom, or any other country that has jurisdiction over its activities. Material, non-public information includes not only certain information about issuers, but also certain information about T. Rowe Price Group, Inc. and its operating subsidiaries and may include the Price Advisers' securities recommendations and holdings and transactions of Price Adviser clients, including mutual funds. SEE p. 3-8

"NEED TO KNOW" POLICY. All information regarding planned, prospective or ongoing securities transactions must be treated as confidential. Such information must be confined, even within the firm, to only those individuals and departments that must have such information in order for the respective entity to carry out its engagement properly and effectively. Ordinarily, these prohibitions will restrict information to only those persons who are involved in the matter.

TRANSACTIONS INVOLVING PRICE GROUP STOCK. You are reminded that you are an "insider" with respect to Price Group since Price Group is a public company and its stock is traded in the over-the-counter market. It is therefore important that you not discuss with family, friends or other persons any matter concerning Price Group that might involve material, non-public information, whether favorable or unfavorable.

SANCTIONS. Penalties for trading on material, non-public information are severe, both for the individuals involved in such unlawful conduct and for their firms. A person or entity that violates the insider trading laws can be subject to some or all of the penalties described below, even if he/she/it does not personally benefit from the violation:

    -   Injunctions;

    -   Treble damages;

    -   Disgorgement of profits;

    -   Criminal fines;

    -   Jail sentences;

    - Civil penalties for the person who committed the violation (which would, under normal circumstances, be the employee and not the firm) of up to three times the profit gained or loss avoided, whether or not the individual actually benefited; and

    - Civil penalties for the controlling entity (E.G., Price Associates) and other persons, such as managers and supervisors, who are deemed to be controlling persons, of up to the greater of

                                       3-2

        $1,000,000 or three times the amount of the profit gained or loss avoided under U.S. law. Fines can be unlimited under U.K. law.

In addition, any violation of this Statement can be expected to result in serious sanctions being imposed by Price Group, including dismissal of the person(s) involved.

The provisions of U.S. and U.K. law discussed below and the laws of other jurisdictions are complex and wide ranging. If you are in any doubt about how they affect you, you must consult the Legal Department or the TRP International Compliance Team, as appropriate.

U.S. LAW AND REGULATION REGARDING INSIDER TRADING PROHIBITIONS

INTRODUCTION. "Insider trading" is a top enforcement priority of the Securities and Exchange Commission. In 1988, the Insider Trading and Securities Fraud Enforcement Act was signed into law. This Act has had a far-reaching impact on all public companies and especially those engaged in the securities brokerage or investment advisory industries, including directors, executive officers and other controlling persons of such companies. Specifically, the Act:

        WRITTEN PROCEDURES. Requires SEC-registered brokers, dealers and investment advisers to establish, maintain and enforce written policies and procedures reasonably designed to prevent the misuse of material, non-public information by such persons.

        CIVIL PENALTIES. Imposes severe civil penalties on brokerage firms, investment advisers, their management and advisory personnel and other "controlling persons" who fail to take adequate steps to prevent insider trading and illegal tipping by employees and other "controlled persons." Persons who directly or indirectly control violators, including entities such as Price Associates and their officers and directors, face penalties to be determined by the court in light of the facts and circumstances, but not to exceed the greater of $1,000,000 or three times the amount of profit gained or loss avoided as a result of the violation.

        CRIMINAL PENALTIES. Provides as penalties for criminal securities law violations:

            -   Maximum jail term -- from five to ten years;

            - Maximum criminal fine for individuals -- from $100,000 to $1,000,000;

            - Maximum criminal fine for entities -- from $500,000 to $2,500,000.

        PRIVATE RIGHT OF ACTION. Establishes a statutory private right of action on behalf of contemporaneous traders against insider traders and their controlling persons.

        BOUNTY PAYMENTS. Authorizes the SEC to award bounty payments to persons who provide information leading to the successful prosecution of insider trading violations. Bounty payments are at the discretion of the SEC, but may not exceed 10% of the penalty imposed.

The Act has been supplemented by three SEC rules, 10b5-1, 10b5-2 and FD, which are discussed later in this Statement.

                                       3-3

BASIC CONCEPTS OF INSIDER TRADING. The four critical concepts under United States law in insider trading cases are: (1) fiduciary duty/misappropriation,
(2) materiality, (3) non-public, and (4) use/possession. Each concept is discussed below.

FIDUCIARY DUTY/MISAPPROPRIATION. In two decisions, DIRKS V. SEC and CHIARELLA V. UNITED STATES, the United States Supreme Court held that insider trading and tipping violate the federal securities law if the trading or tipping of the information results in a breach of duty of trust or confidence.

A typical breach of duty arises when an insider, such as a corporate officer, purchases securities of his or her corporation on the basis of material, non-public information. Such conduct breaches a duty owed to the corporation's shareholders. The duty breached, however, need not be to shareholders to support liability for insider trading; it could also involve a breach of duty to a client, an employer, employees, or even a personal acquaintance. For example, courts have held that if the insider receives a personal benefit (either direct or indirect) from the disclosure, such as a pecuniary gain or reputational benefit, that would be enough to find a fiduciary breach.

The concept of who constitutes an "insider" is broad. It includes officers, directors and employees of an issuer. In addition, a person can be a "temporary insider" if he or she enters into a confidential relationship in the conduct of an issuer's affairs and, as a result, is given access to information solely for the issuer's purpose. A temporary insider can include, among others, an issuer's attorneys, accountants, consultants, and bank lending officers, as well as the employees of such organizations. In addition, any person may become a temporary insider of an issuer if he or she advises the issuer or provides other services, provided the issuer expects such person to keep any material, non-public information disclosed confidential.

Court decisions have held that under a "misappropriation" theory, an outsider (such as an investment analyst) may be liable if he or she breaches a duty to anyone by: (1) obtaining information improperly, or (2) using information that was obtained properly for an improper purpose. For example, if information is given to an analyst on a confidential basis and the analyst uses that information for trading purposes, liability could arise under the misappropriation theory. Similarly, an analyst who trades in breach of a duty owed either to his or her employer or client may be liable under the misappropriation theory. For example, the Supreme Court upheld the misappropriation theory when a lawyer received material, non-public information from a law partner who represented a client contemplating a tender offer, where that lawyer used the information to trade in the securities of the target company.

SEC Rule 10b5-2 provides a non-exclusive definition of circumstances in which a person has a duty of trust or confidence for purposes of the "misappropriation" theory of insider trading. It states that a "duty of trust or confidence" exists in the following circumstances, among others:

        (1)     Whenever a person agrees to maintain information in confidence;

        (2) Whenever the person communicating the material nonpublic information and the person to whom it is communicated have a history, pattern, or practice of sharing confidences, that resulted in a reasonable expectation of confidentiality; or

                                       3-4

        (3) Whenever a person receives or obtains material nonpublic information from his or her spouse, parent, child, or sibling unless it is shown affirmatively, based on the facts and circumstances of that family relationship, that there was no reasonable expectation of confidentiality.

The situations in which a person can trade while in possession of material, non-public information without breaching a duty are so complex and uncertain that THE ONLY SAFE COURSE IS NOT TO TRADE, TIP OR RECOMMEND SECURITIES WHILE IN POSSESSION OF MATERIAL, NON-PUBLIC INFORMATION.

MATERIALITY. Insider trading restrictions arise only when the information that is used for trading, tipping or recommendations is "material." The information need not be so important that it would have changed an investor's decision to buy or sell; rather, it is enough that it is the type of information on which reasonable investors rely in making purchase, sale, or hold decisions.

        RESOLVING CLOSE CASES. The United States Supreme Court has held that, in close cases, doubts about whether or not information is material should be resolved in favor of a finding of materiality. You should also be aware that your judgment regarding materiality may be reviewed by a court or the SEC with the 20-20 vision of hindsight.

        EFFECT ON MARKET PRICE. Any information that, upon disclosure, is likely to have a significant impact on the market price of a security should be considered material.

        FUTURE EVENTS. The materiality of facts relating to the possible occurrence of future events depends on the likelihood that the event will occur and the significance of the event if it does occur.

        ILLUSTRATIONS. The following list, though not exhaustive, illustrates the types of matters that might be considered material: a joint venture, merger or acquisition; the declaration or omission of dividends; the acquisition or loss of a significant contract; a change in control or a significant change in management; a call of securities for redemption; the borrowing of a significant amount of funds; the purchase or sale of a significant asset; a significant change in capital investment plans; a significant labor dispute or disputes with subcontractors or suppliers; an event requiring an issuer to file a current report on Form 8-K with the SEC; establishment of a program to make purchases of the issuer's own shares; a tender offer for another issuer's securities; an event of technical default or default on interest and/or principal payments; advance knowledge of an upcoming publication that is expected to affect the market price of the stock.

NON-PUBLIC VS. PUBLIC INFORMATION. Any information that is not "public" is deemed to be "non-public." Just as an investor is permitted to trade on the basis of information that is not material, he or she may also trade on the basis of information that is public. Information is considered public if it has been disseminated in a manner making it available to investors generally. An example of non-public information would include material information provided to a select group of analysts but not made available to the investment community at large. Set forth below are a number of ways in which non-public information may be made public.

                                       3-5

        DISCLOSURE TO NEWS SERVICES AND NATIONAL PAPERS. The U.S. stock exchanges require exchange-traded issuers to disseminate material, non-public information about their companies to: (1) the national business and financial newswire services (Dow Jones and Reuters); (2) the national service (Associated Press); and (3) The New York Times and The Wall Street Journal.

        LOCAL DISCLOSURE. An announcement by an issuer in a local newspaper might be sufficient for an issuer that is only locally traded, but might not be sufficient for an issuer that has a national market.

        INFORMATION IN SEC REPORTS. Information contained in reports filed with the SEC will be deemed to be public.

If Price Group is in possession of material, non-public information with respect to a security before such information is disseminated to the public (I.E., such as being disclosed in one of the public media described above), Price Group and its personnel must wait a sufficient period of time after the information is first publicly released before trading or initiating transactions to allow the information to be fully disseminated. Price Group may also follow Chinese Wall procedures, as described on page 3-12 of this Statement.

CONCEPT OF USE/POSSESSION. It is important to note that the SEC takes the position that the law regarding insider trading prohibits any person from trading in a security in violation of a duty of trust and confidence WHILE in possession of material, non-public information regarding the security. This is in contrast to trading ON THE BASIS of the material, non-public information. To illustrate the problems created by the use of the "possession" standard, as opposed to the "caused" standard, the following three examples are provided:

        FIRST, if the investment committee to a Price mutual fund were to obtain material, non-public information about one of its portfolio companies from a Price equity research analyst, that fund would be prohibited from trading in the securities to which that information relates. The prohibition would last until the information is no longer material or non-public.

        SECOND, if the investment committee to a Price mutual fund obtained material, non-public information about a particular portfolio security but continued to trade in that security, then the committee members, the applicable Price Adviser, and possibly management personnel might be liable for insider trading violations.

        THIRD, even if the investment committee to the Fund does not come into possession of the material, non-public information known to the equity research analyst, if it trades in the security, it may have a difficult burden of proving to the SEC or to a court that it was not in possession of such information.

The SEC has expressed its view about the concept of trading "on the basis" of material, nonpublic information in Rule 10b5-1. Under Rule 10b5-1, and subject to the affirmative defenses contained in the rule, a purchase or sale of a security of an issuer is "on the basis of" material nonpublic information about that security or issuer if the person making the purchase or sale was aware of the material nonpublic information when the person made the purchase or sale.

                                       3-6

A person's purchase or sale is not "on the basis of" material, nonpublic information if he or she demonstrates that:

        (A)     Before becoming aware of the information, the person had:

                (1) Entered into a binding contract to purchase or sell the security;

                (2) Instructed another person to purchase or sell the security for the instructing person's account, or

                (3)     Adopted a written plan for trading securities.

When a contract, instruction or plan is relied upon under this rule, it must meet detailed criteria set forth in Rule 10b5-1(c)(1)(i)(B) and (C).

Under Rule 10b5-1, a person other than a natural person (E.G., one of the Price Advisers) may also demonstrate that a purchase or sale of securities is not "on the basis of" material nonpublic information if it demonstrates that:

    - The individual making the investment decision on behalf of the person to purchase or sell the securities was not aware of the information; and

    - The person had implemented reasonable policies and procedures, taking into consideration the nature of the person's business, to ensure that individuals making investment decisions would not violate the laws prohibiting trading on the basis of material nonpublic information. These policies and procedures may include those that restrict any purchase, sale, and causing any purchase or sale of any security as to which the person has material nonpublic information, or those that prevent such individuals from becoming aware of such information.

TENDER OFFERS. Tender offers are subject to particularly strict regulation under the securities laws. Specifically, trading in securities that are the subject of an actual or impending tender offer by a person who is in possession of material, non-public information relating to the offer is illegal, regardless of whether there was a breach of fiduciary duty. Under no circumstances should you trade in securities while in possession of material, non-public information regarding a potential tender offer.

SELECTIVE DISCLOSURE OF MATERIAL, NON-PUBLIC INFORMATION BY PUBLIC COMPANIES. The SEC has adopted Regulation FD to prohibit certain issuers from selectively disclosing material, nonpublic information to certain persons who would be expected to trade on it. The rule applies only to publicly-traded domestic (U.S.) companies, not to foreign government or foreign private issuers.

    Under this rule, whenever:

    -   An issuer, or person acting on its behalf,

    -   discloses material, non-public information,

                                       3-7

    - to securities professionals, institutional investors, broker-dealers, and holders of the issuer's securities,

    -   the issuer must make public disclosure of that same information,

    -   simultaneously (for intentional disclosures), or

    - promptly within 24 hours after knowledge of the disclosure by a senior official (for non- intentional disclosures)

Regulation FD does not apply to all of the issuer's employees; rather only communications by an issuer's senior management (executive officers and directors), its investor relations professionals, and others who regularly communicate with market professionals and security holders are covered. Certain recipients of information are also excluded from the Rule's coverage, including persons who are subject to a confidentiality agreement, credit rating agencies, and "temporary insiders," such as the issuer's lawyers, investment bankers, or accountants.

INFORMATION REGARDING PRICE GROUP.

The illustrations of material information found on page 3-5 of this Statement are equally applicable to Price Group as a public company and should serve as examples of the types of matters that you should not discuss with persons outside the firm. Remember, even though you may have no intent to violate any federal securities law, an offhand comment to a friend might be used unbeknownst to you by such friend to effect purchases or sales of Price Group stock. If such transactions were discovered and your friend were prosecuted, your status as an informant or "tipper" would directly involve you in the case.

U.K. LAW AND REGULATION REGARDING INSIDER TRADING PROHIBITIONS

In the U.K., insider trading is prohibited by two levels of legislation; under criminal law by the Criminal Justice Act 1993 (the "CJA 1993"), and under a parallel civil regime by the Financial Services and Markets Act 2000 (the "FSMA 2000").

Part VIII of the FSMA 2000 contains provisions that set out the penalties for market abuse. The regulating body in the U.K., the Financial Services Authority (the "FSA"), has issued a Code of Market Conduct that describes this market abuse regime.

Under the Code of Market Conduct there are three types of market abuse offense, one in relation to the misuse of information, one in relation to creating a false or misleading impression, and one in relation to market distortion. A description of the misuse of information offense under the Code of Market Conduct is provided below at page 3-11.

THE CRIMINAL JUSTICE ACT 1993

The CJA 1993 prohibits an "insider" from:

    -   dealing in "securities" about which he or she has "inside information";

                                       3-8

    -   encouraging another person to deal in those securities;

    - disclosing the "inside information" otherwise than in the proper performance of the insider's employment office or profession.

The definition of "securities" is very wide and is not limited to U.K. securities. The CJA 1993 also covers all dealing in "securities," whether on or off market and whether done within or without the U.K

The following flow chart illustrates the core concepts under the CJA 1993:

           --------------------------          -----------------------                 -------------------
Start ----| Does the transaction     | Yes    | Are you an individual |     Yes       | Do you have the   | Yes
          |  involve "Securities"?   |--------|     with "Inside      |---------------| information as an |------------------
           --------------------------         |     Information"?     |               | Insider"?         |                  |
                      |                        ----------------------                  ------------------                    |
                      | No                               | No                                    | No                        |
                      |                                  |                                       |                           |
   ----------------------------------------------------------------------------------------------                            |
  |                                                                                                                          |
  |                                                                                                                          |
  |                                                                ----------------------                                    |
  |        -------------       ---------------------              |Does dealing involve a|           --------------------    |
  |  No   |   Are you   | No  |Are you "Encouraging"|      No     |    "Professional     |   No     |Are you dealing on a|   |
  |-------|"Disclosing"?|-----|      dealing?       |-------------|    Intermediary"?    |----------| "Regulated Market"?|---
  |        -------------       ---------------------               ----------------------            --------------------
  |             |                       |                                    |                                |
  |        Yes  |                   Yes |                                Yes |                                | Yes
  |              ---------------------------------------------------------------------------------------------
  |                                                       |
  |                                             ---------------------
  |                                            |Does a defense apply?|
  |                                             ---------------------
  |                                                |               |
  |                                           Yes  |               | No
  |                                       -------------         ---------------------
  |                                      |No regulatory|       |Civil and/or criminal|
   --------------------------------------|action       |       |penalties            |
                                          -------------         ---------------------

You should keep in mind that even if no regulatory action is taken, an investigation may have adverse consequences, including unfavorable press coverage.

                                       3-9

WHO IS AN INSIDER? A person has information as an "insider" if:

    -   it is, and he or she knows that it is, "inside information" and;

    - he or she has it, and knows that he or she has it, directly or indirectly from an "inside source." An "inside source" is any director, employee or shareholder of an issuer of securities or anyone having access to the information by virtue of his or her employment, profession, office and duties.

WHAT IS INSIDE INFORMATION UNDER THE CJA 1993? "Inside Information" is information which:

        - relates to particular securities, or particular issuers of securities;

        -   is specific or precise;

        -   has not been "made public"; and

        - is likely to have a significant effect on the price if it were "made public." Examples of price-sensitive information would include knowledge of any:

            -   proposed takeover or merger;

            -   potential issuer insolvency;

            - unpublished information as to profits or losses of any issuer for any period;

            - decision by an issuer concerning dividends or other distributions;

            -   proposed change in the capital structure of an issuer;

            -   material acquisitions or realizations of assets by an issuer;

            -   substantial acquisition or disposal of shares of an issuer;

            - proposal to change the general character or nature of the business of an issuer;

            - proposed change in the directors or senior executives of an issuer; and

            -   substantial borrowing by an issuer.

        WHEN IS INFORMATION MADE PUBLIC? Information is "made public" if it:

                - is published in accordance with the rules of a regulated market for the purpose of informing investors and their professional advisers;

                -   is contained in records open to public inspection;

                - can be readily acquired by any person likely to deal in the securities

                                      3-10

                -   to which the information relates, or

                -   of an issuer to which the information relates;

                -   is derived from information which has been "made public".

CRIMINAL PENALTIES. The penalties under the CJA 1993 are a maximum of seven years imprisonment and an unlimited fine.

THE FINANCIAL SERVICES AND MARKETS ACT 2000 - THE MISUSE OF INFORMATION UNDER THE CODE OF MARKET CONDUCT

Under FSMA 2000, the misuse of information is defined as "BEHAVIOUR...BASED ON INFORMATION WHICH IS NOT GENERALLY AVAILABLE TO THOSE USING THE MARKET BUT WHICH, IF AVAILABLE TO A REGULAR USER OF THE MARKET, WOULD OR WOULD BE LIKELY TO BE REGARDED BY HIM AS RELEVANT WHEN DECIDING THE TERMS ON WHICH TRANSACTIONS IN INVESTMENTS OF THE KIND IN QUESTION SHOULD BE EFFECTED." As required by the FSMA 2000, the FSA has published a Code of Market Conduct that provides guidance in determining which types of behavior may be considered to constitute market abuse. The misuse of information offense is one of the three types of market abuse offense; the other two relate to creating a false or misleading impression and market distortion.

It should be noted that there does not need to be any intent for the market abuse offense to be committed; a person can therefore in theory inadvertently commit an offence. Additionally the market abuse regime under the Code of Market Conduct purports to have extra-territorial reach.

The Code of Market Conduct, including annexes, runs to over a hundred pages and is written in descriptive style which makes it difficult to read, assimilate and apply in practical context. The flow chart attached to this Statement as APPENDIX B has therefore been prepared to illustrate the principal concepts of the Code of Market Conduct as they relate to the misuse of information. Any questions regarding the Code of Market Conduct should be directed to a member of the TRP International Compliance Team.

REQUIRING OR ENCOURAGING - Although individuals may not have personally engaged in market abuse, they still commit an offense if they "require or encourage" another to engage in market abuse. An individual taking (or refraining from taking) any action "requiring or encouraging" another person to engage in market abuse does not have to receive any benefit for an offense to have been committed.

PENALTIES AND BURDEN OF PROOF - The standard of proof required for an offense to have been committed under the FSMA 2000 is not the U.K. criminal law standard, I.E. "beyond all reasonable doubt." The lower U.K. civil law standard of "balance of probabilities" applies, although some areas of the Code of Market Conduct make reference to "reasonable likelihood." Despite the lower burden of proof, the penalties available to the FSA are severe; the FSA can levy unlimited fines, issue public censure and can suspend or withdraw the authorization of firms or individuals.

PROCEDURES TO BE FOLLOWED WHEN RECEIVING MATERIAL, NON-PUBLIC INFORMATION

                                      3-11

Whenever you believe that you have or may have come into possession of material, non-public information, you should immediately contact the appropriate person or group as described below and refrain from disclosing the information to anyone else, including persons within Price Group, unless specifically advised to the contrary.

Specifically, you may not:

    - Trade in securities to which the material, non-public information relates;

    -   Disclose the information to others;

    - Recommend purchases or sales of the securities to which the information relates.

If it is determined that the information is material and non-public, the issuer will be placed on either:

    - A Restricted List ("RESTRICTED LIST") in order to prohibit trading in the security by both clients and Access Persons; or

    - A Watch List ("WATCH LIST"), which restricts the flow of the information to others within Price Group in order to allow the Price Advisers investment personnel to continue their ordinary investment activities. This procedure is commonly referred to as a CHINESE WALL.

The Watch List is highly confidential and should, under no circumstances, be disseminated to anyone except authorized personnel in the Legal Department and the Code Compliance Section who are responsible for placing issuers on and monitoring trades in securities of issuers included on the Watch List. As described below, if a Designated Person on the TRP International Compliance Team believes that an issuer should be placed on the Watch List, he or she will contact the Code Compliance Section. The Code Compliance Section will coordinate review of trading in the securities of that issuer with the TRP International Compliance Team as appropriate.

The person whose possession of or access to inside information has caused the inclusion of an issuer on the Watch List may never trade or recommend the trade of the securities of that issuer without the specific prior approval of the Legal Department.

The Restricted List is also highly confidential and should, under no circumstances, be disseminated to anyone outside Price Group. Individuals with access to the Restricted List should not disclose its contents to anyone within Price Group who does not have a legitimate business need to know this information.

FOR U.S. - BASED PERSONNEL:

An individual subject to the Code who is based in the United States and is, or believes he or she may be, in possession of material, non-public information should immediately contact the Legal Department. If the Legal Department determines that the information is both material and non-public, the issuer will be placed on either the Watch or Restricted List. If the issuer is placed on the Restricted List, the Code Compliance Section will promptly relay the identity of the issuer, the person(s) in possession of the information, the reason for its inclusion, and the local time and the date on which the issuer was placed

                                      3-12
on the Restricted List to a Designated Person on the TRP International Compliance Team and to the London and Hong Kong Head Dealers or their designees ("HEAD DEALERS"). The Designated Person will place the issuer on the Restricted List in London.

The Watch List is maintained solely by the Code Compliance Section.

If the U.S.-based individual is unsure about whether the information is material or non-public, he or she should immediately contact the Legal Department for advice and may not disclose the information or trade in the security until the issue is resolved. The U.S.-based person may only disclose the information if approved on a "need to know" basis by the Legal Department.

When the information is no longer material or is public, the Code Compliance Section will remove the issuer from the Watch or Restricted List, noting the reason for and the date and local time of removal of the issuer from the List. If the issuer is being removed from the Restricted List, Code Compliance Section will promptly relay this information to a Designated Person on the TRP International Compliance Team and to the London and Hong Kong Head Dealers. The Designated Person will remove the issuer from the Restricted List in London. The Code Compliance Section will document the removal of the issuer from either List.

If you receive a private placement memorandum and the existence of the private offering and/or the contents of the memorandum are material and non-public, you should contact the Legal Department for a determination of whether the issuer should be placed on the Watch or Restricted List.

FOR INTERNATIONAL PERSONNEL:

An individual stationed in London, Paris, Copenhagen, Amsterdam, Stockholm, or Buenos Aires will be referred to in this portion of the Statement as "LONDON PERSONNEL." An individual stationed in Hong Kong, Singapore, Sydney or Tokyo will be referred to in this portion of the Statement as "HONG KONG PERSONNEL."

- PROCEDURES FOR LONDON PERSONNEL. Whenever a person identified as London Personnel is, or believes he or she may be, in possession of material, non-public information about a security or an issuer of a security, he or she should immediately inform one of the Designated Persons on the TRP International Compliance Team that he or she is in possession of such information and the nature of the information. If the information is determined to be material and non-public, the Designated Person on the TRP International Compliance Team will make a record of this notification by contacting a Designated Person in the Code Compliance Section to place the issuer on the Watch List or by placing the issuer on the Restricted List. If the Designated Person on the TRP International Compliance Team places the issuer on the Restricted List, he or she will note such pertinent information as the identity of the issuer, the person(s) in possession of the information, the reason for its inclusion, and the local time and date on which the issuer was placed on this List. If the issuer is placed on the Restricted List, he or she will also promptly relay this information to one of the Designated Persons in the Code Compliance Section, who will place the issuer on the Restricted List in Baltimore, and to the London and Hong Kong Head Dealers.

    If the London Personnel is unsure about whether the information is material and non-public, he or she should immediately contact the TRP International Compliance Team, the TRPI Compliance Officer, or the Legal Department for advice and may not disclose the information or trade in the security until the issue is resolved. The London Personnel may only disclose the information if

                                      3-13
    approved on a "need to know" basis by the TRP International Compliance Team, the TRPI Compliance Officer, or the Legal Department.

    When the information is no longer material or is public, one of the Designated Persons on the TRP International Compliance Team will contact a Designated Person in the Code Compliance Section regarding removing the issuer from the Watch List or will remove the issuer from the Restricted List and note the reason for and the date and local time of removal of the issuer from this List. If the issuer is being removed from the Restricted List, he or she will also promptly relay the information to one of the Designated Persons in the Code Compliance Section and to the London and Hong Kong Head Dealers. The Code Compliance Section will remove the issuer from the Restricted List in Baltimore. If the Designated Person on the TRP International Compliance Team is unsure whether the issuer should be removed from the Watch or Restricted List, he or she should first contact the TRPI Compliance Officer or the Legal Department for advice. If the Designated Persons on the TRP Compliance Team are unavailable, the London Employee should contact the TRPI Compliance Officer or the Legal Department regarding removal of the issuer from the Restricted List.

- PROCEDURES FOR HONG KONG PERSONNEL. Whenever a person identified as Hong Kong Personnel is, or believes he or she may be, in possession of material, non-public information about a security or the issuer of any security, he or she should immediately inform the Hong Kong Head Dealer that he or she is in possession of such information and the nature of the information. The Hong Kong Head Dealer will make a record of this notification, noting the person(s) in possession of the information, the nature of the information, and the local time and date on which the information was received, and contact by email as soon as possible a Designated Person on the TRP International Compliance Team or, if they are unavailable, in the Code Compliance Section. Until a Designated Person has determined whether the issuer should be placed on the Watch or Restricted List, the Hong Kong Dealing Desk will refrain from trading the securities of the issuer. The Designated Person will inform the Hong Kong Head Dealer and a Designated Person in the other location (I.E., the Code Compliance Section or the TRP International Compliance Team) as soon as possible regarding whether or not the issuer has been placed on the Watch or Restricted List.

    If the Hong Kong Personnel is unsure about whether the information is material and non-public, he or she should immediately contact the Hong Kong Head Dealer. The Hong Kong Personnel and the Hong Kong Head Dealer may only disclose the information if approved on a "need to know" basis by the TRP International Compliance Team, the TRPI Compliance Officer, or the Legal Department.

    The Hong Kong Personnel or the Hong Kong Head Dealer should contact a Designated Person on the TRP International Compliance Team or in the Code Compliance Section, the TRPI Compliance Officer, or the Legal Department regarding removal of the issuer from the Restricted List. When the information is no longer material and/or non-public, a Designated Person will remove the issuer from the Restricted List, note the reason for and the date and local time of removal of the issuer from this List and promptly relay the information to one of the Designated Persons in the other location and to the Hong Kong Head Dealer. The Designated Person will remove the issuer from the Restricted List in that location. The Hong Kong Personnel or the Hong Kong Head Dealer should contact a Designated Person in the Code Compliance Section regarding removal of the issuer from the Watch List.

SPECIFIC PROCEDURES RELATING TO THE SAFEGUARDING OF INSIDE INFORMATION.

                                      3-14

To ensure the integrity of the Chinese Wall, and the confidentiality of the Restricted List, it is important that you take the following steps to safeguard the confidentiality of material, non-public information:

    - Do not discuss confidential information in public places such as elevators, hallways or social gatherings;

    - To the extent practical, limit access to the areas of the firm where confidential information could be observed or overheard to employees with a business need for being in the area;

    - Avoid using speaker phones in areas where unauthorized persons may overhear conversations;

    - Where appropriate, maintain the confidentiality of client identities by using code names or numbers for confidential projects;

    - Exercise care to avoid placing documents containing confidential information in areas where they may be read by unauthorized persons and store such documents in secure locations when they are not in use; and

    -   Destroy copies of confidential documents no longer needed for a project.

ADDITIONAL PROCEDURES

EDUCATION PROGRAM. While the probability of research analysts and portfolio managers being exposed to material, non-public information with respect to issuers considered for investment by clients is greater than that of other personnel, it is imperative that all personnel understand this Statement, particularly since the insider trading restrictions also apply to transactions in the stock of Price Group.

To ensure that all appropriate personnel are properly informed of and understand Price Group's policy with respect to insider trading, the following program has been adopted.

    INITIAL REVIEW FOR NEW PERSONNEL. All new persons subject to the Code, which includes this Statement, will be given a copy of it at the time of their association and will be required to certify that they have read it. A representative of the Legal Department or the TRP International Compliance Team, as appropriate, will review the Statement with each new portfolio manager, research analyst, and trader, as well as with any person who joins the firm as a vice president of Price Group, promptly after his or her employment in that position.

    REVISION OF STATEMENT. All persons subject to the Code will be informed whenever this Statement is materially revised.

    ANNUAL REVIEW WITH RESEARCH ANALYSTS, COUNSELORS AND TRADERS. A representative of the Legal Department or the TRP International Compliance Team, as appropriate, will review this Statement at least annually with portfolio managers, research analysts, and traders and with other employees as appropriate.

    CONFIRMATION OF COMPLIANCE. All persons subject to the Code will be asked to confirm their understanding of and adherence to this Statement on at least an annual basis.

QUESTIONS. If you have any questions with respect to the interpretation or application of this Statement, you are encouraged to discuss them with your immediate supervisor, the Legal Department, or the TRP International Compliance Team as appropriate.

                                      3-15

February, 2005

                                      3-16

                                                                      APPENDIX B

                    MISUSE OF INFORMATION UNDER THE FSMA 2000

 -------------------------------------------------------------------------------------------------
| Does the proposed action involve "behavior" that comes within the scope of the FSMA 2000? [N.B. |            No
| Inaction may also be an offense when a required disclosure is not made.]                        |---------------------
                                                                                                  |                     |
| "Behavior" includes: dealing, arranging, advising, disclosing and managing.                     |                     |
 -------------------------------------------------------------------------------------------------                      |
                                                |                                                                       |
                                                | Yes                                                                   |
 -------------------------------------------------------------------------------------------------             No       |
| Does the behavior relate to investments that are traded or tradable on U.K. markets, or any     |---------------------
| derivative of such an investment?                                                               |                     |
 -------------------------------------------------------------------------------------------------                      |
                                                |                                                                       |
                                                | Yes                                                                   |
 -------------------------------------------------------------------------------------------------             No       |
| Is the behavior based upon information, I.E., will information have a material influence on any |---------------------|
| action?                                                                                         |                     |
 -------------------------------------------------------------------------------------------------                      |
                                                |                                                                       |
                                                | Yes                                                                   |
 -------------------------------------------------------------------------------------------------            Yes       |
| Is the information generally available? (N.B. Information obtained by research or analysis is   |---------------------|
| regarded as being generally available.]                                                         |                     |
 -------------------------------------------------------------------------------------------------                      |
                                                |                                                                       |
                                                | No                                                                    |
 -------------------------------------------------------------------------------------------------                      |
| Is the information "relevant information"?                                                      |            -------------------
|                                                                                                 |     No    | Behavior does not |
| [In determining the relevance of information FSA will have regard to: how precise, significant, |-----------| constitute market |
| current and reliable the information is. The extent to which the information is available and   |           | abuse through the |
| the extent to which other relevant material information is available will also be considered.]  |           | misuse of         |
 -------------------------------------------------------------------------------------------------            | information.      |
                                                |                                                              -------------------
                                                |                                                                       |
                                                | Yes                                                                   |
 -------------------------------------------------------------------------------------------------             No       |
| Is the information "disclosable" or "announceable"? In this context "disclosable" generally     |---------------------|
| means information that has to be disclosed in accordance with a legal or regulatory requirement,|                     |
| and "announceable" generally means information that is routinely the subject of a public        |                     |
| announcement. [Please ask a member of the TRP International Compliance Team for specific        |                     |
| guidance.]                                                                                      |                     |
 -------------------------------------------------------------------------------------------------                      |
                                                |                                                                       |
                                                | Yes                                                                   |
 -------------------------------------------------------------------------------------------------                      |
| Does a "safe harbor" apply?                                                                     |                     |
|                                                                                                 |           Yes       |
| Safe harbors are types of behaviour that are confirmed as not being market abuse by the Code of |---------------------
| Market Conduct. [Please ask a member of the TRP International Compliance Team for specific      |
| guidance.]                                                                                      |
 -------------------------------------------------------------------------------------------------
                                                |
                                                | No
 ---------------------------------------------------------------------
| REFER TO TRP INTERNATIONAL COMPLIANCE TEAM - POSSIBLE MARKET ABUSE. |
 ---------------------------------------------------------------------

April, 2002

                                       3B

                            T. ROWE PRICE GROUP, INC.
                               STATEMENT OF POLICY
                                       ON
                             SECURITIES TRANSACTIONS

BACKGROUND INFORMATION.

        LEGAL REQUIREMENT. In accordance with the requirements of the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), the Investment Company Act of 1940, the Investment Advisers Act of 1940, the Insider Trading and Securities Fraud Enforcement Act of 1988, and the various United Kingdom and other jurisdictions' laws and regulations, Price Group and the mutual funds ("PRICE FUNDS") which its affiliates manage have adopted this Statement of Policy on Securities Transactions ("STATEMENT").

        PRICE ADVISERS' FIDUCIARY POSITION. As investment advisers, the Price Advisers are in a fiduciary position which requires them to act with an eye only to the benefit of their clients, avoiding those situations which might place, or appear to place, the interests of the Price Advisers or their officers, directors and employees in conflict with the interests of clients.

        PURPOSE OF STATEMENT. The Statement was developed to help guide Price Group's employees and independent directors and the independent directors of the Price Funds and the T. Rowe Price Savings Bank ("SAVINGS BANK") in the conduct of their personal investments and to:

          - eliminate the possibility of a transaction occurring that the SEC or other regulatory bodies would view as illegal, such as FRONT RUNNING (SEE definition below);

          - avoid situations where it might appear that Price Group or the Price Funds or any of their officers, directors, employees, or other personnel had personally benefited at the expense of a client or fund shareholder or taken inappropriate advantage of their fiduciary positions; and

          - prevent, as well as detect, the misuse of material, non-public information.

        Those subject to the Code, including the independent directors of Price Group, the Price Funds and the Savings Bank, are urged to consider the reasons for the adoption of this Statement. Price Group's and the Price Funds' reputations could be adversely affected as the result of even a single transaction considered questionable in light of the fiduciary duties of the Price Advisers and the independent directors of the Price Funds.

        FRONT RUNNING. Front Running is illegal. It is generally defined as the purchase or sale of a security by an officer, director or employee of an investment adviser or mutual fund in anticipation of and prior to the adviser effecting similar transactions for its clients in order to take advantage of or avoid changes in market prices effected by client transactions.

                                       4-1

QUESTIONS ABOUT THE STATEMENT. You are urged to seek the advice of the Chairperson of the Ethics Committee (U.S.-based personnel) or the TRP International Compliance Team (International personnel) when you have questions as to the application of this Statement to individual circumstances.

EXCESSIVE TRADING AND MARKET TIMING OF MUTUAL FUND SHARES. The issue of excessive trading and market timing by mutual fund shareholders is a serious one and is not unique to T. Rowe Price. Employees may not engage in trading of shares of a Price Fund that is inconsistent with the prospectus of that Fund.

Excessive or short-term trading in fund shares may disrupt management of a fund and raise its costs. The Board of Directors/Trustees of the Price Funds have adopted a policy to deter excessive and short-term trading (the "POLICY"), which applies to persons trading directly with T. Rowe Price and indirectly through intermediaries. Under this Policy, T. Rowe Price may bar excessive and short-term traders from purchasing shares.

This Policy is set forth in each Fund's prospectus, which governs all trading activity in the Fund regardless of whether you are holding T. Rowe Price Fund shares as a retail investor or through your T. Rowe Price U.S. Retirement Program account.

ALTHOUGH THE FUND MAY ISSUE A WARNING LETTER REGARDING EXCESSIVE TRADING OR MARKET TIMING, ANY TRADE ACTIVITY IN VIOLATION OF THE POLICY WILL ALSO BE REVIEWED BY THE CHIEF COMPLIANCE OFFICER, WHO WILL REFER INSTANCES TO THE ETHICS COMMITTEE AS HE OR SHE FEELS APPROPRIATE. THE ETHICS COMMITTEE, BASED ON ITS REVIEW, MAY TAKE DISCIPLINARY ACTION, INCLUDING SUSPENSION OF TRADING PRIVILEGES, FORFEITURE OF PROFITS OR THE AMOUNT OF LOSSES AVOIDED, AND TERMINATION OF EMPLOYMENT, AS IT DEEMS APPROPRIATE.

Employees are also expected to abide by trading restrictions imposed by other funds as described in their prospectuses. If you violate the trading restrictions of a non-Price Fund, the Ethics Committee may impose the same penalties available for violation of the Price Funds excessive trading Policy.

PERSONS SUBJECT TO STATEMENT. The provisions of this Statement apply as described below to the following persons and entities. Each person and entity (except the independent directors of Price Group and the Savings Bank) is classified as either an Access Person or a Non- Access Person as described below. The provisions of this Statement may also apply to an Access Person's or Non-Access Person's spouse, minor children, and certain other relatives, as further described on page 4-5 of this Statement. All Access Persons except the independent directors of the Price Funds are subject to all provisions of this Statement except certain restrictions on purchases in initial public offerings that apply only to Investment Personnel. The independent directors of the Price Funds are not subject to prior transaction clearance requirements and are subject to modified reporting as described on p. 4-22. Non-Access Persons are subject to the general principles of the Statement and its reporting requirements, but are only required to receive prior transaction clearance for transactions in Price Group stock. The persons and entities covered by this Statement are:

        PRICE GROUP. Price Group, each of its subsidiaries and affiliates, and their retirement plans.

        EMPLOYEE PARTNERSHIPS. Partnerships such as Pratt Street Ventures.

                                       4-2

        PERSONNEL. Each officer, inside director and employee of Price Group and its subsidiaries and affiliates, including T. Rowe Price Investment Services, Inc., the principal underwriter of the Price Funds.

        CERTAIN TEMPORARY WORKERS. These workers include:

        - All temporary workers hired on the Price Group payroll ("TRP TEMPORARIES");

        - All agency temporaries whose assignments at Price Group exceed four weeks or whose cumulative assignments exceed eight weeks over a twelve-month period;

        - All independent or agency-provided consultants whose assignments exceed four weeks or whose cumulative assignments exceed eight weeks over a twelve-month period AND whose work is closely related to the ongoing work of Price Group's employees (versus project work that stands apart from ongoing work); and

        - Any contingent worker whose assignment is more than casual in nature or who will be exposed to the kinds of information and situations that would create conflicts on matters covered in the Code.

        RETIRED EMPLOYEES. Retired employees of Price Group who receive investment research information from one or more of the Price Advisers will be subject to this Statement.

        INDEPENDENT DIRECTORS OF PRICE GROUP, THE SAVINGS BANK AND THE PRICE FUNDS. The independent directors of Price Group include those directors of Price Group who are neither officers nor employees of Price Group or any of its subsidiaries or affiliates. The independent directors of the Savings Bank include those directors of the Savings Bank who are neither officers nor employees of Price Group or any of its subsidiaries or affiliates. The independent directors of the Price Funds include those directors of the Price Funds who are not deemed to be "interested persons" of Price Group.

        Although subject to the general principles of this Statement, including the definition of "beneficial ownership," independent directors are subject only to modified reporting requirements. SEE pp. 4-22 to 4-25. The trades of the independent directors of the Price Funds are not subject to prior transaction clearance requirements. The trades of the independent directors of Price Group and of the Savings Bank are not subject to prior transaction clearance requirements except for transactions in Price Group stock.

ACCESS PERSONS. Certain persons and entities are classified as "ACCESS PERSONS" under the Code. The term "ACCESS PERSON" means:

        -   the Price Advisers;

        - any officer or director of any of the Price Advisers or the Price Funds (except the independent directors of the Price Funds are not subject to prior transaction clearance and have modified reporting requirements, as described below);

        - any person associated with any of the Price Advisers or the Price Funds who, in connection with his or her regular functions or duties, makes, participates in, or obtains or has access to non-public information regarding the purchase or sale of securities by a Price Fund or other advisory client, or to non-public information regarding any securities

                                       4-3
            holdings of any client of a Price Adviser, including the Price Funds, or whose functions relate to the making of any recommendations with respect to the purchases or sales; or

        - any person in a control relationship to any of the Price Advisers or a Price Fund who obtains or has access to information concerning recommendations made to a Price Fund or other advisory client with regard to the purchase or sale of securities by the Price Fund or advisory client.

        All Access Persons are notified of their status under the Code. Although a person can be an Access Person of one or more Price Advisers AND one or more of the Price Funds, the independent directors of the Price Funds are ONLY Access Persons of the applicable Price Funds; they are not Access Persons of any of the Price Advisers.

        INVESTMENT PERSONNEL. An Access Person is further identified as "INVESTMENT PERSONNEL" if, in connection with his or her regular functions or duties, he or she "makes or participates in making recommendations regarding the purchase or sale of securities" by a Price Fund or other advisory client.

        The term "Investment Personnel" includes, but is not limited to:

        - those employees who are authorized to make investment decisions or to recommend securities transactions on behalf of the firm's clients (investment counselors and members of the mutual fund advisory committees);

        -   research and credit analysts; and

        -   traders who assist in the investment process.

        All Investment Personnel are deemed Access Persons under the Code. All Investment Personnel are notified of their status under the Code. Investment Personnel are prohibited from investing in initial public offerings. SEE pp. 4-14; 4-16.

NON-ACCESS PERSONS. Persons who do not fall within the definition of Access Persons are deemed "NON-ACCESS PERSONS." If a Non-Access Person is married to an Access Person, then the non-Access Person is deemed to be an Access Person under the beneficial ownership provisions described below. However, the independent directors of Price Group and the Savings Bank are not included in this definition.

TRANSACTIONS SUBJECT TO STATEMENT. Except as provided below, the provisions of this Statement apply to transactions that fall under EITHER ONE of the following two conditions:

FIRST, you are a "BENEFICIAL OWNER" of the security under the Rule 16a-1 of the Exchange Act, as defined below; OR

SECOND, if you CONTROL or direct securities trading for another person or entity, those trades are subject to this Statement even if you are not a beneficial owner of the securities. For example, if you have an exercisable trading authorization (E.G., a power of attorney to direct transactions in another person's account) of an unrelated person's or entity's brokerage account, or are directing another person's or entity's trades, those transactions will usually be subject to this Statement to the same extent your personal trades would be as described below.

                                       4-4

DEFINITION OF BENEFICIAL OWNER. A "beneficial owner" is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares in the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the security.

A person has beneficial ownership in:

        - securities held by members of the person's immediate family SHARING THE SAME HOUSEHOLD, although the presumption of beneficial ownership may be rebutted;

        - a person's interest in securities held by a trust, which may include both trustees with investment control and, in some instances, trust beneficiaries;

        - a person's right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable;

        - a general partner's proportionate interest in the portfolio securities held by a general or limited partnership;

        - certain performance-related fees other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; and

        - a person's right to dividends that is separated or separable from the underlying securities. Otherwise, right to dividends alone shall not represent beneficial ownership in the securities.

A shareholder shall not be deemed to have beneficial ownership in the portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.

REQUESTS FOR CLARIFICATIONS OR INTERPRETATIONS REGARDING BENEFICIAL OWNERSHIP OR CONTROL. If you have beneficial ownership of a security, any transaction involving that security is presumed to be subject to the relevant requirements of this Statement, UNLESS you have no direct or indirect influence or control over the transaction. Such a situation MAY arise, for example, if you have delegated investment authority to an independent investment adviser or your spouse has an independent trading program in which you have no input. Similarly, if your spouse has investment control over, but no beneficial ownership in, an unrelated account, the Statement may not apply to those securities and you may wish to seek clarification or an interpretation.

If you are involved in an investment account for a family situation, trust, partnership, corporation, etc., which you feel should not be subject to the Statement's relevant prior transaction clearance and/or reporting requirements, you should submit a written request for clarification or interpretation to either the Code Compliance Section or the TRP International Compliance Team, as appropriate. Any such request for clarification or interpretation should name the account, your interest in the account, the persons or firms responsible for its management, and the specific facts of the situation. Do not assume that the Statement is not applicable; you must receive a clarification or interpretation about the applicability of the Statement. Clarifications and interpretations are not self-executing; you must receive a response to a request for clarification or interpretation directly from the Code Compliance Section or the TRP International Compliance Team before proceeding with the transaction or other action covered by this Statement.

                                       4-5

PRIOR TRANSACTION CLEARANCE REQUIREMENTS GENERALLY. As described, certain transactions require prior clearance before execution. Receiving prior transaction clearance does not relieve you from conducting your personal securities transactions in full compliance with the Code, including its prohibition on trading while in possession of material, inside information, and with applicable law, including the prohibition on Front Running (SEE page 4-1 for definition of Front Running).

TRANSACTIONS IN STOCK OF PRICE GROUP. Because Price Group is a public company, ownership of its stock subjects its officers, inside and independent directors, employees and all others subject to the Code to special legal requirements under the United States securities laws. YOU ARE RESPONSIBLE FOR YOUR OWN COMPLIANCE WITH THESE REQUIREMENTS. In connection with these legal requirements, Price Group has adopted the following rules and procedures:

        INDEPENDENT DIRECTORS OF PRICE FUNDS. The independent directors of the Price Funds are prohibited from owning the stock or other securities of Price Group.

        QUARTERLY EARNINGS REPORT. Generally, all Access Persons and Non-Access Persons and the independent directors of Price Group and the Savings Bank must refrain from initiating transactions in Price Group stock in which they have a beneficial interest from the sixth trading day following the end of the quarter (or such other date as management shall from time to time determine) until the third trading day following the public release of earnings. You will be notified in writing by the Management Committee from time to time as to the controlling dates

        PRIOR TRANSACTION CLEARANCE OF PRICE GROUP STOCK TRANSACTIONS GENERALLY. Access Persons and Non-Access Persons and the independent directors of Price Group and the Savings Bank are required to obtain clearance prior to effecting any proposed transaction (including gifts and transfers) involving shares of Price Group stock owned beneficially, including through the Employee Stock Purchase Plan ("ESPP"). A transfer includes a change in ownership name of shares of Price Group stock, including a transfer of the shares into street name to be held in a securities account and any transfers of shares of Price Group stock between securities firms or accounts, including accounts held at the same firm.

        PRIOR TRANSACTION CLEARANCE PROCEDURES FOR PRICE GROUP STOCK. Requests for prior transaction clearance must be in writing on the form entitled "Notification of Proposed Transaction" (available on the firm's Intranet under Corporate/Employee Transactions - TRPG Stock) and must be submitted to the Finance and Corporate Tax Department, BA-5215 or faxed to 410-345-3223. The Finance and Corporate Tax Department is responsible for processing and maintaining the records of all such requests. This includes not only market transactions, but also sales of stock purchased either through the ESPP or through a securities account if shares of Price Group stock are transferred there from the ESPP. Purchases effected through the ESPP are automatically reported to the Finance and Corporate Tax Department.

        PROHIBITION REGARDING TRANSACTIONS IN PUBLICLY-TRADED PRICE GROUP OPTIONS. Transactions in publicly-traded options on Price Group stock are not permitted.

        PROHIBITION REGARDING SHORT SALES OF PRICE GROUP STOCK. Short sales of Price Group stock are not permitted.

                                       4-6

        APPLICABILITY OF 60-DAY RULE TO PRICE GROUP STOCK TRANSACTIONS. Transactions in Price Group stock are subject to the 60-Day Rule except for transactions effected THROUGH the ESPP, the exercise of employee stock options granted by Price Group and the subsequent sale of the derivative shares, and shares obtained through an established dividend reinvestment program.

        For a full description of the 60-Day Rule, please SEE page 4-29.

        Gifts of Price Group stock, although subject to prior transaction clearance, are also not subject to this Rule.

        For example, purchases of Price Group stock in the ESPP through payroll deduction are not considered in determining the applicability of the 60-Day Rule to market transactions in Price Group stock. SEE p. 4-30.

        The 60-Day Rule DOES apply to shares transferred out of the ESPP to a securities account; generally, however, an employee remaining in the ESPP may not transfer shares held less than 60 days out of the ESPP.

                ACCESS PERSONS AND NON-ACCESS PERSONS AND THE INDEPENDENT DIRECTORS OF PRICE GROUP AND THE SAVINGS BANK MUST OBTAIN PRIOR TRANSACTION CLEARANCE OF ANY TRANSACTION INVOLVING PRICE GROUP STOCK FROM THE FINANCE AND CORPORATE TAX DEPARTMENT.

        INITIAL DISCLOSURE OF HOLDINGS OF PRICE GROUP STOCK. Each new employee must report to the Finance and Corporate Tax Department any shares of Price Group stock of which he or she has beneficial ownership no later than 10 business days after his or her starting date.

        DIVIDEND REINVESTMENT PLANS FOR PRICE GROUP STOCK. Purchases of Price Group stock owned outside of the ESPP and effected through a dividend reinvestment plan need not receive prior transaction clearance if the firm has been previously notified by the employee that he or she will be participating in that plan. Reporting of transactions effected through that plan need only be made quarterly through statements provided to the Code Compliance Section or the TRP International Compliance Team by the financial institution (E.G., broker/dealer) where the account is maintained, except in the case of employees who are subject to Section 16 of the Exchange Act, who must report such transactions immediately.

        EFFECTIVENESS OF PRIOR CLEARANCE. Prior transaction clearance of transactions in Price Group stock is effective for five (5) business days from and including the date the clearance is granted, unless (i) advised to the contrary by the Finance and Corporate Tax Department prior to the proposed transaction, or (ii) the person receiving the clearance comes into possession of material, non-public information concerning the firm. If the proposed transaction in Price Group stock is not executed within this time period, a new clearance must be obtained before the individual can execute the proposed transaction.

        REPORTING OF DISPOSITION OF PROPOSED TRANSACTION. You must use the form returned to you by the Finance and Corporate Tax Department to notify it of the disposition (whether the proposed transaction was effected or not) of each transaction involving shares of Price Group

                                       4-7
        stock owned directly. The notice must be returned within two business days of the trade's execution or within seven business days of the date of prior transaction clearance if the trade is not executed.

        INSIDER REPORTING AND LIABILITY. Under current rules, certain officers, directors and 10% stockholders of a publicly traded company ("INSIDERS") are subject to the requirements of Section 16. Insiders include the directors and certain executive officers of Price Group. The Finance and Corporate Tax Department informs any new Insider of this status.

        SEC REPORTING. There are three reporting forms which Insiders are required to file with the SEC to report their purchase, sale and transfer transactions in, and holdings of, Price Group stock. Although the Finance and Corporate Tax Department will provide assistance in complying with these requirements as an accommodation to Insiders, it remains the legal responsibility of each Insider to ensure that the applicable reports are filed in a timely manner.

            - FORM 3. The initial ownership report by an Insider is required to be filed on Form 3. This report must be filed within ten days after a person becomes an Insider (I.E., is elected as a director or appointed as an executive officer) to report all current holdings of Price Group stock. Following the election or appointment of an Insider, the Finance and Corporate Tax Department will deliver to the Insider a Form 3 for appropriate signatures and will file the form electronically with the SEC.

            - FORM 4. Any change in the Insider's ownership of Price Group stock must be reported on a Form 4 unless eligible for deferred reporting on year-end Form 5. The Form 4 must be filed electronically before the end of the second business day following the day on which a transaction resulting in a change in beneficial ownership has been executed. Following receipt of the Notice of Disposition of the proposed transaction, the Finance and Corporate Tax Department will deliver to the Insider a Form 4, as applicable, for appropriate signatures and will file the form electronically with the SEC.

            - FORM 5. Any transaction or holding that is exempt from reporting on Form 4, such as small purchases of stock, gifts, etc. may be reported electronically on a deferred basis on Form 5 within 45 calendar days after the end of the calendar year in which the transaction occurred. No Form 5 is necessary if all transactions and holdings were previously reported on Form 4.

            LIABILITY FOR SHORT-SWING PROFITS. Under the United States securities laws, profit realized by certain officers, as well as directors and 10% stockholders of a company (including Price Group) as a result of a purchase and sale (or sale and purchase) of stock of the company within a period of less than six months must be returned to the firm or its designated payee upon request.

        OFFICE OF THRIFT SUPERVISION ("OTS") REPORTING. TRPA and Price Group are holding companies of the Savings Bank, which is regulated by the OTS. OTS regulations require the directors and senior officers of TRPA and Price Group to file reports regarding their personal holdings of the stock of Price Group and of the stock of any non-affiliated bank, savings bank, bank holding company, or savings and loan holding company. Although the Bank's Compliance Officer will provide assistance in complying with these requirements as an

                                       4-8
        accommodation, it remains the responsibility of each person to ensure that the required reports are filed in a timely manner.

PRIOR TRANSACTION CLEARANCE REQUIREMENTS (OTHER THAN PRICE GROUP STOCK) FOR ACCESS PERSONS.

ACCESS PERSONS other than the independent directors of the Price Funds must, unless otherwise provided for below, obtain prior transaction clearance before directly or indirectly initiating, recommending, or in any way participating in, the purchase or sale of a security in which the Access Person has, or by reason of such transaction may acquire, any beneficial interest or which he or she controls. This includes the writing of an option to purchase or sell a security and the acquisition of any shares in an Automatic Investment Plan through a non-systematic investment (SEE p. 4-11). NON-ACCESS PERSONS are NOT required to obtain prior clearance before engaging in any securities transactions, except for transactions in Price Group stock.

                ACCESS PERSONS AND NON-ACCESS PERSONS AND THE INDEPENDENT DIRECTORS OF PRICE GROUP AND THE SAVINGS BANK MUST OBTAIN PRIOR TRANSACTION CLEARANCE OF ANY TRANSACTION INVOLVING PRICE GROUP STOCK FROM THE FINANCE AND CORPORATE TAX DEPARTMENT.

Where required, prior transaction clearance must be obtained regardless of whether the transaction is effected through TRP Brokerage (generally available only to U.S. residents) or through an unaffiliated broker/dealer or other entity. Please note that the prior clearance procedures do NOT check compliance with the 60-Day Rule (p. 4-30); you are responsible for ensuring your compliance with this rule.

THE INDEPENDENT DIRECTORS OF THE PRICE FUNDS ARE NOT REQUIRED TO RECEIVED PRIOR TRANSACTION CLEARANCE IN ANY CASE.

TRANSACTIONS (OTHER THAN IN PRICE GROUP STOCK) THAT DO NOT REQUIRE EITHER PRIOR TRANSACTION CLEARANCE OR REPORTING UNLESS THEY OCCUR IN A "REPORTABLE FUND." The following transactions do not require either prior transaction clearance or reporting:

                MUTUAL FUNDS AND VARIABLE INSURANCE PRODUCTS. The purchase or redemption of shares of any open-end investment companies and variable insurance products, EXCEPT that Access Persons must report transactions in Reportable Funds, as described below. (SEE p. 4-11).

                AUTOMATIC INVESTMENT PLANS. Transactions through a program in which regular periodic purchases or withdrawals are made automatically in or from investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan. An Access Person must report any securities owned as a result of transactions in an Automatic Investment Plan on his or her Annual Report. Any transaction that overrides the pre-set schedule or allocations of an automatic investment plan (a "NON-SYSTEMATIC TRANSACTION") must be reported by both Access Persons and Non-Access Persons and Access Persons must also receive prior transaction clearance for such a transaction if the transaction would otherwise require prior transaction clearance.

                                       4-9

                U.S. GOVERNMENT OBLIGATIONS. Purchases or sales of direct obligations of the U.S. Government.

                CERTAIN COMMODITY FUTURES CONTRACTS. Purchases or sales of commodity futures contracts for tangible goods (E.G., corn, soybeans, wheat) if the transaction is regulated solely by the United States Commodity Futures Trading Commission ("CFTC"). Futures contracts for financial instruments, however, MUST receive prior clearance.

                COMMERCIAL PAPER AND SIMILAR INSTRUMENTS. Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

                CERTAIN UNIT INVESTMENT TRUSTS. Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, if none of the underlying funds is a Reportable Fund.

TRANSACTIONS (OTHER THAN PRICE GROUP STOCK) THAT DO NOT REQUIRE PRIOR TRANSACTION CLEARANCE BUT MUST BE REPORTED BY BOTH ACCESS PERSONS AND NON-ACCESS PERSONS

                UNIT INVESTMENT TRUSTS. Purchases or sales of shares in unit investment trusts registered under the Investment Company Act of 1940. ("INVESTMENT COMPANY ACT"), including such unit investment trusts as DIAMONDS ("DIA"), SPYDER ("SPY") and NASDAQ-100 Index Tracking Stock ("QQQQ") unless exempted above.

                NATIONAL GOVERNMENT OBLIGATIONS (OTHER THAN U.S.). Purchases or sales of direct obligations of national (non-U.S.) governments.

                PRO RATA DISTRIBUTIONS. Purchases effected by the exercise of rights issued pro rata to all holders of a class of securities or the sale of rights so received.

                MANDATORY TENDERS. Purchases and sales of securities pursuant to a mandatory tender offer.

                EXERCISE OF STOCK OPTION OF CORPORATE EMPLOYER BY SPOUSE. Transactions involving the exercise by an Access Person's spouse of a stock option issued by the corporation employing the spouse. However, a subsequent sale of the stock obtained by means of the exercise, including sales effected by a "cash-less" transactions, must receive prior transaction clearance.

                INHERITANCES. The acquisition of securities through inheritance.

                GIFTS. The giving of or receipt of a security as a gift.

                STOCK SPLITS, REVERSE STOCK SPLITS, AND SIMILAR ACQUISITIONS AND DISPOSITIONS. The acquisition of additional shares or the disposition of existing corporate holdings through stock splits, reverse stock splits, stock dividends, exercise of rights, exchange or

                                      4-10
                conversion. Reporting of such transactions must be made within 30 days of the end of the quarter in which they occurred.

                SPOUSAL EMPLOYEE-SPONSORED PAYROLL DEDUCTION PLANS. Purchases, but not sales, by an Access Person's spouse pursuant to an employee-sponsored payroll deduction plan (E.G., a 401(k) plan or employee stock purchase plan), provided the Code Compliance Section (U.S.-based personnel) or the TRP International Compliance Team (International personnel) has been previously notified by the Access Person that the spouse will be participating in the payroll deduction plan. Reporting of such transactions must be made within 30 days of the end of the quarter in which they occurred. A sale or exchange of stock held in such a plan is subject to the prior transaction clearance requirements for Access Persons.

TRANSACTIONS (OTHER THAN PRICE GROUP STOCK) THAT DO NOT REQUIRE PRIOR TRANSACTION CLEARANCE BUT MUST BE REPORTED BY ACCESS PERSONS ONLY.

                REPORTABLE FUNDS. Purchases and sales of shares of Reportable Funds. A REPORTABLE FUND IS ANY OPEN-END INVESTMENT COMPANY, INCLUDING MONEY MARKET FUNDS, FOR WHICH ANY OF THE PRICE ADVISERS SERVES AS AN INVESTMENT ADVISER. This includes not only the Price Funds and SICAVs, but also any fund managed by any of the Price Advisers through sub-advised relationships, including any fund holdings offered through retirement plans (E.G., 401(k) plans) or as an investment option offered as part of a variable annuity. Group Compliance maintains a listing of sub-advised Reportable Funds on the firm's intranet at Corporate/Legal/Code of Ethics, Employee Compliance Forms and iTrade/Sub Advised Reportable Funds.

                RESTRICTIONS ON HOLDING PRICE FUNDS THROUGH INTERMEDIARIES. Many Reportable Funds are Price Funds. Access Persons are encouraged to buy, sell and maintain their holdings of Price Funds in an account or accounts on a T. Rowe Price platform, rather than through an intermediary where possible. For example, Access Persons are encouraged to trade shares in a Price Fund through
                T. Rowe Price Services, Inc, the transfer agent or through a TRP Brokerage account, rather than through a brokerage account maintained at an independent broker/dealer.

                Access Persons are PROHIBITED from purchasing a Price Fund through an intermediary if shares of that Price Fund are not currently held at that intermediary AND if the purchase could have been effected through one of the T. Rowe Price transfer agents or in a TRP Brokerage Account. If an Access Person currently holds Price Funds under such circumstances, he or she is prohibited from purchasing shares of any other Price Fund through that intermediary. Situations where Price Funds must be held through an intermediary (E.G., spouse of an Access Person has or is eligible to invest in Price Funds through the spouse's 401(k) plan) do not violate this policy.

                Access Persons must inform the Code Compliance Section about ownership of shares of Price Funds. Once this notification has been given, if the Price Fund is held on a T.

                                      4-11

                Rowe Price platform or in a TRP Brokerage Account, the Access Person need not report these transactions directly. SEE p. 4-21.

                In instances where Price Funds are held through an intermediary, transactions in shares of those Price Funds must be reported as described on p. 4-21.

                INTERESTS IN SECTION 529 COLLEGE INVESTMENT PLANS. Purchases and sales of interests in any Section 529 College Investment Plan. Access Persons must also inform the Code Compliance Section about ownership of interests in the Maryland College Investment Plan, the T. Rowe Price College Savings Plan, the University of Alaska College Savings Plan, or the John Hancock Freedom 529. Once this notification has been given, an Access Person need not report these transactions directly. SEE p. 4-21.

                NOTIFICATION REQUIREMENTS. Notification to the Code Compliance Section about a Reportable Fund or a Section 529 College Investment Plan should include:

                    -   account ownership information, and

                    -   account number

The independent directors of the Price Funds are subject to modified reporting requirements.

The Chief Compliance Officer or his or her designee reviews at a minimum the transaction reports for all securities required to be reported under the Advisers Act or the Investment Company Act for all employees, officers, and inside directors of Price Group and its affiliates and for the independent directors of the Price Funds.

TRANSACTIONS (OTHER THAN PRICE GROUP STOCK) THAT REQUIRE PRIOR TRANSACTION CLEARANCE BY ACCESS PERSONS. If the transaction or security is not listed above as not requiring prior transaction clearance, you should assume that it IS subject to this requirement unless specifically informed otherwise by the Code Compliance Section or the TRP International Compliance Team. The only Access Persons not subject to the prior transaction clearance requirements are the independent directors of the Price Funds.

Among the transactions that must receive prior transaction clearance are:

        - Non-systematic transactions in a security that is not exempt from prior transaction clearance;

        - Closed-end fund transactions, including U.K. investment trusts and Exchange Traded Funds ("ETFS") (E.G., iShares, Cubes) unless organized as unit investment trusts under the Investment Company Act; and

        -   Transactions in sector index funds that are closed-end funds.

OTHER TRANSACTION REPORTING REQUIREMENTS. Any transaction that is subject to the prior transaction clearance requirements on behalf of an Access Person (except the independent

                                      4-12
directors of the Price Funds), INCLUDING PURCHASES IN INITIAL PUBLIC OFFERINGS AND PRIVATE PLACEMENT TRANSACTIONS, must be reported. Although Non-Access Persons are not required to receive prior transaction clearance for securities transactions (other than Price Group stock), they MUST report any transaction that would require prior transaction clearance by an Access Person. The independent directors of Price Group, the Price Funds and the Savings Bank are subject to modified reporting requirements.

PROCEDURES FOR OBTAINING PRIOR TRANSACTION CLEARANCE (OTHER THAN PRICE GROUP STOCK) FOR ACCESS PERSONS. Unless prior transaction clearance is not required as described above or the Chairperson of the Ethics Committee or his or her designee has otherwise determined that prior transaction clearance is not required, Access Persons, other than the independent directors of the Price Funds, must receive prior transaction clearance for all securities transactions.

Access Persons should follow the procedures set forth below, depending upon their location, before engaging in the transactions described. If an Access Person is not certain whether a proposed transaction is subject to the prior transaction clearance requirements, he or she should contact the Code Compliance Section or the TRP International Compliance Team, as appropriate, BEFORE proceeding.

FOR U.S. - BASED ACCESS PERSONS:

        PROCEDURES FOR OBTAINING PRIOR TRANSACTION CLEARANCE FOR INITIAL PUBLIC OFFERINGS ("IPOS"):

                NON-INVESTMENT PERSONNEL. Access Persons who are NOT Investment Personnel ("NON-INVESTMENT PERSONNEL") may purchase securities that are the subject of an IPO ONLY after receiving prior transaction clearance in writing from the Chairperson of the Ethics Committee or his or her designee ("DESIGNEE"). An IPO would include, for example, an offering of securities registered under the Securities Act of 1933 when the issuer of the securities, immediately before the registration, was not subject to certain reporting requirements of the Exchange Act.

                In considering such a request for prior transaction clearance, the Chairperson or his or her Designee will determine whether the proposed transaction presents a conflict of interest with any of the firm's clients or otherwise violates the Code. The Chairperson or his or her Designee will also consider whether:

                1. The purchase is made through the Non-Investment Personnel's regular broker;

                2. The number of shares to be purchased is commensurate with the normal size and activity of the Non-Investment Personnel's account; and

                3. The transaction otherwise meets the requirements of the NASD restrictions, as applicable, regarding the sale of a new issue to an account in which a "restricted person," as defined in NASD Rule 2790, has a beneficial interest.

                                      4-13

        In addition to receiving prior transaction clearance from the Chairperson of the Ethics Committee or his or her Designee, Non-Investment Personnel MUST also check with the Equity Trading Desk the day the offering is priced before purchasing in the IPO. If a client order has been received since the initial prior transaction approval was given, the prior transaction clearance will be withdrawn.

        Non-Investment Personnel will not be permitted to purchase shares in an IPO if any of the firm's clients are prohibited from doing so because of affiliated transaction restrictions. This prohibition will remain in effect until the firm's clients have had the opportunity to purchase in the secondary market once the underwriting is completed -- commonly referred to as the aftermarket. The 60-Day Rule applies to transactions in securities purchased in an IPO.

        INVESTMENT PERSONNEL. Investment Personnel may NOT purchase securities in an IPO.

        NON-ACCESS PERSONS. Although Non-Access Persons are not required to receive prior transaction clearance before purchasing shares in an IPO, any Non-Access Person who is a registered representative or associated person of Investment Services is reminded that NASD Rule 2790 may restrict his or her ability to buy shares in a new issue.

        PROCEDURES FOR OBTAINING PRIOR TRANSACTION CLEARANCE FOR PRIVATE PLACEMENTS. Access Persons may not invest in a private placement of securities, including the purchase of limited partnership interests, unless prior transaction clearance in writing has been obtained from the Chairperson of the Ethics Committee or his or her Designee. A private placement is generally defined by the SEC as an offering that is exempt from registration under the Securities Act. Private placement investments generally require the investor to complete a written questionnaire or subscription agreement. If an Access Person has any questions about whether a transaction is, in fact, a private placement, he or she should contact the Chairperson of the Ethics Committee or his or her designee.

        In considering a request for prior transaction clearance for a private placement, the Chairperson will determine whether the investment opportunity (private placement) should be reserved for the firm's clients, and whether the opportunity is being offered to the Access Person by virtue of his or her position with the firm. The Chairperson will also secure, if appropriate, the approval of the proposed transaction from the chairperson of the applicable investment steering committee. These investments may also have special reporting requirements, as discussed under "Procedures for Reporting Transactions," at p. 4-20.

                CONTINUING OBLIGATION. An Access Person who has received prior transaction clearance to invest and does invest in a private placement of securities and who, at a later date, anticipates participating in the firm's investment decision process regarding the purchase or sale of securities of the issuer of that private placement on behalf of any client, must immediately disclose his or her prior investment in the private placement to the Chairperson of the Ethics Committee and to the chairperson of the appropriate investment steering committee.

        Registered representatives of Investment Services are reminded that NASD rules may restrict investment in a private placement in certain circumstances.

                                      4-14

        PROCEDURES FOR OBTAINING PRIOR TRANSACTION CLEARANCE FOR ALL OTHER SECURITIES TRANSACTIONS. Requests for prior transaction clearance by Access Persons for all other securities transactions requiring prior transaction clearance should generally be made via iTrade on the firm's intranet. The iTrade system automatically sends any request for prior transaction approval that requires manual intervention to the Equity Trading Department. If iTrade is not available, requests may be made orally, in writing, or by electronic mail (email address "Personal Trades" in the electronic mail address book). Obtaining clearance by electronic mail if iTrade is not available is strongly encouraged. All requests must include the name of the security, a definitive security identifier (E.G., CUSIP, ticker, or Sedol), the number of shares or amount of bond involved, and the nature of the transaction, I.E., whether the transaction is a purchase, sale, short sale, or buy to cover. Responses to all requests will be made by iTrade or the Equity Trading Department, documenting the request and whether or not prior transaction clearance has been granted. The Examiner system maintains the record of all approval and denials, whether automatic or manual.

        Requests will normally be processed on the same day; however, additional time may be required for prior transaction clearance for certain securities, including non-U.S. securities.

        EFFECTIVENESS OF PRIOR TRANSACTION CLEARANCE. Prior transaction clearance of a securities transaction is effective for three (3) business days FROM AND INCLUDING the date the clearance is granted, regardless of the time of day when clearance is granted. If the proposed securities transaction is not executed within this time, a new clearance must be obtained. FOR EXAMPLE, IF PRIOR TRANSACTION CLEARANCE IS GRANTED AT 2:00 PM MONDAY, THE TRADE MUST BE EXECUTED BY WEDNESDAY. In situations where it appears that the trade will not be executed within three business days even if the order is entered in that time period (E.G., certain transactions through Transfer Agents or spousal employee-sponsored payroll deduction plans), please notify the Code Compliance Section BEFORE entering the order.

        REMINDER. If you are an Access Person and become the beneficial owner of another's securities (E.G., by marriage to the owner of the securities) or begin to direct trading of another's securities, then transactions in those securities also become subject to the prior transaction clearance requirements. You must also report acquisition of beneficial ownership or control of these securities within 10 business days of your knowledge of their existence.

FOR INTERNATIONAL ACCESS PERSONS:

        PROCEDURES FOR OBTAINING PRIOR TRANSACTION CLEARANCE FOR INITIAL PUBLIC OFFERINGS ("IPOS"):

                NON-INVESTMENT PERSONNEL. Access Persons who are NOT Investment Personnel ("NON- INVESTMENT PERSONNEL") may purchase securities that are the subject of an IPO ONLY after receiving prior transaction clearance in writing from the TRP International Compliance Team.

                The TRP International Compliance Team will determine whether the proposed transaction presents a conflict of interest with any of the firm's clients or otherwise violates the Code. The Team will also consider whether:

                                      4-15

                    1. The purchase is made through the Non-Investment Personnel's regular broker;

                    2. The number of shares to be purchased is commensurate with the normal size and activity of the Non-Investment Personnel's account; and

                    3. The transaction otherwise meets the requirements of the NASD's restrictions regarding the sale of a new issue to an account in which a "restricted person," as defined in NASD Rule 2790, has a beneficial interest, if this is applicable.

                In addition to receiving prior transaction clearance from the TRP International Compliance Team, Non-Investment Personnel MUST also check with the T. Rowe Price International Compliance Team the day the offering is priced before purchasing in the IPO. The
                T. Rowe Price International Compliance Team will contact the London Dealing Desk to confirm that no client order has been received since the initial prior transaction approval was given. If a client order has been received, the prior transaction clearance will be withdrawn.

                Non-Investment Personnel will not be permitted to purchase shares in an IPO if any of the firm's clients are prohibited from doing so because of affiliated transaction restrictions. This prohibition will remain in effect until the firm's clients have had the opportunity to purchase in the secondary market once the underwriting is completed commonly referred to as the aftermarket. The 60-Day Rule applies to transactions in securities purchased in an IPO.

                INVESTMENT PERSONNEL. Investment Personnel may NOT purchase securities in an IPO.

        PROCEDURES FOR OBTAINING PRIOR TRANSACTION CLEARANCE FOR PRIVATE PLACEMENTS. Prior transaction clearance to invest in or sell securities through a private placement of securities, including the purchase of limited partnership interests, must be sought from the TRP International Compliance Team in the usual manner. The prior transaction clearance process will include a review by a member of the Investment Team to determine whether the investment opportunity (private placement) should be reserved for the firm's clients and whether the opportunity is being offered to the Access Person by virtue of his or her position with the firm, as well as approval by a member of the Ethics Committee. These investments may also have special reporting requirements, as discussed under "Procedures for Reporting Transactions" at p. 4-20.

                CONTINUING OBLIGATION. Any Access Person who has received prior transaction clearance to invest and does invest in a private placement of securities and who, at a later date, anticipates participating in the firm's investment decision process regarding the purchase or sale of securities of the issuer of that private placement on behalf of any client, must immediately disclose his or her prior investment in the private placement to the TRP International Compliance Team.

                                      4-16

        Registered representatives of Investment Services are reminded that NASD rules may restrict investment in a private placement in certain circumstances.

        PROCEDURES FOR OBTAINING PRIOR TRANSACTION CLEARANCE FOR ALL OTHER SECURITIES TRANSACTIONS. Requests for prior transaction clearance by Access Persons for all other securities transactions requiring prior transaction clearance should generally be made via iTrade on the firm's intranet. The iTrade system automatically sends any request for prior transaction approval that requires manual intervention to the TRP International Compliance Team. If iTrade is not available, requests may be made orally, in writing, or by electronic mail (email address "TRPI Compliance" in the electronic mail address book). Obtaining clearance by electronic mail if iTrade is not available is strongly encouraged. All requests must include the name of the security, a definitive security identifier (E.G., CUSIP, ticker, or SEDOL), the number of shares or amount of bond involved, and the nature of the transaction, I.E., whether the transaction is a purchase, sale, short sale or buy to cover. Responses to all requests will be made by iTrade or the TRP International Compliance Team, documenting the request and whether or not prior transaction clearance has been granted. The Examiner system maintains the record of all approvals and denials, whether automatic or manual.

        Requests will normally be processed on the same day they are received; however, ADDITIONAL TIME MAY BE REQUIRED IN CERTAIN CIRCUMSTANCES (E.G., TO ALLOW CHECKS TO BE MADE WITH OVERSEAS OFFICES AS NECESSARY).

        EFFECTIVENESS OF PRIOR TRANSACTION CLEARANCE. Prior transaction clearance of a securities transaction, whether obtained via iTrade or from the TRP International Compliance Team, is effective for three (3) business days FROM AND INCLUDING the date the clearance is granted. If the proposed securities transaction is not executed within this time, a new clearance must be obtained. FOR EXAMPLE, IF PRIOR TRANSACTION CLEARANCE IS GRANTED AT 2:00 PM MONDAY, THE TRADE MUST BE EXECUTED BY WEDNESDAY. In situations where it appears that the trade will not be executed within three business days even if the order is entered in that time period (E.G., an Individual Savings Account), please notify the TRP International Compliance Team BEFORE entering the order.

        REMINDER. If you are an Access Person and become the beneficial owner of another's securities (E.G., by marriage to the owner of the securities) or begin to direct trading of another's securities, then transactions in those securities also become subject to the prior transaction clearance requirements. You must also report acquisition of beneficial ownership or control of these securities within 10 business days of your knowledge of their existence.

REASONS FOR DISALLOWING ANY PROPOSED TRANSACTION. Prior transaction clearance will usually not be granted for a proposed transaction by the Trading Department, either directly or by iTrade, and/or by the Chairperson of the Ethics Committee or by the TRP International Compliance Team if:

        PENDING CLIENT ORDERS. Orders have been placed by any of the Price Advisers to purchase or sell the security unless certain size or volume parameters as described below under "Large Issuer/Volume Transactions" are met.

        PURCHASES AND SALES WITHIN SEVEN (7) CALENDAR DAYS. The security has been purchased or sold by any client of a Price Adviser within seven calendar days

                                      4-17
        immediately prior to the date of the proposed transaction, unless certain size or volume parameters as described below under "Large Issuer/Volume Transactions" are met.

        For example, if a client transaction occurs on Monday, prior transaction clearance is not generally granted to an Access Person to purchase or sell that security until Tuesday of the following week. Transactions in securities in pure as opposed to enhanced index funds are not considered for this purpose.

        If all clients have eliminated their holdings in a particular security, the seven-day restriction is not applicable to an Access Person's transactions in that security.

        APPROVED COMPANY RATING CHANGES. A change in the rating of an approved company as reported in the firm's Daily Research News has occurred within seven (7) calendar days immediately prior to the date of the proposed transaction. Accordingly, trading would not be permitted until the eighth (8) calendar day.

        SECURITIES SUBJECT TO INTERNAL TRADING RESTRICTIONS. The security is limited or restricted by any of the Price Advisers as to purchase or sale by Access Persons.

If for any reason an Access Person has not received a requested prior transaction clearance for a proposed securities transaction, he or she must not communicate this information to another person and must not cause any other person to enter into such a transaction.

REQUESTS FOR RECONSIDERATION OF PRIOR TRANSACTION CLEARANCE DENIALS. If an Access Person has not been granted a requested prior transaction clearance, he or she may apply to the Chairperson of the Ethics Committee or his or her designee for reconsideration. Such a request must be in writing and must fully describe the basis upon which the reconsideration is being requested. As part of the reconsideration process, the Chairperson or his or her designee will determine if any client of any of the Price Advisers may be disadvantaged by the proposed transaction by the Access Person. The factors the Chairperson or his or her designee may consider in making this determination include:

    -   the size of the proposed transaction;

    - the nature of the proposed transaction (I.E., buy or sell) and of any recent, current or pending client transactions;

    - the trading volume of the security that is the subject of the proposed Access Person transaction;

    - the existence of any current or pending order in the security for any client of a Price Adviser;

    - the reason the Access Person wants to trade (E.G., to provide funds for the purchase of a home); and

    - the number of times the Access Person has requested prior transaction clearance for the proposed trade and the amount of time elapsed between each prior transaction clearance request.

TRANSACTION CONFIRMATIONS AND PERIODIC ACCOUNT STATEMENTS. ALL
ACCESS PERSONS (EXCEPT THE INDEPENDENT DIRECTORS OF THE PRICE FUNDS) AND NON-ACCESS PERSONS must request broker-dealers, investment advisers, banks, or other financial institutions executing

                                      4-18
their transactions to send a duplicate confirmation or contract note with respect to each and every reportable transaction, including Price Group stock, and a copy of all periodic statements for all securities accounts in which the Access Person or Non-Access Person is considered to have beneficial ownership and/or control (SEE page 4-4 for a discussion of beneficial ownership and control concepts) as follows:

    - U.S.-based personnel should have this information sent to the attention of Compliance, Legal Department, T. Rowe Price, P.O. Box 17218, Baltimore, Maryland 21297-1218.

    - International personnel should have this information sent to the attention of the TRP International Compliance Team, T. Rowe Price International, Inc., 60 Queen Victoria Street, London EC4N 4TZ United Kingdom.

THE INDEPENDENT DIRECTORS OF PRICE GROUP, THE PRICE FUNDS, AND THE SAVINGS BANK ARE SUBJECT TO MODIFIED REPORTING REQUIREMENTS DESCRIBED AT PP. 4-22 TO 4-25.

If transaction or statement information is provided in a language other than English, the employee should provide a translation into English of the documents.

NOTIFICATION OF SECURITIES ACCOUNTS. ACCESS PERSONS (EXCEPT THE INDEPENDENT DIRECTORS OF THE PRICE FUNDS) AND NON-ACCESS PERSONS must give notice BEFORE opening or trading in a securities account with any broker, dealer, investment adviser, bank, or other financial institution, including TRP Brokerage, as follows:

    - U.S.-based personnel must give notice by email to the Code Compliance Section (email address "Legal Compliance");

    - International personnel must give notice in writing (which may include email) to the TRP International Compliance Team.

THE INDEPENDENT DIRECTORS OF PRICE GROUP, THE PRICE FUNDS, AND THE SAVINGS BANK ARE NOT SUBJECT TO THIS REQUIREMENT.

        NEW PERSONNEL SUBJECT TO THE CODE. A person subject to the Code must give written notice as directed above of any existing securities accounts maintained with any broker, dealer, investment adviser, bank or other financial institution within 10 business days of association with the firm.

        You do not have to report accounts at transfer agents or similar entities if the only securities in those accounts are variable insurance products or mutual funds IF these are the only types of securities that can be held or traded in the accounts. If other securities can be held or traded, the accounts must be reported. For example, if you have an account at a transfer agent that can only hold shares of a mutual fund, that account does not have to be reported. If, however, you have a brokerage account it must be reported even if the only securities currently held or traded in it are mutual funds.

        OFFICERS, DIRECTORS AND REGISTERED REPRESENTATIVES OF INVESTMENT SERVICES. The NASD requires each associated person of T. Rowe Price Investment Services, Inc. to:

                                      4-19

        - Obtain approval for a securities account from Investment Services (whether the registered person is based in the United States or internationally); the request for approval should be in writing, directed to the Code Compliance Section, and submitted before opening or placing the initial trade in the securities account; and

        - If the securities account is with a broker/dealer, provide the broker/dealer with written notice of his or her association with Investment Services.

        ANNUAL STATEMENT BY ACCESS PERSONS. Each Access Person, except an Access Person who is an independent director of the Price Funds, must also file with the firm a statement of his or her accounts as of year-end in January of the following year.

        REMINDER. If you become the beneficial owner of another's securities (E.G., by marriage to the owner of the securities) or begin to direct trading of another's securities, then the associated securities accounts become subject to the account reporting requirements.

PROCEDURES FOR REPORTING TRANSACTIONS. The following requirements apply both to Access Persons and Non-Access Persons except the independent directors of Price Group, the Price Funds and the Savings Bank, who are subject to modified reporting requirements:

        REPORT FORM. If the executing firm provides a confirmation, contract note or similar document directly to the firm, you do not need to make a further report. The date this document is received by the Code Compliance Section or the International Compliance Team will be deemed the date the report is submitted for purposes of SEC compliance. The Code Compliance Section or the International Compliance Team, as appropriate, MUST receive the confirmation or similar document no later than 30 days after the end of the calendar quarter in which the transaction occurred. You must report all other transactions on the form designated "T. Rowe Price Employee's Report of Securities Transactions," which is available on the firm's Intranet under Corporate/Legal. You must report any transaction reported on a periodic (E.G., monthly, quarterly) statement, rather than on a confirmation, contract note or similar document, yourself using this form.

        WHAT INFORMATION IS REQUIRED. Each transaction report must contain, at a minimum, the following information about each transaction involving a reportable security in which you had, or as a result of the transaction acquired, any direct or indirect beneficial ownership:

            -   the date of the transaction

            -   the title of the security

            -   the ticker symbol or CUSIP number, as applicable

            -   the interest rate and maturity date, as applicable

            -   the number of shares, as applicable

            - the principal amount of each reportable security involved, as applicable.

            - the nature of the transaction (I.E. purchase, sale or any other type of acquisition or disposition)

            -   the price of the security at which the transaction was effected

            - the name of the broker, dealer or bank with or through which the transaction was effected; and

                                      4-20

            -   the date you submit the report

        WHEN REPORTS ARE DUE. You must report a securities transaction (other than a transaction in a Reportable Fund or Section 529 College Investment Plan [Access Persons only] or a spousal payroll deduction plan or a stock split or similar acquisition or disposition) within ten
        (10) business days after the trade date or within ten (10) business days after the date on which you first gain knowledge of the transaction (for example, a bequest) if this is later. A transaction in a Reportable Fund, a Section 529 College Investment Plan, a spousal payroll deduction plan or a stock split or similar acquisition or disposition must be reported within 30 days of the end of the quarter in which it occurred.

        ACCESS PERSON REPORTING OF REPORTABLE FUNDS AND SECTION 529 COLLEGE INVESTMENT PLAN INTERESTS HELD ON A T. ROWE PRICE PLATFORM OR IN A TRP BROKERAGE ACCOUNT. You are required to inform the Code Compliance Section about Reportable Funds and/or Section 529 College Investment Plan interests (I.E., the Maryland College Investment Plan, the T. Rowe Price College Savings Plan, the University of Alaska College Savings Plan, and the John Hancock Freedom 529) held on a T. Rowe Price Platform or in a TRP Brokerage account. SEE p. 4-12. Once you have done this, you do not have to report any transactions in those securities; your transactions and holdings will be updated and reported automatically to Group Compliance on a monthly basis.

        ACCESS PERSON REPORTING OF REPORTABLE FUNDS AND SECTION 529 COLLEGE INVESTMENT PLAN INTERESTS NOT HELD ON A T. ROWE PRICE PLATFORM OR IN A TRP BROKERAGE ACCOUNT. You must notify the Code Compliance Section of any Reportable Fund or Section 529 College Investment Plan interests that you beneficially own or control that are held at any intermediary, including any broker/dealer other than TRP's Brokerage Division. This would include, for example, a Price Fund held in your spouse's retirement plan. Any transaction in a Reportable Fund or in interests in a Section 529 College Investment Plan must be reported by duplicate account information sent directly by the intermediary to the Code Compliance Section or by the Access Person directly on the "T. Rowe Price Employees Report of Securities Transactions" within 30 days of the end of the quarter in which the transaction occurred.

        The TRP International Compliance Team will send all reports it receives to the Code Compliance Section on a quarterly basis.

        REPORTING CERTAIN PRIVATE PLACEMENT TRANSACTIONS. If your investment requires periodic capital calls (E.G., in a limited partnership) you must report each capital call within ten (10) business days. This is the case even if you are an Access Person and you received prior transaction clearance for a total cumulative investment.

        REMINDER. If you become the beneficial owner of another's securities (E.G., by marriage to the owner of the securities) or begin to direct trading of another's securities, the transactions in these securities become subject to the transaction reporting requirements.

REPORTING REQUIREMENTS FOR THE INDEPENDENT DIRECTORS OF THE PRICE FUNDS.

                                      4-21

        TRANSACTIONS IN PUBLICLY TRADED SECURITIES. An independent director of the Price Funds must report transactions in publicly-traded securities where the independent director controls or directs such transactions. These reporting requirements apply to transactions the independent director effects for his or her own beneficial ownership as well as the beneficial ownership of others, such as a spouse or other family member. An independent director does not have to report securities transactions in accounts over which the independent director has no direct or indirect influence or control (E.G., transactions in an account managed by an investment professional pursuant to a discretionary agreement and where the independent director does not participate in the investment decisions).

        TRANSACTIONS IN NON-PUBLICLY TRADED SECURITIES. An independent director does not have to report transactions in securities which are not traded on an exchange or listed on NASDAQ (I.E., non-publicly traded securities), unless the independent director knew, or in the ordinary course of fulfilling his or her official duties as a Price Funds independent director, should have known that during the 15-day period immediately before or after the independent director's transaction in such non-publicly traded security, a Price Adviser purchased, sold or considered purchasing or selling such security for a Price Fund or Price advisory client.

                METHODS OF REPORTING. An independent director has the option to satisfy his or her obligation to report transactions in securities via a Quarterly Report or by arranging for the executing brokers of such transactions to provide duplicate transaction confirmations directly to the Code Compliance Section.

                        QUARTERLY REPORTS. If a Price Fund independent director elects to report his or her transactions quarterly: (1) a report for each securities transaction must be filed with the Code Compliance Section no later than thirty
                        (30) days after the end of the calendar quarter in which the transaction was effected; and (2) a report must be filed for each quarter, regardless of whether there have been any reportable transactions. The Code Compliance Section will send to each independent director of the Price Funds who chooses to report transactions on a quarterly basis a reminder letter and reporting form approximately ten days before the end of each calendar quarter.

                        DUPLICATE CONFIRMATION REPORTING. An independent director of the Price Funds may also instruct his or her broker to send duplicate transaction information (confirmations) directly to the Code Compliance Section. An independent director who chooses to have his or her broker send duplicate account information to the Code Compliance Section in lieu of directly reporting broker-executed transactions must nevertheless continue to report in the normal way (I.E., Quarterly Reports) any securities transactions for which a broker confirmation is not generated.

                        Among the types of transactions that are commonly not reported through a broker confirmation and may therefore have to be reported directly to T. Rowe Price are:

                          -   Exercise of Stock Option of Corporate Employer;

                          -   Inheritance of a Security;

                          -   Gift of a Security; AND

                                      4-22

                          - Transactions in Certain Commodities Futures Contracts (E.G., financial indices).

                        An independent director of the Price Funds must include any transactions listed above, as applicable, in his or her Quarterly Reports if not otherwise contained in a duplicate broker confirmation. The Code Compliance Section will send to each independent director of the Price Funds who chooses to report transactions through broker confirmations a reminder letter and reporting form approximately ten days before the end of each calendar quarter so that transactions not reported by broker confirmations can be reported on the reporting form.

        REPORTING OF OFFICERSHIP, DIRECTORSHIP, GENERAL PARTNERSHIP OR OTHER MANAGERIAL POSITIONS APART FROM THE PRICE FUNDS. An independent director of the Price Funds shall report to the Code Compliance Section any officership, directorship, general partnership or other managerial position which he or she holds with any public, private, or governmental issuer other than the Price Funds.

        REPORTING OF SIGNIFICANT OWNERSHIP.

                        ISSUERS (OTHER THAN NON-PUBLIC INVESTMENT PARTNERSHIPS, POOLS OR FUNDS). If an independent director of the Price Funds owns more than 1/2 of 1% of the total outstanding shares of a public or private issuer (other than a non-public investment partnership, pool or fund), he or she must immediately report this ownership in writing to the Code Compliance Section, providing the name of the issuer and the total number of the issuer's shares beneficially owned.

                        NON-PUBLIC INVESTMENT PARTNERSHIPS, POOLS OR FUNDS. If an independent director of the Price Funds owns more than 1/2 of 1% of the total outstanding shares or units of a non-public investment partnership, pool or fund over which the independent director exercises control or influence, or is informed of the investment transactions of that entity, the independent director must report such ownership in writing to the Code Compliance Section. For non-public investment partnerships, pools or funds where the independent director does NOT exercise control or influence AND is NOT informed of the investment transactions of such entity, the independent director need not report such ownership to the Code Compliance Section unless and until such ownership exceeds 4% of the total outstanding shares or units of the entity.

        INVESTMENTS IN PRICE GROUP. An independent director of the Price Funds is prohibited from owning the common stock or other securities of Price Group.

        INVESTMENTS IN NON-LISTED SECURITIES FIRMS. An independent director of the Price Funds may not purchase or sell the shares of a broker/dealer, underwriter or federally registered investment adviser unless that entity is traded on an exchange or listed on NASDAQ or the purchase or sale has otherwise been approved by the Price Fund Boards.

        RESTRICTIONS ON CLIENT INVESTMENT PARTNERSHIPS.

                                      4-23

                CO-INVESTING. An independent director of the Price Funds is not permitted to co-invest in client investment partnerships of Price Group or its affiliates, such as Strategic Partners, Threshold, and Recovery.

                DIRECT INVESTMENT. An independent director of the Price Funds is not permitted to invest as a limited partner in client investment partnerships of Price Group or its affiliates.

        DEALING WITH CLIENTS. Aside from market transactions effected through securities exchanges or via NASDAQ, an independent director of the Price Funds may not, directly or indirectly, sell to or purchase from a client any security. This prohibition does not preclude the purchase or redemption of shares of any open-end mutual fund that is a client of any of the Price Advisers.

REPORTING REQUIREMENTS FOR THE INDEPENDENT DIRECTORS OF PRICE GROUP.

        REPORTING OF PERSONAL SECURITIES TRANSACTIONS. An independent director of Price Group is not required to report his or her personal securities transactions (other than transactions in Price Group stock) as long as the independent director does not obtain information about the Price Advisers' investment research, recommendations, or transactions. However, each independent director of Price Group is reminded that changes to certain information reported by the respective independent director in the Annual Questionnaire for Independent Directors are required to be reported to Corporate Records in Baltimore (E.G., changes in holdings of stock of financial institutions or financial institution holding companies).

        REPORTING OF OFFICERSHIP, DIRECTORSHIP, GENERAL PARTNERSHIP OR OTHER MANAGERIAL POSITIONS APART FROM PRICE GROUP. An independent director of Price Group shall report to the Code Compliance Section any officership, directorship, general partnership or other managerial position which he or she holds with any public, private, or governmental issuer other than Price Group.

REPORTING OF SIGNIFICANT OWNERSHIP.

        ISSUERS (OTHER THAN NON-PUBLIC INVESTMENT PARTNERSHIPS, POOLS OR FUNDS). If an independent director of Price Group owns more than 1/2 of 1% of the total outstanding shares of a public or private issuer (other than a non-public investment partnership, pool or fund), he or she must immediately report this ownership in writing to the Code Compliance Section, providing the name of the issuer and the total number of the issuer's shares beneficially owned.

        NON-PUBLIC INVESTMENT PARTNERSHIPS, POOLS OR FUNDS. If an independent director of Price Group owns more than 1/2 of 1% of the total outstanding shares or units of a non-public investment partnership, pool or fund over which the independent director exercises control or influence, or is informed of the investment transactions of that entity, the independent director must report such ownership in writing to the Code Compliance Section. For non-public investment partnerships, pools or funds where the independent director does NOT exercise control or influence AND is NOT informed of the investment transactions of such entity, the

                                      4-24
        independent director need not report such ownership to the Code Compliance Section unless and until such ownership exceeds 4% of the total outstanding shares or units of the entity.

TRANSACTION REPORTING REQUIREMENTS FOR THE INDEPENDENT DIRECTORS OF THE SAVINGS BANK. The independent directors of the Savings Bank are not required to report their personal securities transactions (other than transactions in Price Group stock) as long as they do not obtain information about the Price Advisers' investment research, recommendations, or transactions, other than information obtained because the Savings Bank is a client of one or more of the Price Advisers. In addition, the independent directors of the Savings Bank may be required to report other personal securities transactions and/or holdings as specifically requested from time to time by the Savings Bank in accordance with regulatory or examination requirements.

MISCELLANEOUS RULES REGARDING PERSONAL SECURITIES TRANSACTIONS. These rules vary in their applicability depending upon whether you are an Access Person.

The following rules apply to ALL Access Persons, except the independent directors of the Price Funds, and to ALL Non-Access Persons:

        DEALING WITH CLIENTS. Access Persons and Non-Access Persons may not, directly or indirectly, sell to or purchase from a client any security. Market transactions are not subject to this restriction. This prohibition does not preclude the purchase or redemption of shares of any open-end mutual fund that is a client of any of the Price Advisers and does not apply to transactions in a spousal employer-sponsored payroll deduction plan or spousal employer-sponsored stock option plan.

        INVESTMENT CLUBS. These restrictions vary depending upon the person's status, as follows:

                NON-ACCESS PERSONS. A Non-Access Person may form or participate in a stock or investment club without prior clearance from the Chairperson of the Ethics Committee (U.S.-based personnel) or the TRP International Compliance Team (international personnel). ONLY TRANSACTIONS IN PRICE GROUP STOCK ARE SUBJECT TO PRIOR TRANSACTION CLEARANCE. Club transactions must be reported just as the Non-Access Person's individual trades are reported.

                ACCESS PERSONS. An Access Person may not form or participate in a stock or investment club unless prior written clearance has been obtained from the Chairperson of the Ethics Committee (U.S.-based personnel) or the TRP International Compliance Team (international personnel). Generally, transactions by such a stock or investment club in which an Access Person has beneficial ownership or control are subject to the same prior transaction clearance and reporting requirements applicable to an individual Access Person's trades. If, however, the Access Person has beneficial ownership solely by virtue of his or her spouse's participation in the club and has no investment control or input into decisions regarding the club's securities transactions, the Chairperson of the Ethics Committee or the TRP International Compliance Team may, as appropriate as part of the prior clearance process, require the prior transaction clearance of Price Group stock transactions only.

                                      4-25

                MARGIN ACCOUNTS. While margin accounts are discouraged, you may open and maintain margin accounts for the purchase of securities provided such accounts are with firms with which you maintain a regular securities account relationship.

                TRADING ACTIVITY. You are discouraged from engaging in a pattern of securities transactions that either:

                - is so excessively frequent as to potentially impact your ability to carry out your assigned responsibilities, OR

                - involves securities positions that are disproportionate to your net assets.

        At the discretion of the Chairperson of the Ethics Committee, written notification of excessive trading may be sent to you and/or the appropriate supervisor if ten or more reportable trades occur in your account(s) in a month, or if circumstances otherwise warrant this action.

The following rules apply ONLY to ACCESS PERSONS other than the independent directors of the Price Funds:

        LARGE ISSUER/VOLUME TRANSACTIONS. Although subject to prior transaction clearance, transactions involving securities of certain large issuers or of issuers with high trading volumes, within the parameters set by the Ethics Committee (the "LARGE ISSUER/VOLUME LIST"), will be permitted under normal circumstances, as follows:

        Transactions involving no more than U.S. $20,000 (all amounts are in U.S. dollars) or the nearest round lot (even if the amount of the transaction MARGINALLY exceeds $20,000) per security per seven (7) calendar day period in securities of:

                - issuers with market capitalizations of $5 billion or more, OR

                - U.S. issuers with an average daily trading volume in excess of 500,000 shares over the preceding 90 calendar days are usually permitted, unless the rating on the security as reported in the firm's Daily Research News has been changed to a 1 or a 5 within the seven (7) calendar days immediately prior to the date of the proposed transaction.

        These parameters are subject to change by the Ethics Committee. An Access Person should be aware that if prior transaction clearance is granted for a specific number of shares lower than the number requested, he or she may not be able to receive permission to buy or sell additional shares of the issuer for the next seven (7) calendar days.

        If you believe one or both of these criteria should be applied to a non-U.S. issuer, you should contact the Code Compliance Section or the TRP International Compliance Team, as appropriate. When contacted, the TRP International Compliance Team will coordinate the process with the Code Compliance Section.

        TRANSACTIONS INVOLVING OPTIONS ON LARGE ISSUER/VOLUME LIST SECURITIES. Access Persons may not purchase uncovered put options or sell uncovered call options unless otherwise permitted under the "Options and Futures" discussion on p.4-28. Otherwise, in the case of

                                      4-26
        options on an individual security on the Large Issuer/Volume List (if it has not had a prohibited rating change), an Access Person may trade the GREATER of 5 contracts or sufficient option contracts to control $20,000 in the underlying security; thus an Access Person may trade 5 contracts even if this permits the Access Person to control more than $20,000 in the underlying security. Similarly, the Access Person may trade more than 5 contracts as long as the number of contracts does not permit him or her to control more than $20,000 in the underlying security.

        TRANSACTIONS INVOLVING EXCHANGE-TRADED INDEX OPTIONS. Generally, an Access Person may trade the GREATER of 5 contracts or sufficient contracts to control $20,000 in the underlying securities; thus an Access Person may trade 5 contracts even if this permits the Access Person to control more than $20,000 in the underlying securities. Similarly, the Access Person may trade more than 5 contracts as long as the number of contracts does not permit him or her to control more than $20,000 in the underlying securities. These parameters are subject to change by the Ethics Committee.

        Please note that an option on a Unit Investment Trust (E.G., QQQQ) is not an exchange-traded index option and does not fall under this provision. SEE the discussion under General Information on Options and Futures below.

        CLIENT LIMIT ORDERS. Although subject to prior transaction clearance, an Access Person's proposed trade in a security is usually permitted even if a limit order has been entered for a client for the same security, if:

            -   The Access Person's trade will be entered as a market order; and

            - The client's limit order is 10% or more away from the market at the time the Access Person requests prior transaction clearance.

        JAPANESE NEW ISSUES. All Access Persons are prohibited from purchasing a security which is the subject of an IPO in Japan.

GENERAL INFORMATION ON OPTIONS AND FUTURES (OTHER THAN EXCHANGE-TRADED INDEX OPTIONS). If a transaction in the underlying instrument does not require prior transaction clearance (E.G., National Government Obligations, Unit Investment Trusts), then an options or futures transaction on the underlying instrument does not require prior transaction clearance. However, all options and futures transactions, except the commodity futures transactions described on page 4-10, must be reported even if a transaction in the underlying instrument would not have to be reported (E.G., U.S. Government Obligations). Transactions in publicly traded options on Price Group stock are not permitted. SEE p. 4-7. Please consult the specific discussion on Exchange-Traded Index Options above for transactions in those securities.

        BEFORE ENGAGING IN OPTIONS AND FUTURES TRANSACTIONS, ACCESS PERSONS SHOULD UNDERSTAND THE IMPACT THAT THE 60-DAY RULE AND INTERVENING CLIENT TRANSACTIONS MAY HAVE UPON THEIR ABILITY TO CLOSE OUT A POSITION WITH A PROFIT (SEE PAGE 4-29).

                                      4-27

                OPTIONS AND FUTURES ON SECURITIES AND INDICES NOT HELD BY CLIENTS OF THE PRICE ADVISERS. There are no specific restrictions with respect to the purchase, sale or writing of put or call options or any other option or futures activity, such as multiple writings, spreads and straddles, on a security (and options or futures on such security) or index that is not held by any of the Price Advisers' clients.

                OPTIONS ON SECURITIES HELD BY CLIENTS OF THE PRICE ADVISERS. With respect to options on securities of companies which are held by any of Price Advisers' clients, it is the firm's policy that an Access Person should not profit from a price decline of a security owned by a client (other than a "pure" Index account). Therefore, an Access Person may: (i) purchase call options and sell covered call options and (ii) purchase covered put options and sell put options. An Access Person may not purchase uncovered put options or sell uncovered call options, even if the issuer of the underlying securities is included on the Large Issuer/Volume List, unless purchased in connection with other options on the same security as part of a straddle, combination or spread strategy which is designed to result in a profit to the Access Person if the underlying security rises in or does not change in value. The purchase, sale and exercise of options are subject to the same restrictions as those set forth with respect to securities, I.E., the option should be treated as if it were the common stock itself.

                OTHER OPTIONS AND FUTURES HELD BY CLIENTS OF THE PRICE ADVISERS. Any other option or futures transaction with respect to domestic or foreign securities held by any of the Price Advisers' clients will receive prior transaction clearance if appropriate after due consideration is given, based on the particular facts presented, as to whether the proposed transaction or series of transactions might appear to or actually create a conflict with the interests of any of the Price Advisers' clients. Such transactions include transactions in futures and options on futures involving financial instruments regulated solely by the CFTC.

                CLOSING OR EXERCISING OPTION POSITIONS. A transaction initiated by an Access Person to exercise an option or to close an option transaction must also receive prior transaction clearance. If an intervening client transaction in the underlying security has occurred since the position was opened, the Access Person may not receive prior clearance to initiate a transaction to exercise the option or to close out the position, as applicable.

        SHORT SALES. Short sales by Access Persons are subject to prior clearance unless the security itself does not otherwise require prior clearance. In addition, Access Persons may not sell any security short which is owned by any client of one of the Price Advisers unless a transaction in that security would not require prior clearance. Short sales of Price Group stock are not permitted. All short sales are subject to the 60-Day Rule described below.

        THE 60-DAY RULE. Access Persons are prohibited from profiting from the purchase and sale or sale and purchase of the same (or equivalent) securities within 60 calendar days. An "equivalent" security means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to the subject security, or similar securities with a value derived from the value of the subject security. Thus, for example, the rule prohibits options transactions on or short sales of a security that may result in a gain within 60 days of the purchase of the underlying security. In addition, the rule

                                      4-28
        applies regardless of the Access Person's other holdings of the same security or whether the Access Person has split his or her holdings into tax lots. For example, if an Access Person buys 100 shares of XYZ stock on March 1, 1998 and another 100 shares of XYZ stock on February 27, 2005, he or she may not sell ANY shares of XYZ stock at a profit for 60 days following February 27, 2005. The 60-Day Rule "clock" restarts EACH time the Access Person trades in that security.

        The closing of a position in a European style option on any security other than an index will result in a 60-Day Rule violation if the position was opened within the 60-day window and the closing transaction results in a gain. Multiple positions will not be netted to determine an overall gain or loss in options on the same underlying security expiring on the same day.

                The 60-Day Rule does NOT apply to:

                    - any transaction by a Non-Access Person other than transactions in Price Group stock not excluded below;

                    - any transaction that does not require from prior transaction clearance (E.G., purchase or sale of unit investment trust, including SPYDER and QQQQ, exercise of corporate stock option by Access Person spouse, pro-rata distributions; SEE p. 4-10);

                    - any transaction in a security in which either the acquisition or the sale of that security does not require prior transaction clearance (E.G., if an Access Person inherits a security, a transaction that did not require prior transaction clearance, then he or she may sell the security inherited at a profit within 60 calendar days of its acquisition);

                    - the purchase and sale or sale and purchase of exchange-traded index options;

                    - any transaction in Price Group stock effected THROUGH the ESPP (note that the 60-Day Rule DOES apply to shares transferred out of the ESPP to a securities account; generally, however, an employee remaining in the ESPP may not transfer shares held less than 60 days out of the ESPP);

                    - the exercise of "company-granted" Price Group stock options and the subsequent sale of the derivative shares; and

                    - any purchase of Price Group stock through an established dividend reinvestment plan.

                Prior transaction clearance procedures do NOT check compliance with the 60-Day Rule when considering a trading request. Access Persons are responsible for checking their compliance with this rule before entering a trade. If you have any questions about whether this Rule will be triggered by a proposed transaction, you should contact the Code Compliance Section or the TRP International Compliance Team BEFORE requesting prior transaction clearance for the proposed trade.

                Access Persons may request in writing an interpretation from the Chairperson of the Ethics Committee that the 60-Day Rule should not apply to a specific transaction or transactions.

                                      4-29

        INVESTMENTS IN NON-LISTED SECURITIES FIRMS. Access Persons may not purchase or sell the shares of a broker/dealer, underwriter or federally registered investment adviser unless that entity is traded on an exchange or listed as a NASDAQ stock or prior transaction clearance is given under the private placement procedures (SEE pp. 4-14; 4-16).

REPORTING OF ONE HALF-OF ONE PERCENT OWNERSHIP. If an employee owns more than 1/2 of 1% of the total outstanding shares of a public or private company, he or she must immediately report this in writing to the Code Compliance Section, providing the name of the company and the total number of such company's shares beneficially owned.

GAMBLING RELATED TO THE SECURITIES MARKETS. All persons subject to the Code are prohibited from wagering, betting or gambling related to individual securities, securities indices or other similar financial indices or instruments. This prohibition applies to wagers placed through casinos, betting parlors or internet gambling sites and is applicable regardless of where the activity is initiated (E.G., home or firm computer or telephone). This specific prohibition does not restrict the purchase or sale of securities through a securities account reporting to the Code Compliance Section or the TRP International Compliance Team, even if these transactions are effected with a speculative investment objective.

INITIAL DISCLOSURE OF PERSONAL SECURITIES HOLDINGS BY ACCESS PERSONS. Upon commencement of employment, appointment or promotion (NO LATER THAN 10 CALENDAR DAYS AFTER THE STARTING DATE), each Access Person, except an independent director of the Price Funds, is required by United States securities laws to disclose in writing all current securities holdings in which he or she is considered to have beneficial ownership or control ("SECURITIES HOLDINGS REPORT") (SEE PAGE 4-5 FOR DEFINITION OF THE TERM BENEFICIAL OWNER) and provide or reconfirm the information regarding all of his or her securities accounts.

The form to provide the Securities Holdings Report will be provided upon commencement of employment, appointment or promotion and should be submitted to the Code Compliance Section (U.S.-BASED PERSONNEL) or the TRP International Compliance Team (INTERNATIONAL PERSONNEL). The form on which to report securities accounts can be found on the firm's Intranet under Corporate/Legal.

SEC rules require that each Securities Holding Report contain, at a minimum, the following information:

    -   securities title

    -   securities type

    -   exchange ticker number or CUSIP number, as applicable

    - number of shares or principal amount of each reportable securities in which the Access Person has any direct or indirect beneficial ownership

    - the name of any broker, dealer or both with which the Access Person maintains an account in which any securities are held for the Access Person's direct or indirect benefit; and

    -   the date the Access Person submits the Securities Holding Report.

                                      4-30

The information provided must be current as of a date no more than 45 days prior to the date the person becomes an Access Person.

ANNUAL DISCLOSURE OF PERSONAL SECURITIES HOLDINGS BY ACCESS PERSONS. Each Access Person, except an independent director of the Price Funds, is also required to file a "PERSONAL SECURITIES REPORT," consisting of a Statement of Personal Securities Holdings and a Securities Account Verification Form Report, on an annual basis. THE PERSONAL SECURITIES REPORT MUST BE AS OF YEAR END AND MUST BE FILED WITH THE FIRM BY THE DATE IT SPECIFIES. The Chief Compliance Officer or his or her designee reviews all Personal Securities Reports.

ADDITIONAL DISCLOSURE OF OPEN-END INVESTMENT COMPANY HOLDINGS BY INVESTMENT PERSONNEL. If a person has been designated "Investment Personnel," he or she must report with the initial and annual Securities Holdings Report a listing of shares of all open-end investment companies (except money market funds), whether registered under the Investment Company Act or sold in jurisdictions outside the United States, that the Investment Personnel either beneficially owns or controls. If an Access Person becomes Investment Personnel, he or she must file a supplement to his or her existing Securities Holdings Report within thirty
(30) days of the date of this designation change, listing all shares of open-end investment companies (except money market funds) that he or she beneficially owns or controls. Previously disclosed ownership of Reportable Funds does not have to be reported again in this disclosure.

CONFIDENTIALITY OF RECORDS. Price Group makes every effort to protect the privacy of all persons and entities in connection with their Securities Holdings Reports, Reports of Securities Transactions, Reports of Securities Accounts, and Personal Securities Reports.

SANCTIONS. Strict compliance with the provisions of this Statement is considered a basic provision of employment or other association with Price Group and the Price Funds. The Ethics Committee, the Code Compliance Section, and the TRP International Compliance Team are primarily responsible for administering this Statement. In fulfilling this function, the Ethics Committee will institute such procedures as it deems reasonably necessary to monitor each person's and entity's compliance with this Statement and to otherwise prevent and detect violations.

        VIOLATIONS BY ACCESS PERSONS, NON-ACCESS PERSONS AND INDEPENDENT DIRECTORS OF PRICE GROUP OR THE SAVINGS BANK. Upon discovering a material violation of this Statement by any person or entity other than an independent director of a Price Fund, the Ethics Committee will impose such sanctions as it deems appropriate and as are approved by the Management Committee or the Board of Directors including, INTER ALIA, a letter of censure or suspension, a fine, a suspension of trading privileges or termination of employment and/or officership of the violator. In addition, the violator may be required to surrender to Price Group, or to the party or parties it may designate, any profit realized from any transaction that is in violation of this Statement. All material violations of this Statement shall be reported to the Board of Directors of Price Group and to the Board of Directors of any Price Fund with respect to whose securities such violations may have been involved.

        VIOLATIONS BY INDEPENDENT DIRECTORS OF PRICE FUNDS. Upon discovering a material violation of this Statement by an independent director of a Price Fund, the Ethics Committee shall

                                      4-31
        report such violation to the Board on which the director serves. The Price Fund Board will impose such sanctions as it deems appropriate.

February, 2005

                                      4-32

                            T. ROWE PRICE GROUP, INC.
                               STATEMENT OF POLICY
                         WITH RESPECT TO COMPLIANCE WITH
                          COPYRIGHT AND TRADEMARK LAWS

PURPOSE OF STATEMENT OF POLICY. To protect the interests of Price Group and its personnel, Price Group has adopted this Statement of Policy with Respect to Compliance with Copyright and Trademark Laws ("STATEMENT") to: (1) describe the legal principles governing copyrights, trademarks, and service marks; (2) ensure that Price Group's various copyrights, trademarks, and service marks are protected from infringement; and, (3) prevent Price Group from violating intellectual property rights of others. Although this Statement primarily describes the requirements of United States law, it is important to note that many nations have laws in this area.

DEFINITION OF COPYRIGHT

In order to protect authors and owners of books, articles, drawings, designs, business logos, music, videos, electronic media, or computer programs and software, the U.S. Copyright Law makes it a crime to reproduce, in any manner, any copyrighted material without the express written permission of the copyright owner. Under current law, all original works are copyrighted at the moment of creation; it is no longer necessary to officially register a copyright. Copyright infringements may result in judgments of actual damages (i.e., the cost of additional subscriptions, attorneys fees and court costs) as well as statutory damages, which can range from $750 to $30,000 per infringement plus a potential of $150,000 per infringement for willful infringement.

REPRODUCTION OF ARTICLES AND SIMILAR MATERIALS FOR INTERNAL AND EXTERNAL DISTRIBUTION. In general, the unauthorized reproduction and distribution of copyrighted material is a U.S. and state crime. This includes downloading or copying information from an Internet website or any fee-paid subscription publication services. Copyrighted material may not be reproduced without the express written permission of the copyright owner (a sample Permission Request Letter is available from the Legal Department). An exception to the copyright law is the "fair use" doctrine, which allows reproduction for scholarly purposes, criticism, or commentary. This exception ordinarily does not apply in a business environment. Thus, personnel wishing to reproduce copyrighted material for internal or external distribution must obtain written permission from the author or publisher.

It is your responsibility to obtain permission to reproduce copyrighted material. The permission must be in writing and forwarded to the Legal Department. If the publisher will not grant permission to reproduce the copyrighted material, then the requestor must purchase from the publisher or owner either additional subscriptions or copies of the work or refrain from using it. The original article or periodical may be circulated as an alternative to purchasing additional copies. If the work in question is accessible via an Internet web site, the web site address may be circulated in order for others to publicly view the information.

    - For works published after January 1st 1978, copyrights last for the life of the author or owner plus 70 years or up to 120 years from creation.

    - The electronic transmission of copyrighted works can constitute an infringement.

                                       5-1

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    -   The United States Digital Millennium Copyright Act ("DMCA") makes it a violation to (i) alter or remove copyright notices, (ii) provide false copyright notices, or (iii) distribute works knowing that the copyright notice has been removed or altered.

    - Derivative Works - a derivative work is a new work created based on an original work. Only the owner of a copyright has the right to authorize someone else to create a new version of the original work.

    - Subscription Agreements for on-line publications typically only grant permission for the licensee to make a single copy. Permission from the copyright owner must be granted in order to make additional copies.

PERSONAL COMPUTER SOFTWARE PROGRAMS. Software products and on-line information services purchased for use on Price Group's personal computers are generally copyrighted material and may not be reproduced or transferred without the proper authorization from the software vendor. SEE the T. Rowe Price Group, Inc. Statement of Policy With Respect to Computer Security and Related Issues for more information.

DEFINITION OF TRADEMARK AND SERVICE MARK

        TRADEMARK. A trademark is either a word, phrase or design, or combination of words, phrases, symbols or designs, which identifies and distinguishes the source of the goods or services of one party from those of others. For example, KLEENEX is a trademark for facial tissues.

        SERVICE MARK. A service mark is the same as a trademark except that it identifies and distinguishes the source of a service rather than a product. For example, "INVEST WITH CONFIDENCE" is a registered service mark, which identifies and distinguishes the services offered by Price Group or its affiliates.

        Normally, a mark for goods appears on the product or on its packaging, while a service mark appears in advertising for the services.

USE OF THE "TM", "SM" AND (R)

Anyone who claims rights in a mark may use the TM (trademark) or SM (service mark) designation with the mark to alert the public to the claim. It is not necessary to have a federal registration, or even a pending application, to use these designations. The claim may or may not be valid. The registration symbol,
(R), may only be used when the mark is registered with the United States Patent and Trademark Office ("PTO") or a Foreign Trademark Office. It is improper to use this symbol at any point before the registration issues. The symbols are not considered part of the mark.

It is important to recognize that many nations have laws in this area. It is important to contact the Legal Department before using a mark in any country.

REGISTERED TRADEMARKS AND SERVICE MARKS. Once Price Group has registered a trademark or service mark with the PTO or a Foreign Trademark Office, it has the exclusive right to use that mark. In order to preserve rights to a registered trademark or service mark, Price Group must (1) use the mark on a continuous basis and in a manner consistent with the Certificate of Registration; (2)

                                       5-2

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place the registration symbol, (R) next to the mark in all publicly distributed media; and (3) take action against any party infringing upon the mark.

ESTABLISHING A TRADEMARK OR SERVICE MARK. The Legal Department has the responsibility to register and maintain all trademarks and service marks and protect them against any infringement. If Price Group wishes to utilize a particular word, phrase, or symbol, logo or design as a trademark or service mark, the Legal Department must be notified in advance so that a search may be conducted to determine if the proposed mark has already been registered or is in use by another entity. Until clearance is obtained from the Legal Department, no new mark should be used. This procedure has been adopted to ensure that Price Group does not unknowingly infringe upon another company's trademark. Once a proposed mark is cleared for use and Price wishes to use the mark, it must be accompanied by the abbreviations "TM" or "SM" as appropriate, until it has been registered. All trademarks and service marks that have been registered with the PTO or a Foreign Trademark Office, must be accompanied by an encircled (R) when used in any public document. These symbols need only accompany the mark in the first or most prominent place it is used in each public document. Subsequent use of the same trademark or service mark in such material would not need to be marked. The Legal Department maintains a written summary of all Price Group's registered and pending trademarks and service marks, which is posted on the firm's intranet under Corporate/Legal/Trademarks and Service Marks of T. Rowe Price Group, Inc. If you have any questions regarding the status of a trademark or service mark, you should contact the Legal Department.

INFRINGEMENT OF PRICE GROUP'S REGISTERED MARKS. If you notice that another entity is using a mark similar to one that Price Group has registered, you should notify the Legal Department immediately to that appropriate action can be taken to protect Price Group's interests in the mark.

February, 2005

                                       5-3

                            T. ROWE PRICE GROUP, INC.
                       STATEMENT OF POLICY WITH RESPECT TO
                      COMPUTER SECURITY AND RELATED ISSUES

PURPOSE OF STATEMENT OF POLICY. The central and critical role of computer systems in our firm's operations underscores the importance of ensuring the integrity of these systems. The data stored on our firm's computers, as well as the specialized software programs and systems developed for the firm's use, are extremely valuable assets and very confidential.

This Statement of Policy ("STATEMENT") establishes an acceptable use policy for all Price Group Associates and all other individuals with Price Group systems access. Contact Enterprise Security regarding additional or new policy determinations that may be relevant for specific situations and for current policy concerning systems and network security, system development, and new technologies.

The Statement has been designed to:

- prevent the unauthorized use of or access to our firm's computer systems (collectively the "SYSTEMS"), including the firm's electronic mail ("EMAIL") and voice mail systems;

-   prevent breaches in computer security;

-   maintain the integrity of confidential information;

-   protect customer information; and

- prevent the introduction of malicious software into our Systems that could imperil the firm's operations.

In addition, the Statement describes various issues that arise in connection with the application of U.S. Copyright Law to computer software.

Any material violation of this Statement may lead to sanctions, which may include dismissal of individuals involved.

CONFIDENTIALITY OF SYSTEMS ACTIVITIES AND INFORMATION. Systems activities and information stored on our firm's computers (including email, voice mail, messaging, and online facsimiles) may be subject to monitoring by firm personnel or others. Any new technologies, whether introduced by Price Group or instigated by the Associate (SEE Portable and Personal Computer Equipment and Hardware), may also be monitored. All such information, including messages on the firm's email, voice mail, messaging, and online facsimile systems, are records of the firm and the sole property of the firm. The firm reserves the right to monitor, access, and disclose for any purpose all information, including all messages sent, received, or stored through the Systems. The use of the firm's computer systems is intended for the transaction of firm business and is for authorized users only. Associates should limit any personal use. All firm policies apply to the use of the Systems. SEE the Code of Ethics and Conduct and pertinent Human Resources Handbook or Guidelines (E.G., The U.S. Associates Handbook).

By using the firm's Systems, you agree to be bound by this Statement and consent to the access to and disclosure of all information, including email and voice mail messages, messaging and online

                                       6-1

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facsimiles by the firm. You do not have any expectation of privacy in connection with the use of the Systems, or with the transmission, receipt, or storage of information in the Systems.

Information entered into our firm's computers but later deleted from the Systems may continue to be maintained permanently on our firm's back-up tapes or in records retained for regulatory or other purposes. You should take care so that you do not create documents or communications that might later be embarrassing to you or to our firm. This policy applies to email, voice mail, facsimiles and messaging, as well to any other communication on the Systems.

PRIVACY AND PROTECTION OF DATA AND COMPUTER RESOURCES. The protection of firm information and the maintenance of the privacy of corporate and customer data require consistent effort by each individual and involves many aspects of the work environment. Individuals who are users of computer and network resources and those who work within the Systems areas must bear in mind privacy and protection obligations. Therefore, data within the Price Group network should be considered proprietary and confidential and should be protected as such. In addition, particular customer data, or the data of customers of certain business units, may be required to be specifically protected as prescribed by laws or regulatory agency requirements (refer to the T. Rowe Price Statement of Policies and Procedures on Privacy in this Code). Responsible use of computer access and equipment, including Internet and email use, as described in this Statement of Policy with Respect to Computer Security and Related Issues, is integral to protecting data. In addition, the protection of data privacy must be kept in mind during the design, development, maintenance, storage, handling, access, transfer, and disposal phases of computer related activities.

In addition:

    - It is company policy not to publicize the location of the Owings Mills Technology Center. The goal is to not link this address to the main location of the company's computer systems. It is the responsibility of all Associates to protect information about the location of the Technology Center whenever possible. Although there will be situations where using the address is unavoidable, use of the address is generally not necessary. It should not be used on the Internet for any reason, business or personal.

    - The @troweprice.com email address should be treated as a business asset. It should not be used for situations not related to immediate business responsibilities. The email addresses of other Associates should never be given out without their permission.

SECURITY ADMINISTRATION. Enterprise Security in T. Rowe Price Investment Technologies, Inc. ("TRPIT") is responsible for identifying security needs and overseeing the maintenance of computer security, including Internet-related security issues.

AUTHORIZED SYSTEMS USERS. In general, access to any type of system is restricted to authorized users who need access in order to support their business activities. All system and application access must be requested on a "Security Access Request" ("SAR") form. The form is available on the Enterprise Security intranet site. Access requests and changes must be approved by the appropriate supervisor or manager in the user's department or that department's designated SAR approver where one has been appointed. "Security Access Approvers" are responsible for ensuring that only required access is approved and that access is reduced or removed when no longer needed. "Security Access Approvers" can be held accountable for any access they approve. Non-employees are not permitted to be "Security Access Approvers."

                                       6-2

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Managers and supervisors are responsible for notifying Enterprise Security, in a timely manner, that an Associate, consultant, or temporary worker has left the firm so that access may be suspended. This is especially important for temporary staff contracted independently of Human Resources, TRPIT Finance, or one of the on-site temporary agencies. Managers and supervisors have an obligation to prevent the mis-use or re-use of "User-IDs" of terminated Associates, consultants, and temporary workers. If a consultant is not currently working on a TRP project for an amount of time - even though he or she is expected to return to that project at a later date - his or her User-ID should be disabled, although not deleted, until the consultant returns to the project.

The Enterprise Security department has the authority, at its own discretion, to disable any User- ID or other ID, that appears to be dormant or abandoned, on any platform. Efforts will be made to contact contact presumed owners of such IDs, but, in the absence of an identifiable owner, IDs may be disabled as part of system management and vulnerability assessment processes.

AUTHORIZED APPLICATION USERS. Additonal approval may be required from the "Owner" of some applications or data. The Owner is the employee who is responsible for making judgements and decisions on behalf of the firm with regard to the application or data, including the authority to decide who may have access. Secondary approval, when required, is part of the Security Access Request process and access cannot be processed until secondary approval is received.

USER-IDS, PASSWORDS, AND OTHER SECURITY ISSUES. Once a request for access is approved, a unique User-ID will be assigned the user. Each User-ID has a password that must be kept confidential by the user. For most systems, passwords must be changed on a regular schedule and Enterprise Security has the authority to determine the password policy. Passwords should be of reasonable complexity and uniqueness to prevent easy guessing; employee IDs should not be used as the password and easily deducible personal or family information should not be used for passwords. Passwords should expire on a schedule approved by Enterprise Security unless specific variance has been permitted.

User-IDs and passwords may not be shared except with authorized TRPIT personnel for security or maintenance purposes. Users can be held accountable for work performed with their User-IDs. Personal computers must not be left logged on and unattended. When leaving a logged-on machine for a period of time, lock the PC by pressing the LESS THAN CTRL GREATER THAN LESS THAN ALT GREATER THAN LESS THAN DEL GREATER THAN keys and selecting "Lock Computer," or by setting a screen saver with password protection. Press LESS THAN CTRL GREATER THAN LESS THAN ALT GREATER THAN LESS THAN DEL GREATER THAN and type in your password to unlock. System and application administrators must not alter security settings, even though their administrative privileges give them the ability to do so. Pranks, jokes, or other actions that simulate or trigger a system security event such as, but not limited to, a computer virus are prohibited and can result in disciplinary action. No one may engage in activities that bypass or compromise the integrity of security features or change security settings.

EXTERNAL COMPUTER SYSTEMS. Our data processing environment includes access to data stored not only on our firm's computers, but also on external systems, such as DST. Although the security practices governing these outside systems are established by the providers of these external systems, requests for access to such systems should be directed to Enterprise Security. User-IDs and passwords to these systems must be kept confidential by the user.

PORTABLE AND PERSONAL COMPUTER EQUIPMENT AND HARDWARE. It must be assumed that firm notebook computers, PDAs, and other portable computer equipment (E.G.,

                                       6-3

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Blackberry) contain information that is sensitive. Therefore, portable computer equipment should be password protected with a frequently changed, non-intuitive password. They should be protected in transit and either kept with the user or maintained securely if not with the user. Sensitive information that is not currently needed should be removed and stored elsewhere. Passwords and SecurId cards/tokens should not be stored with the machine and information about them should not be maintained in a list on the computer or PDA. Proper virus prevention and backup practices should be regularly performed. In the event of loss or theft, the Enterprise Help Desk should be contacted to review with the individual whether there are any protective actions that need to be taken.

The introduction or installation of any hardware or software to enable a wireless networking connection into the TRP network, unless supported by Production Services and reviewed for secured deployment by Enterprise Security, is prohibited. Violation of this policy is a great potential risk to the TRP network and any such unapproved wireless device will be disabled and confiscated.

Where TRP approved or supplied wireless technology is being used for PC's for external use, such as while traveling, these PCs may never be connected to the TRP network while the wireless access is enabled.

Applications, services, or equipment that connect with or interact with the Price Group network that are not provided or supported by Price Group are prohibited except as provided below for certain personally owned PCs. Damage to the Price Group network, systems, data, or reputation by use of any of these can result in disciplinary action to the individual or individuals involved. Personally owned PCs used with approved VPN access may be permitted if all of the conditions of VPN access are followed. Please review the Enterprise Help Desk intranet site for current information.

ACCESS TO THE INTERNET AND OTHER ON-LINE SERVICES. Access to the Internet (including, but not limited to, email, instant messaging, remote FTP, Telnet, World Wide Web, remote administration, secure shell, and using IP tunneling software to remotely control Internet servers) presents special security considerations due to the world-wide nature of the connection and the security weaknesses present in Internet protocols and services. The firm provides authorized individuals with access to Internet email and other Internet services (such as the World Wide Web) through a direct connection from the firm's network.

Access to the Internet or Internet services from our firm's computers, including the firm's email system, is intended for legitimate business purposes; individuals should limit any personal use. Internet email access must be requested through Enterprise Security, approved by the individual's supervisor or an appropriate T. Rowe Price manager, and provided only through firm-approved connections. All firm policies apply to the use of the Internet or Internet services. SEE the Code and the pertinent Human Resources Handbook or Guidelines (E.G., The U.S. Associates Handbook). For example, in addition to the prohibition on accessing inappropriate sites discussed below, the following policies apply:

        - Applications, services, or equipment that connect with or interact with the Price Group network that are not provided or supported by Price Group are prohibited except as provided below for certain personally owned PCs. Damage to the Price Group network, systems, data, or reputation by use of any of these can result in disciplinary action to the

                                       6-4

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            individual or individuals involved. Personally owned PCs used with approved VPN access may be permitted if all the conditions of VPN access are followed. Please review the Enterprise Help Desk intranet site for current information.

        - You may not download ANYTHING for installation or storage onto the firm's computers for personal use including, but not limited to, music, games, or messaging and mail applications.

        - You may not use the firm's Systems or hardware in any way that might pose a business risk or customer data privacy risk, or violate other laws, including U.S. Copyright laws.

        - You may not spend excessive time or use excessive network resources for personal purposes.

        - You may not engage in activities that bypass or compromise the integrity of network security features like firewalls or virus scanners.

        - Individuals or consultants may not contract for domain names for use by Price Group or for the benefit of Price Group. Internet domain names are assets of the firm and are purchased and maintained by Enterprise Security.

Please note that many activities other than those mentioned may be prohibited because they pose a risk to the firm or its Systems. You should review the list of vulnerabilities maintained on the firm's Intranet under Technology Services/Enterprise Security/Policies & Information/System Vulnerability Advisory. If you have any doubt, contact Enterprise Security before engaging in the activity.

        USE OF INTERNET. In accordance with firm policies, individuals are prohibited from accessing inappropriate sites, including, but not limited to, adult and gambling sites. Firm personnel monitor Internet use for visits to inappropriate sites and for inappropriate use. SEE p. 4-29 for a more detailed discussion of the prohibitions of internet gambling related to security markets.

        Accessing one's home or personal account, any personal email or messaging account, or any account not provided by T. Rowe Price, is prohibited, due to the risk of virus or malicious code bypassing firm protective methods.

        DIAL-OUT ACCESS. Unauthorized modems are not permitted. Dial-out access that circumvents the Internet firewall, proxy server, or authentication mechanisms except by authorized personnel in the business of Price Group is prohibited.

        ON-LINE SERVICES, WEB-BASED EMAIL, AND INSTANT MESSAGING. Certain individuals are given special TRP accounts to access America Online ("AOL"), AOL Instant Messenger ("AIM"), or other commercial on-line service providers and web email for the purpose of testing Price Group systems or products. Otherwise, use of instant messaging ("IM") facilities for business purposes is restricted to authorized personnel only. Access to IM must be requested on a SAR form and approval must be obtained from a Division Manager with secondary approval by Legal. Access is only granted to one of the following IM service providers: AOL ("AOL"), Microsoft ("MSN") or Yahoo. Instant Message communications are archived if this is required to comply with regulatory requirements.

                                       6-5

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        PARTICIPATION ON BULLETIN BOARDS, CHAT ROOMS AND SIMILAR SERVICES.
        Because communications by our firm, or any individuals associated with it, on on-line service bulletin boards, chat rooms, and similar services are subject to United States, state and international, and NASD regulations, unsupervised participation can result in serious securities violations.

        Certain designated individuals have been authorized to monitor and respond to inquiries about our firm and its investment services and products or otherwise observe messages on such services. Any individual not within this special group should contact the appropriate supervisor and Enterprise Security, before engaging in these activities. Generally, an individual must also receive the independent authorization of one member of the Board of T. Rowe Price Investment Services, Inc. and of the Legal Department before initiating or responding to a message on any computer bulletin board, chat room or similar service relating to the firm, a Price Fund or any investment or Brokerage option or service. This policy applies whether or not the individual contributes or merely observes, whether or not the individual intends to disclose his or her relationship to the firm, whether or not our firm sponsors the bulletin board, and whether or not the firm is the principal focus of the bulletin board.

        EMAIL USE. Access to the firm's email system is intended for legitimate business purposes; Associates should limit any personal use. All firm policies apply to the use of email. Firm personnel may monitor email usage for inappropriate use. If you have any questions regarding what constitutes inappropriate use, you should discuss it first with your supervisor or an appropriate T. Rowe Price manager who may refer the question to Human Resources. Email services, other than those provided or approved by Price Group, may not be used for business purposes. In addition, accessing web-based email services (such as AOL email or Hotmail) not provided or approved by Price Group from firm equipment for any reason could allow the introduction of viruses or malicious code into the network or lead to the compromise of confidential data.

        NOT CONFIDENTIAL. Email and Instant Messaging sent through the Internet are not secure and could be intercepted by a third party. Confidential and company proprietary information should not be included in such communications unless specifically permitted by accepted business procedures. Use of Microsoft Outlook Web Access to the Price Group email system provides an encrypted mail session so that email is not in the clear over the Internet and is not passing through a non-Price Group email system. When remote access to the firm's email system, or external access to firm email, is required, Outlook Web Access is the preferred mode of access.

REMOTE ACCESS. The ability to access our firm's computer Systems from a remote location is limited to authorized users and authorized methods. A security system that is approved by Enterprise Security and that uses a strong authentication method must be employed when accessing our firm's network from a remote computer. Authorization for remote access can be requested by completing a "Security Access Request" form. Any individual who requires remote access should contact the Price Group Enterprise Help Desk for desktop setup. Telephone numbers used to access our firm's computer systems are confidential.

                                       6-6

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Vendors may need remote access to the Price Group network or specific servers for application support, system troubleshooting, or maintenance. The preferred method for vendor access to the Price Group network is via SecurID with the card being held by someone internally on behalf of the vendor. Other methods of remote access, like VPN or dial-in/dial-out modems, should not be offered or established without prior approval from Enterprise Security. (Prior approval from Enterprise Security is not required for vendors accessing non-Price Group equipment that is not connected to the Price Group network).

PROTECTION FROM MALICIOUS CODE. "Malicious code" is computer code designed to damage or impair software or data on a computer system. Software from any outside source may contain a computer virus or similar malicious code. Types of carriers and transmission methods increase daily and currently include diskettes, CDs, file transfers and downloads, executables, some attachments, web-links, and active code over the Web. A comprehensive malicious code prevention and control program is in place throughout Price Group. This program provides policy and procedures for anti-virus and malicious code controls on all systems. More information about the anti-virus/malicious code program can be found on the TRPIT Intranet.

Introducing a virus or similar malicious code into the Price Group Systems by engaging in prohibited actions, such as downloading non-business related software, or by failing to implement recommended precautions, such as updating virus scanning software on remote machines, may lead to sanctions. Opening a file or attachment is at your own risk and presumes you have knowledge of the safety of the contents.

In summary:

        - No one should endeavor to, or assist another to, introduce into the Price Group environment anything identified as a virus by a scanner used by Price Group for any reason.

        - No one may disable or subvert virus scanning or a similar protective technology for any reason, including to allow something to be received or downloaded onto a Price Group asset or system.

        - Failing to protect Price Group systems and assets is also against policy, for example, failing to maintain updated scanning files.

        - At all times, receipt of files, execution of attachments, etc. is at the user's own risk and depends on the user's awareness of the risks and his or her evaluation of the legitimacy and safety of what is being opened.

        VIRUS SCANNING SOFTWARE. As part of the Price Group malicious code program, virus scanning software is installed and configured to detect and eradicate malicious code, Trojans, worms and viruses. All desktop computers have the corporate standard anti-virus scanning software installed and running. This software is installed and configured by the Distributed Processing Support Group and runs constantly. Virus scanning software updates are automatically distributed to the desktops as they become available. Desktop virus scanning software can also be used by the employee to scan diskettes, CDs, directories, and attachments "on demand". Altering or disabling this desktop scanning software is prohibited. Contact the Price Group Enterprise Help Desk for assistance.

                                       6-7

        EMAIL. An email malicious code/anti-virus gateway scans the content of inbound and outbound email for viruses. Infected email and attachments will be cleaned when possible and quarantined when not able to be cleaned. Updating of the email gateway anti-virus software and pattern files is done automatically.

        Certain file extensions of email attachments are blocked at the email gateway and in Outlook. Transmission of these file types pose a risk to Price Group's infrastructure since most malicious code is transmitted via these extensions. The extensions currently blocked are EXE, COM, PIF, SCR, VBS, EML, BAT, CMD, MPG, CPL, HTA, CEO and LNK. Additional attachment types may be blocked on a temporary or permanent basis (possibly without prior notification to Associates) as the risk evaluations dictate. Opening any file is at your own risk and presumes you have knowledge of the safety of the contents.

        PORTABLE AND REMOTE COMPUTERS. Laptops and other computers that remotely access the Price Group network are also required to have the latest anti-virus software and pattern files. IT IS THE RESPONSIBILITY OF EACH USER TO ENSURE THAT HIS OR HER PORTABLE COMPUTER'S ANTI-VIRUS SOFTWARE IS REGULARLY UPDATED AND THAT PERSONAL MACHINES REMOTELY CONNECTING TO THE PRICE GROUP NETWORK INCLUDE NECESSARY APPLICATION AND OPERATING SYSTEM SECURITY UPDATES. The Price Group Enterprise Help Desk has instructions available. Contact the Price Group Enterprise Help Desk to obtain further information.

        DOWNLOADING OR COPYING. The user of a PC with a modem or with an Internet connection has the ability to connect to other computers or on-line services outside of the firm's network and there may be business reasons to download or copy software from those sources. Downloading or copying software, which includes documents, graphics, programs and other computer-based materials, from any outside source is not permitted unless it is for a legitimate business purpose because downloads and copies could introduce viruses and malicious code into the Systems.

        OTHER CONSIDERATIONS. Individuals must call the Price Group Enterprise Help Desk when viruses are detected so that it can ensure that appropriate tracking and follow-up take place. Do not forward any "virus warning" mail you receive to other staff until you have contacted the Enterprise Help Desk, since many of these warnings are hoaxes. When notified that a user has received "virus warning" mail, the Enterprise Help Desk will contact Enterprise Security, whose personnel will check to determine the validity of the virus warning.

        Price Group Associates should not attempt to treat a computer virus or suspected computer virus on a Price Group-owned machine themselves. Contact the Price Group Enterprise Help Desk for assistance; its personnel will determine whether the machine is infected, the severity of the infection, and the appropriate remedial actions.

APPLICATION OF U.S. COPYRIGHT LAW TO SOFTWARE PROGRAMS. Software products and on-line information services purchased for use on Price Group personal computers are generally copyrighted material and may not be reproduced without proper authorization from the software vendor. This includes the software on CDs or diskettes, any program manuals or documentation, and data or software retrievable from on-line information systems. Unauthorized reproduction of such material or information, or downloading or printing such material, violates United States law, and the software vendor can sue to protect the developer's rights. In addition to criminal penalties such as fines and imprisonment, civil damages can be awarded for actual damages

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as well as statutory damages, which range from $750 to $30,000 per infringement, plus a potential of $150,000 per infringement for willful infringement. In addition, many other nations have laws in this area. SEE the T. Rowe Price
Group, Inc. Statement of Policy with Respect to Compliance with Copyright and Trademark Laws for more information about this subject.

Use of any peer-to-peer or file-sharing software or web interface, which allows users to search the hard drives of other users for files, is prohibited on the Price Group network and PCs. Downloading, or copying to removable media, copyrighted materials may violate the rights of the authors of the materials, and the use of, or storage on the Price Group network, of these materials may create a liability or cause embarrassment to the firm.

GUIDELINES FOR USING PERSONAL COMPUTER SOFTWARE

        ACQUISITION AND INSTALLATION OF SOFTWARE. Only Distributed Processing Support Group-approved and installed software is authorized. Any software program that is to be used by Price Group personnel in connection with the business of the firm must be ordered through the Price Group Enterprise Help Desk and installed by the Distributed Processing Support Group of TRPIT.

        LICENSING. Software residing on firm LAN servers will be either: (1) maintained at an appropriate license level for the number of users, or
        (2) made accessible only for those for whom it is licensed.

        ORIGINAL CDS, DISKETTES AND COPIES. In most cases, software is installed by the Distributed Processing Support Group and original software CDs and diskettes are not provided to the user. In the event that original CDs or diskettes are provided, they must be stored properly to reduce the possibility of damage or theft. CDs and diskettes should be protected from extreme heat, cold, and contact with anything that may act as a magnet or otherwise damage them. You may not make additional copies of software or software manuals obtained through the firm.

        RECOMMENDATIONS, UPGRADES, AND ENHANCEMENTS. All recommendations regarding computer hardware and software programs are to be forwarded to the Price Group Help Desk, which will coordinate upgrades and enhancements.

QUESTIONS REGARDING THIS STATEMENT. Any questions regarding this Statement should be directed to Enterprise Security in TRPIT.

February, 2005

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                            T. ROWE PRICE GROUP, INC.
                               STATEMENT OF POLICY
                                       ON
                         COMPLIANCE WITH ANTITRUST LAWS

PURPOSE

To protect the interests of Price Group and its personnel, Price Group has adopted this Statement of Policy on Compliance with Antitrust Laws ("STATEMENT") to:

        - Describe the legal principles governing prohibited anticompetitive activity in the conduct of Price Group's business; and

        - Establish guidelines for contacts with other members of the investment management industry to avoid violations of the antitrust laws.

THE BASIC UNITED STATES ANTICOMPETITIVE ACTIVITY PROHIBITION

Section 1 of the United States Sherman Antitrust Act (the "ACT") prohibits agreements, understandings, or joint actions between companies that constitute a "RESTRAINT OF TRADE," I.E., reduce or eliminate competition.

This prohibition is triggered only by an AGREEMENT OR ACTION among two or more companies; unilateral action never violates the Act. To constitute an illegal agreement, however, an understanding does not need to be formal or written. Comments made in conversations, casual comments at meetings, or even as little as "a knowing wink," as one case says, may be sufficient to establish an illegal agreement under the Act.

The agreed-upon action must be ANTICOMPETITIVE. Some actions are "PER SE" anticompetitive, while others are judged according to a "RULE OF REASON."

        - Some activities have been found to be so inherently anticompetitive that a court will not even permit the argument that they have a procompetitive component. Examples of such PER SE illegal activities are agreements between competitors to fix prices or divide up markets in any way, such as exclusive territories.

        - Other joint agreements or activities will be examined by a court using the RULE OF REASON approach to see if the procompetitive results of the arrangement outweigh the anticompetitive effects. Permissible agreements among competitors may include a buyers' cooperative, or a syndicate of buyers for an initial public offering of securities. In rare instances, an association of sellers (such as ASCAP) may be permissible.

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There is also an exception for joint activity designed to influence government action. Such activity is protected by the First Amendment to the U.S. Constitution. For example, members of an industry may agree to lobby Congress jointly to enact legislation that may be manifestly anticompetitive.

PENALTIES FOR VIOLATING THE SHERMAN ACT

A charge that the Act has been violated can be brought as a civil or a criminal action. Civil damages can include treble damages, plus attorneys fees. Criminal penalties for individuals can include fines of up to $350,000 and three years in jail, and $100 million or more for corporations.

SITUATIONS IN WHICH ANTITRUST ISSUES MAY ARISE

To avoid violating the Act, any agreement with other members of the investment management industry regarding which securities to buy or sell and under what circumstances we buy or sell them, or about the manner in which we market our mutual funds and investment and retirement services, must be made with the prohibitions of the Act in mind.

        TRADE ASSOCIATION MEETINGS AND ACTIVITIES. A trade association is a group of competitors who join together to share common interests and seek common solutions to common problems. Such associations are at a high risk for anticompetitive activity and are closely scrutinized by regulators. Attorneys for trade associations, such as the Investment Company Institute, are typically present at meetings of members to assist in avoiding violations.

        Permissible Activities:

            -   Discussion of how to make the industry more competitive.

            - An exchange of information or ideas that have procompetitive or competitively neutral effects, such as: methods of protecting the health or safety of workers; methods of educating customers and preventing abuses; and information regarding how to design and operate training programs.

            -   Collective action to petition government entities.

        Activities to be Avoided:

            - Any discussion or direct exchange of current information about prices, salaries, fees, or terms and conditions of sales. Even if such information is publicly available, problems can arise if the information available to the public is difficult to compile or not as current as that being exchanged.

            EXCEPTION: A third party consultant can, with appropriate safeguards, collect, aggregate and disseminate some of this information, such as salary information.

            - Discussion of future business plans, strategies, or arrangements that might be considered to involve competitively sensitive information.

            -   Discussion of specific customers, markets, or territories.

                                       7-2

            - Negative discussions of service providers that could give rise to an inference of a joint refusal to deal with the provider (a "BOYCOTT").

        INVESTMENT-RELATED DISCUSSIONS

                PERMISSIBLE ACTIVITIES: Buyers or sellers with a common economic interest may join together to facilitate securities transactions that might otherwise not occur, such as the formation of a syndicate to buy in a private placement or initial public offering of an issuer's stock, or negotiations among creditors of an insolvent or bankrupt company.

                Competing investment managers are permitted to serve on creditors committees together and engage in other similar activities in connection with bankruptcies and other judicial proceedings.

                ACTIVITIES TO BE AVOIDED: It is important to avoid anything that suggests involvement with any other firm in any threats to "boycott" or "blackball" new offerings, including making any ambiguous statement that, taken out of context, might be misunderstood to imply such joint action. Avoid careless or unguarded comments that a hostile or suspicious listener might interpret as suggesting prohibited coordinated behavior between Price Group and any other potential buyer.

                    EXAMPLE: After an Illinois municipal bond default where the state legislature retroactively abrogated some of the bondholders' rights, several investment management complexes organized to protest the state's action. In doing so, there was arguably an implied threat that members of the group would boycott future Illinois municipal bond offerings. Such a boycott would be a violation of the Act. The investment management firms' action led to an 18-month United States Department of Justice investigation. Although the investigation did not lead to any legal action, it was extremely expensive and time consuming for the firms and individual managers involved.

                If you are present when anyone outside of Price Group suggests that two or more investors with a grievance against an issuer coordinate future purchasing decisions, you should immediately reject any such suggestion. As soon as possible thereafter, you should notify the Legal Department, which will take whatever further steps are necessary.

        BENCHMARKING. Benchmarking is the process of measuring and comparing an organization's processes, products and services to those of industry leaders for the purpose of adopting innovative practices for improvement.

            - Because benchmarking usually involves the direct exchange of information with competitors, it is particularly subject to the risk of violating the antitrust laws.

            - The list of issues that may and should not be discussed in the context of a trade association also applies in the benchmarking process.

                                       7-3

            - All proposed benchmarking agreements must be reviewed by the Legal Department before the firm agrees to participate in such a survey.

INTERNATIONAL REQUIREMENTS. The United Kingdom and the European Union have requirements based on principles similar to those of United States law. If you have specific questions about United Kingdom or European Union requirements, you should contact the Legal Department.

February, 2005

                                       7-4

                            T. ROWE PRICE GROUP, INC.
                 STATEMENT OF POLICIES AND PROCEDURES ON PRIVACY

INTRODUCTION

This Statement of Policies and Procedures on Privacy ("STATEMENT") applies to T. Rowe Price Group, Inc. and its subsidiaries and affiliates, including its international operations. In addition, certain regulated T. Rowe Price companies (I.E., T. Rowe Price Associates, Inc., T. Rowe Price Advisory Services, Inc., the T. Rowe Price Insurance Agencies, T. Rowe Price Investment Services, Inc.,
T. Rowe Price Savings Bank, T. Rowe Price Trust Company and the Price Funds) offer financial products and services to consumers and, consequently, are required to deliver privacy notices under the Privacy Rules ("REGULATION S-P") adopted by the United States Securities and Exchange Commission, as well as privacy regulations of the federal banking regulators, and applicable state law. It is Price Group's policy to:

    - Treat our customers' personal and financial information ("NONPUBLIC CUSTOMER INFORMATION") as confidential;

    -   Protect Nonpublic Customer Information; and

    - Not share this information with third parties unless necessary to process customer transactions, service customer accounts, or as otherwise permitted by law.

This Statement covers only United States requirements. International privacy regulation is beyond the scope of these procedures and if you conduct business internationally you should be aware of the applicable privacy regulations in the foreign jurisdiction where you conduct business.

INITIAL AND ANNUAL NOTICES OF THE T. ROWE PRICE PRIVACY POLICIES

As a means of informing our customers of T. Rowe Price's Privacy Policies, the firm has adopted a Privacy Policy Notice, which is provided to customers of the regulated T. Rowe Price companies.

The Privacy Policy Notice is included with or accompanies any account application or other material delivered to prospective customers that enables a customer to open an account. The Privacy Policy Notice shall also annually be enclosed with customer account statements, typically in April. Additionally, an internet website version of the Privacy Policy Notice is posted on Price Group's internet website (troweprice.com).

The Legal Department is responsible for any amendments required to be made to the Privacy Policy Notice. Retail Operations is responsible for the initial Privacy Policy Notice distribution to customers, the distribution to prospective customers, and the annual distribution of the Privacy Policy Notice to Price Fund shareholders, Brokerage customers, annuity customers and other retail customers. Other business units not covered by Retail Operations will be notified of their obligations to deliver the Privacy Policy Notice to customers in their respective business units.

                                       8-1

EDUCATION OF INDIVIDUALS ABOUT PRIVACY POLICIES AND PROCEDURES

Every individual at T. Rowe Price should be aware of our Privacy Policies and Procedures and every individual bears responsibility to protect Nonpublic Customer Information.

Managers and supervisors shall ensure that our Privacy Policies and Procedures are reviewed with all new individuals at T. Rowe Price to ensure sensitivity to our Policies. Particular attention should be given to any temporary or part-time workers and consultants to ensure that they are educated to the critical importance of protecting confidential information. Managers and supervisors shall regularly review the operations of their business units to identify potential exposure for breaches of our Privacy Policies and communicate appropriate remedies to applicable individuals as an integral part of the continuing education of such individuals.

WHAT IS NONPUBLIC CUSTOMER INFORMATION?

Nonpublic Customer Information comprises virtually all the information that a customer supplies to T. Rowe Price as well as the information that T. Rowe Price otherwise obtains or generates in connection with providing financial products or services to that customer. Accordingly, the existence of the customer relationship (E.G., customer lists), the contents of any account application (including but not limited to the customer's name, address, social security number, occupation, beneficiary information and account number), the customer's account balance, securities holdings and the customer's transaction history would all be Nonpublic Customer Information that T. Rowe Price considers to be confidential.

METHODS BY WHICH WE PRESERVE CONFIDENTIALITY

Each Business Unit Head has responsibility with respect to his or her business unit to establish procedures whereby the confidentiality of Nonpublic Customer Information is preserved. Such procedures should address access to and safeguards for Nonpublic Customer Information based upon the business unit's operations, access to, and handling of such information. The procedures should address safeguards relating to administrative, technical, and physical access to Nonpublic Customer Information.

    ACCESS TO INFORMATION

        Nonpublic Customer Information can be used and stored in many forms (E.G., on paper, as computer records, and in conversations stored as voice recordings). All possible methods for conveying such information must be evaluated for the potential of inappropriate disclosure. Only authorized individuals, who are trained in the proper handling of Nonpublic Customer Information, are permitted to have access to such information. Additionally, managers and supervisors shall limit access to Nonpublic Customer Information to those individuals who need access to such information to support their respective job functions. Situations where excessive or inappropriate access to or exposure of Nonpublic Customer Information is identified should be remediated.

                                       8-2

        COMPUTER ACCESS

        Managers and supervisors of respective business units are responsible for making judgments and decisions with regard to the use of Nonpublic Customer Information including decisions as to who shall have computer access to such information.

        In general, managers and supervisors shall instruct Enterprise Security to restrict access to any system that maintains Nonpublic Customer Information to authorized individuals who need access to support their respective job functions. System access, or changes to such access, shall be submitted in the format directed by Enterprise Security and authorized by the appropriate business unit manager or supervisor. Managers and supervisors are also responsible for notifying Enterprise Security, in a timely manner, that an employee, consultant or temporary worker has left the firm so that access may be suspended. This is especially important for temporary staff who are contracted independent of Human Resources and/or one of the on-site temporary agencies. Managers and supervisors are hereby reminded of their obligations to prevent the use of "User IDs" of terminated employees, consultants and temporary workers to gain improper access to systems.

        In addition to system access, managers and supervisors shall review their operations to identify whether any application systems that maintain Nonpublic Customer Information should have an additional level of security, such as extra passwords. Managers and supervisors shall promptly communicate the need for additional levels of security to Enterprise Security.

        NEW BUSINESS AND SYSTEMS DEVELOPMENT

        All new business and systems application development that relates to or affects Nonpublic Customer Information must be developed with consideration to the firm's policies and procedures for safeguarding Nonpublic Customer Information. Business and systems development must be continuously reviewed for adherence to Nonpublic Customer Information protection and the prevention of unauthorized exposure of such information.

        Individuals at T. Rowe Price working on systems and processes dealing with Nonpublic Customer Information must evaluate the potential risks for breach of the confidentiality of Nonpublic Customer Information and implement safeguards that will provide reasonable protection of the privacy of such information. Please refer to the Statement of Policy with Respect to Computer Security and Related Issues in this Code for additional information on system requirements related to protection of Nonpublic Customer Information.

        SAFEGUARDING NONPUBLIC CUSTOMER INFORMATION

        To safeguard the interests of our customers and to respect the confidentiality of Nonpublic Customer Information, all individuals at T. Rowe Price shall take the following precautions:

        - Do not discuss Nonpublic Customer Information in public places such as elevators, hallways, lunchrooms or social gatherings;

                                       8-3

        - To the extent practical, limit access to the areas of the firm where Nonpublic Customer Information could be observed or overheard to individuals with a business need for being in the area;

        - Avoid using speaker phones in areas where unauthorized persons may overhear conversations;

        - Where appropriate, maintain the confidentiality of client identities by using code names or numbers for confidential projects or use aggregate data that is not personally identifiable to any customer;

        - Exercise care to avoid placing documents containing Nonpublic Customer Information in areas where they may be read by unauthorized persons and store such documents in secure locations when they are not in use (particular attention should be directed to securing the information outside of normal business hours to prevent misappropriation of the information); and

        - Destroy copies of confidential documents no longer needed for a project.

        RECORD RETENTION

        Under various federal and state laws and regulations, T. Rowe Price is required to produce, maintain and retain various records, documents and other written (including electronic) communications. All individuals at
        T. Rowe Price are responsible for adhering to the firm's record maintenance and retention policies.

        Managers and supervisors are responsible to see that all Nonpublic Customer Information maintained by their respective business units is retained in a secure location. Nonpublic Customer Information shall be secured so that access to the information is limited to those utilizing the information to support their respective job functions.

        DESTRUCTION OF RECORDS

        All individuals at T. Rowe Price must use care in disposing of any Nonpublic Customer Information. For example, confidential paper records that are to be discarded should be shredded or destroyed so that no personal information is discernable. If a significant quantity of material is involved, Report Services should be contacted for instructions regarding proper disposal.

DEALINGS WITH THIRD PARTIES

Generally, T. Rowe Price will not disclose any Nonpublic Customer Information to any third parties unless necessary to process a transaction, service an account or as otherwise permitted by law. Accordingly, absent the explicit approval of the respective manager in the business unit, individuals shall not divulge any Nonpublic Customer Information to anyone outside of the firm. For example, individuals shall not supply a third party with anything showing actual customer information for the purpose of providing a "sample" (E.G., for software testing or problem resolution) without explicit manager approval. This prohibition also bars individuals at T. Rowe Price from disclosing to members of their immediate family Nonpublic Customer Information or the existence of client relationships.

                                       8-4

At times, in an effort to obtain confidential information, third parties will assert that they are entitled to certain information pursuant to a subpoena or some other legal process or authority. Since there can be various issues which may affect the validity of such demands, no records or information concerning customers shall be disclosed unless specifically directed by the Legal Department. Any such demands for information should be promptly referred to the Legal Department.

RETENTION OF THIRD PARTY ORGANIZATIONS BY T. ROWE PRICE

Whenever we hire third party organizations to provide support services, we will require them to use our Nonpublic Customer Information only for the purposes for which they are retained and not to divulge or otherwise misuse that information. Therefore, it is imperative that in retaining such third parties, we have contractual representations from them to preserve the confidentiality of Nonpublic Customer Information and that we have adequate means to verify their compliance. Accordingly, no third party organizations shall be retained to deal with or have access to our Nonpublic Customer Information unless the Legal Department has determined that there are adequate contractual provisions in place. All non-standard contracts relating to the use of Nonpublic Customer Information should be submitted to the Legal Department for review; a standard Nondisclosure Agreement may also be used if approved by the Legal Department.

In the event a supervisor identifies a need to retain a temporary worker for work with access to Nonpublic Customer Information, the supervisor shall ensure that there are adequate safeguards established to protect confidentiality of our records. Additionally, if such temporary worker is being retained independent of the on-site temporary agencies utilized by Human Resources, the supervisor must contact the Legal Department to verify that there are adequate contractual safeguards relative to privacy. Furthermore, supervisors are responsible for identifying temporary workers, reporting their identity to Enterprise Security and to the Legal Department and seeing that such workers are familiar with the Code of Ethics, including the firm's Privacy Policies and Procedures.

POTENTIAL BREACHES OF PRIVACY

In the event that any circumstances arise where a release of Nonpublic Customer Information to anyone not authorized to receive such information has or may have occurred, the individual identifying such possible breach shall immediately report the incident to his or her supervisor, who in turn will notify the respective Business Unit Head and the Director of Compliance of Price Group. The Business Unit Head will investigate the matter and instruct T. Rowe Price personnel on what actions, if any, should be taken to remedy any breach of our Privacy Policies.

INQUIRIES FROM CUSTOMERS ABOUT PRIVACY

In light of the growing concerns that many customers have regarding privacy of their financial records, it is anticipated that many customers will have questions. To assist customers, individuals at T. Rowe Price shall be familiar with how the Privacy Policy Notice can be accessed from the firm's intranet site under Corporate/Legal/Privacy Policies and Procedures. In the event customers have questions, they shall be referred to the T. Rowe Price Privacy Policy Notice. If customers have questions regarding the internet and privacy, such customers shall be referred to the T. Rowe Price (website) Privacy Policy Notice, which is available on the intranet site as well as the firm's internet website (troweprice.com). Individuals shall offer to mail to the customer a paper copy of the Privacy Policy Notice to an address specified by the customer, if desired.

                                       8-5
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In the event a customer has questions about our policy or procedures that the customer does not consider are addressed by the Privacy Policy Notice, the customer should be referred to the respective Business Unit Head or the Legal Department.

INTERNATIONAL REQUIREMENTS

The privacy policy for the firm's international business is posted on the TRP Global website (www.trowepriceglobal.com). Internationally based subsidiaries and affiliates must comply with the U.K. Data Protection Act as it applies to their activities. If you have any questions in this area, please contact the TRP International Compliance Team.

February, 2005

                                       8-6